UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION-JULY 24, 2025

BIG 5 SPORTING GOODS CORPORATION

MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

     , 2025

Dear Stockholders of Big 5 Sporting Goods Corporation:

You are cordially invited to attend a special meeting of the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“Big 5,” the “Company,” “we,” “us” or “our”), to be held on    , 2025, at    ,    local time, at      (the special meeting and any adjournments or postponements thereof, the “Special Meeting”).

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 29, 2025, with Worldwide Sports Group Holdings LLC, a Delaware limited liability company (“Parent”); WSG Merger LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”); and, solely for purposes of Section 9.13 of the Merger Agreement, Worldwide Golf Group LLC, a Delaware limited liability company (“Guarantor” or “Worldwide”). Pursuant to and subject to the terms and conditions of the Merger Agreement (including the requisite approval of Big 5’s stockholders), Merger Sub will be merged with and into Big 5, with Big 5 surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent, Merger Sub and Guarantor are each affiliated with Capitol Hill Group (collectively, with its affiliates, “CHG”). CHG is a private investment firm founded in 1992 and is based in Bethesda, Maryland. CHG invests across various stages of company growth from early-stage venture to public equities and currently has private investments in various sectors, including brick and mortar retail, e-commerce, apparel, logistics and real estate.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of Big 5 common stock, par value $0.01 per share (the “Shares”), issued and outstanding and entitled to vote thereon as of the close of business on    , 2025 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”). The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon is required to approve the Merger Compensation Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon is required to approve the Adjournment Proposal.

If the Merger is consummated, you will be entitled to receive $1.45 in cash, without interest, for each Share that you own (unless you have properly exercised appraisal rights). Such Merger Consideration represents a premium of approximately 22% over the Share closing price of $1.19 on June 27, 2025, the last trading day before announcement of the Merger.

The Board of Directors of Big 5 (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Proposed Transaction”), including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) declared it advisable for the Company to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Proposed Transaction, including the Merger and (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Proposed Transaction, including the Merger (the preceding clauses (i) through (iv), the “Company Board Recommendation”). The Board unanimously recommends that Big 5 stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Big 5 stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. This proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into this proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Big 5 from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding Shares entitled to vote thereon as of the Record Date.

If you have questions or need assistance voting your Shares, please contact:     .

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Steven G. Miller

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated    , 2025, and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about    , 2025.

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION-July 24, 2025

BIG 5 SPORTING GOODS CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON    , 2025

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“Big 5,” the “Company,” “we,” “us” or “our”), will be held on    , 2025, at    , local time, at     , or at any adjournment or postponement thereof. The Special Meeting is being held for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement” or “Agreement”), dated as of June 29, 2025, by and among Big 5; Worldwide Sports Group Holdings LLC, a Delaware limited liability company (“Parent”); WSG Merger LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”); and, solely for purposes of Section 9.13 of the Merger Agreement, Worldwide Golf Group LLC, a Delaware limited liability company (“Guarantor” or “Worldwide”), pursuant to which Merger Sub will be merged with and into Big 5, with Big 5 surviving as a wholly owned subsidiary of Parent (the “Merger”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger; and

3.

To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting (the special meeting and any adjournments or postponements thereof, the “Special Meeting”).

Only stockholders of record as of the close of business on    , 2025 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board unanimously recommends that you vote:

1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2.

“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

3.

“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Big 5 common stock, par value $0.01 per share (“Shares”), that you own. Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Shares as determined by the

Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Big 5 before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Very truly yours,

Steven G. Miller

President and Chief Executive Officer

El Segundo, California

    , 2025

YOUR VOTE IS VERY IMPORTANT!

If your Shares are registered directly in your name: If you are a stockholder of record, you may grant a proxy to vote your Shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each such method is generally available 24 hours a day and will ensure that your proxy to vote your Shares is confirmed and posted immediately. To grant a proxy to vote your Shares:

1.	BY INTERNET

a.	Go to the website indicated on your proxy card, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on , the day preceding the Special Meeting.

b.	Please have the control number listed on your proxy card available to verify your identity and create an electronic proxy.

c.	Follow the simple instructions provided.

2.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free the number indicated on your proxy card, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on , 2025, the day preceding the Special Meeting.

b.	Please have the control number listed on your proxy card available to verify your identity.

c.	Follow the simple instructions provided.

3.	BY MAIL

a.	Mark, sign and date your proxy card.

b.	Return it so that it is received prior to the start of the Special Meeting in the postage-paid envelope provided.

If your Shares are held in the name of a bank, broker or other nominee: You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your Shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning Shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the Shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you hold your Shares through a bank, broker or other nominee, you must obtain from such nominee a valid “legal proxy” issued in your name in order to vote at the Special Meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Shares, please contact our proxy solicitor or us by using the contact information provided below:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

(877) 687-1873

or

Big 5 Sporting Goods Corporation

2525 El Segundo Blvd.

El Segundo CA 90245

(310) 536-0611

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the special meeting (together with any adjournments or postponements thereof, the “Special Meeting”), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into Big 5 (as defined below), with Big 5 surviving as a wholly owned subsidiary of Parent (as defined below) (the “Merger”). Please refer to the “Summary” beginning on page 11 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Big 5,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Big 5 Sporting Goods Corporation. Throughout this proxy statement we refer to Worldwide Sports Group Holdings LLC as “Parent,” WSG Merger LLC as “Merger Sub” and Worldwide Golf Group LLC as “Guarantor” or “Worldwide.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of June 29, 2025, as it may be amended from time to time, by and among Parent, Merger Sub, Guarantor and Big 5, as the “Merger Agreement.”

Q:	Why am I receiving these materials?

A:

On June 29, 2025, Big 5 entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned direct subsidiary of Parent, with and into Big 5, with Big 5 surviving the Merger as a wholly owned subsidiary of Parent. The board of directors of Big 5 (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of the issued and outstanding shares of Big 5 common stock, par value $0.01 per share (the “Shares”), in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Big 5 by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the holders of a majority of the Shares issued and outstanding and entitled to vote thereon as of the Record Date (as defined below) and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into Big 5, with Big 5 surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Shares will no longer be publicly traded and will be delisted from the Nasdaq Stock Market LLC (“Nasdaq”). In addition, the Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Big 5 will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will I receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive $1.45 in cash, without interest (the “Merger Consideration”), for each Share that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 Shares as of the Effective Time, you will receive $145 in cash in exchange for your Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the Surviving Corporation (as defined below) or in Parent as a result of the Merger.

Q:

How does the Merger Consideration compare to the market price of the Shares prior to the public announcement that Big 5 entered into the Merger Agreement? How does the Merger Consideration compare to the market price of the Shares as of a recent trading date?

A:	The Merger Consideration represents a premium of approximately 22% over the Share closing price of $1.19 on June 27, 2025, the last trading day before announcement of the proposed transaction. On ,

2025, the last practicable day before the printing of this proxy statement, the closing price of the Shares on Nasdaq was $ per share. You are encouraged to obtain current market quotations for the Shares.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on , 2025, at , local time, at , or at any adjournment or postponement thereof.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

The Merger Proposal

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q:	Who is entitled to vote at the Special Meeting?

A:

Only holders of record of the Shares as of the close of business on     , 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were      Shares issued and outstanding. Each issued and outstanding Share on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the Shares issued and outstanding and entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal?

A:

In reaching its decision to unanimously approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement.

Q:	What is a quorum and how many Shares are needed to constitute a quorum?

A:

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of one-third (1/3) in the voting power of the Shares entitled to vote at the Special Meeting, either present in person, present by means of remote communication in any manner or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our Second Amended and Restated Bylaws (“Bylaws”), the person presiding over the meeting shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided under our Bylaws until a quorum is present or represented.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting (regardless of whether you indicate how you wish to vote), your Shares will be counted for purposes of determining the presence of a quorum. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Shares will result in such Shares not being counted for purposes of determining the presence of a quorum. However, if you hold the Shares in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will be voted in accordance with the Board’s recommendations on any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q:

What vote is required to approve the proposal to approve certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger?

A:

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Special Meeting by the holders entitled to vote thereon is required to approve the Merger Compensation Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Merger Compensation Proposal. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Shares will not have any effect on the Merger Compensation Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Merger Compensation Proposal.

Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either the Company or Parent or their respective affiliates. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation that is contractually required to be paid will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Big 5’s stockholders on the Merger Compensation Proposal.

Q:	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A:

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Special Meeting by the holders entitled to vote thereon is required to approve the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Shares will not have any effect on the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Adjournment Proposal.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, with the Company continuing as the Surviving Corporation in the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, Big 5 and its stockholders, (ii) declared it advisable for Big 5 to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by Big 5 of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend that Big 5’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then grant your proxy electronically on the Internet or by telephone, or sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, so that your Shares can be voted at the Special Meeting. If you hold your Shares in “street name,” please refer to the voting instruction form(s) provided by your bank, broker or other nominee to vote your Shares. Please do not send your stock certificates with your proxy card.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your Shares are registered in your name with our transfer agent, Computershare, Inc. (“Computershare”)), there are four ways to cause your Shares to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy;

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	by attending the Special Meeting and voting in person by ballot.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your Shares.

If your Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Shares. Without those instructions, your Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding Shares as a stockholder of record and as a beneficial owner?

A:

If your Shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Big 5.

If your Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	Will my Shares held in “street name” or another form of record ownership be combined for voting purposes with Shares I hold as the stockholder of record?

A:

No. Because any Shares you may hold in “street name” will be deemed to be held by a different stockholder than any Shares you hold as the stockholder of record, any Shares held in “street name” will not be combined for voting purposes with the Shares you hold as the stockholder of record. Similarly, if you own Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my Shares in “street name,” will my bank, broker or other nominee vote my Shares for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Shares. Without such instructions, your Shares will not be voted at the Special Meeting. Although we do not expect any broker non-votes to occur at the Special Meeting, a broker non-vote, if any, will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Proposal is based on the total number of Shares issued and outstanding as of the close of business on the Record Date, not just the Shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time by:

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Shares and returning it to us by mail prior to the start of the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on , 2025, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on , 2025, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your Shares in “street name,” and you have instructed a broker, bank or other nominee to vote your Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person (a “proxy”) to vote your Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Shares is called a “proxy card.” The Board has designated each of Steven G. Miller, Chief Executive Officer and President, Barry D. Emerson, Chief Financial Officer, and Ian R. Landgreen, General Counsel and Corporate Secretary, or any of them, with full power of substitution, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the Shares voted?

A:

Regardless of the method you choose to grant a proxy to vote your Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. All stockholders of Big 5 as of the Record Date may attend the Special Meeting and vote in person. Stockholders will need to present proof of ownership of Big 5 common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. Even if you plan to attend the Special Meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my Shares before consummation of the Merger?

A:

If you sell or transfer your Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Shares and each of you notifies Big 5 in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Shares, but you will have retained your right to vote these Shares at the Special Meeting. Even if you sell or otherwise transfer your Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the Merger Consideration to which I am entitled?

A:

If you hold your Shares, other than Restricted Shares (as defined in the Merger Agreement), in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates, to an exchange agent to be designated by Parent in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your Shares, other than Restricted Shares, in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such Book-Entry Shares (as defined below). If your Shares, other than Restricted Shares, are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Shares in exchange for the Merger Consideration.

Q:	Should I send in my stock certificate(s) now or other evidence of ownership now?

A:	No. Please do not send in your stock certificates or other documents evidencing ownership of Shares now or with your proxy card.

Q:	I do not know where my stock certificate is. How will I get the Merger Consideration for my Shares?

A:

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement and approval of the Merger by the holders of a majority of the Shares issued and outstanding and entitled to vote thereon as of the Record Date and certain other conditions.

We currently anticipate that the Merger will be consummated in the second half of 2025, subject to the satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Big 5 and Parent, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on Big 5?

A:

The Shares are currently registered under the Exchange Act, and are listed on Nasdaq under the symbol “BGFV.” As a result of the Merger, Big 5 will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. As soon as reasonably practicable following the consummation of the Merger, the Shares will cease trading on and be delisted from Nasdaq and will be deregistered under the Exchange Act, and Big 5 will no longer be required to file periodic reports with the SEC.

Q:	Why am I being asked to vote on the Merger Compensation Proposal?

A:

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the Merger Compensation Proposal at the Special Meeting?

A:

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on Big 5 or Parent or their respective affiliates. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to Company Stockholder Approval (as defined below). Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation that is contractually required to be paid will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Big 5’s stockholders on the Merger Compensation Proposal.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Big 5 stockholders will not receive any payment for their Shares pursuant to the Merger Agreement. Instead, Big 5 will remain a public company, the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Parent a termination fee of $2,000,000 upon the termination of the Merger Agreement (the “Termination Fee”), including if the Board changes its recommendation to Big 5 stockholders to vote “FOR” the Merger Proposal, or we enter into an alternative transaction with respect to a Superior Offer (as defined below), as further described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement.

Additionally, Parent may be required to pay us a termination fee of $3,000,000 under specified circumstances (the “Parent Termination Fee”), including due to an uncured material breach of the Merger Agreement by Parent, or the failure of Parent to close the Merger following the satisfaction or waiver of all of the closing conditions to the Merger (other than those conditions that by their nature are to be satisfied as of immediately prior to the Effective Time, but subject to such conditions being able to be satisfied or waived at or prior to the Effective Time).

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of Big 5 stockholders generally?

A:

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered such potential interests, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Big 5 in the Merger” beginning on page 55 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

We will bear the cost of the solicitation of proxies. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $40,000 plus expenses, with an additional $40,000 payable upon obtaining the Company Stockholder Approval (as defined below). We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four Business Days (defined below) of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 101 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to Big 5 stockholders of the exchange of Shares for cash pursuant to the Merger?

A:	The exchange of the Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal

Income Tax Consequences of the Merger to Holders of Shares” beginning on page 64 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares” beginning on page 64 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You should consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares” beginning on page 64 of this proxy statement.

Q:	What will the holders of Company Equity Awards receive in the Merger?

A:

The Merger Agreement provides that, effective as of the Effective Time, Company Options, Company RSU Awards and Company Restricted Shares (each as defined below, collectively, the “Company Equity Awards”) that are outstanding immediately prior thereto will be treated in the following manner in connection with the Merger. For additional information regarding the treatment of Company Equity Awards, see “The Merger Agreement—Treatment of Company Equity Awards” beginning on page 69 of this proxy statement.

•

Treatment of Company Options. Each outstanding option to purchase Shares (each, a “Company Option”) will be automatically canceled and converted into the right to receive an amount in cash (without interest), if any, equal to (i) the product obtained by multiplying (x) the number of Shares underlying such Company Option, by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, less (ii) any applicable withholding taxes. For the avoidance of doubt, if the exercise price payable in respect of a Share underlying a Company Option equals or exceeds the Merger Consideration, such Company Option will be canceled for no consideration.

•

Treatment of Company RSUs. Each outstanding award of restricted stock units covering Shares (each, a “Company RSU Award”) will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the (i) the product of (x) the Merger Consideration and (y) the number of Shares underlying such Company RSU Award, less (ii) any applicable withholding taxes.

•

Treatment of Company Restricted Shares. Each outstanding Share that is issued under any Company Equity Plan (as defined in the Merger Agreement) or otherwise that is unvested and subject to vesting or transfer restrictions (each, a “Company Restricted Share”) will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the Merger Consideration plus any unpaid dividends that accrued on such Company Restricted Share prior to the Effective Time, less any applicable withholding taxes.

Q:	Am I entitled to appraisal rights instead of receiving the Merger Consideration for my Shares under the DGCL?

A:

Yes. As a holder of record or beneficial owner of the Shares, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders and beneficial owners of the Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Big 5 before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if your Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction form. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction form that you receive to ensure that all of your Shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Shares held through brokerage firms. If your family has multiple accounts holding Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Shares, please contact our proxy solicitor or us at the contact information provided below:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

(877) 687-1873

or

Big 5 Sporting Goods Corporation

2525 El Segundo Blvd.

El Segundo CA 90245

(310) 536-0611

If your broker, bank or other nominee holds your Shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 101 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 24)

Big 5 Sporting Goods Corporation

The Company is a leading sporting goods retailer in the western United States. The Company provides a full-line product offering in a traditional sporting goods store format, with a product mix that includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, home recreation, tennis, golf, and winter and summer recreation. The Company is a holding company which conducts business through Big 5 Corp., a 100%-owned subsidiary. The Shares are listed on Nasdaq under the symbol “BGFV.” See “The Companies—Big 5 Sporting Goods Corporation” beginning on page 24 of this proxy statement.

Additional information about Big 5 is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 101 of this proxy statement.

Worldwide Sports Group Holdings LLC

Parent was formed on June 13, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of debt and equity financing in connection with the Merger. Parent is a direct, wholly owned subsidiary of Capitol Hill Group (“CHG”).

WSG Merger LLC

Merger Sub was formed on June 13, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the debt and equity financing in connection with the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent. Upon consummation of the Merger, Merger Sub will cease to exist.

Worldwide Golf Group LLC

Guarantor is a multi-brand specialty golf retail and e-commerce company founded in 1963 and is based in Santa Ana, California. Guarantor operates over 100 specialty retail stores and partner locations, several logistics facilities and multiple ecommerce sites in the United States and Canada.

Capitol Hill Group

CHG is a private investment firm founded in 1992 and is based in Bethesda, Maryland. CHG invests across various stages of company growth from early-stage venture to public equities and currently has private investments in various sectors, including brick and mortar retail, e-commerce, apparel, logistics and real estate.

The Special Meeting (page 25)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on      2025, at      , local time, at     , or at any adjournment or postponement thereof.

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 91)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Big 5, with Big 5 surviving the Merger as a wholly owned subsidiary of Parent and that, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than (1) Shares held by Big 5, Parent or any wholly-owned subsidiary of Big 5 or of Parent, or (2) any stockholder or beneficial owner who has properly exercised his, her or its appraisal rights) will be automatically canceled and converted into the right to receive the Merger Consideration.

Following the Merger, the Shares will no longer be publicly listed and traded on Nasdaq, and existing Big 5 stockholders will cease to have any ownership interest in Big 5.

Record Date; Shares Entitled to Vote; Quorum (page 25)

You are entitled to receive notice and to vote at the Special Meeting if you owned the Shares as of the close of business on the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of one third (1/3) of the voting power of our issued and outstanding Shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting, permitting Big 5 to transact business at the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes (page 26)

Each Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the holders of a majority of the Shares issued and outstanding and entitled to vote thereon as of the Record Date to vote “FOR” the Merger Proposal. A failure to vote your Shares for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Shares on the Merger Proposal will have the same effect as voting “AGAINST” the Merger Proposal.

As of the Record Date, there were      Shares issued and outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 47)

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, with the Company continuing as the Surviving Corporation in the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, Big 5 and its stockholders, (ii) declared it advisable for Big 5 to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by Big 5 of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend that Big 5’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The Board unanimously recommends that Big 5 stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Big 5 stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Moelis & Company LLC (page 48)

At the meeting of the Board on June 29, 2025 to evaluate and approve the Merger contemplated by the Merger Agreement, Moelis & Company LLC, the Company’s financial advisor with respect to the transactions contemplated by the Merger Agreement (“Moelis”), delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 29, 2025, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Merger Consideration to be received by the holders of the Company common stock (other than (x) shares held by the Company (or held in the Company’s treasury), Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or the Company, (y) shares as to which the holder has properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) and (z) shares issued under any Company Equity Plan (as defined in the Agreement) or otherwise that is unvested and subject to vesting or transfer restrictions (collectively, for purposes of Moelis’ opinion, the “Excluded Shares”)), in the Merger was fair, from a financial point of view, to such holders.

The full text of Moelis’ written opinion dated June 29, 2025, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to the holders of the Company common stock, other than the Excluded Shares, of the Merger Consideration to be received by such holders in the Merger, and does not address the Company’s underlying business decision to engage in the transactions contemplated by the Merger Agreement or the relative merits thereof as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the transactions contemplated by the Merger Agreement or any other matter.

Certain Effects of the Merger on Big 5 (page 34)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Big 5, with Big 5 surviving as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Big 5 as the Surviving Corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur (if it occurs) upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Parent may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger (the “Closing”) occurs.

Effect on Big 5 if the Merger Is Not Consummated (page 34)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Big 5 stockholders will not receive any payment for their Shares pursuant to the Merger Agreement. Instead, Big 5 will remain a public company, the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Big 5 may be required to pay Parent a Termination Fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement. Additionally, a reverse termination fee may be payable by Parent to Big 5 in the event that the Merger Agreement is terminated under specified circumstances, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Shares would return to the price at which such Shares trade as of the date of this proxy statement.

Merger Consideration (page 35)

In the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically, without any action by the holders of such Shares, be converted into the right to receive the Merger Consideration, and each holder of a Share represented by a certificate (“Certificates”) or non-certificated and represented by book-entry (“Book-Entry Shares”), which immediately prior to the Effective Time represented Shares, will cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration. As described further under “The Merger Agreement—Payment for Shares” beginning on page 70 of this proxy statement, prior to the Closing Date, Parent will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with an exchange agent designated by Parent that is reasonably acceptable to Big 5 (the “Exchange Agent”) (which amount will not include any amounts payable to the holders of Company Equity Awards). As soon as practicable after the Effective Time, holders of Certificates will receive a letter of transmittal instructing them to send their Certificates to the Exchange Agent in order to receive the Merger Consideration for each Share represented by such Certificates.

Each Share issued and outstanding immediately prior to the Effective Time that is held by Big 5, Parent, Merger Sub, or by any direct or indirect wholly owned subsidiary of Big 5, Parent or Merger Sub will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time (collectively, “Canceled Shares”).

Further, any Shares that are issued and outstanding and held by Big 5 stockholders (or held in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Shares) as of immediately prior to the Effective Time who are entitled to demand and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Shares in compliance in all respects with Section 262 of the DGCL (“Section 262”) (collectively, “Dissenting Shares”) will not be converted into, or represent the right to receive, the Merger Consideration, and the holders thereof will be entitled only to such rights as are granted by Section 262. See “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Big 5 stockholder as a result of the Merger (except that any holder of Dissenting Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in Parent or the Surviving Corporation.

Treatment of Company Equity Awards (page 69)

The Merger Agreement provides that, effective at the Effective Time, Company Equity Awards that are outstanding immediately prior to the Effective Time will be treated in the following manner in connection with the Merger. For additional information regarding the treatment of Company Equity Awards, see “The Merger Agreement—Treatment of Company Equity Awards” beginning on page 69 of this proxy statement.

Treatment of Company Options. At the Effective Time, each outstanding Company Option will be automatically canceled and converted into the right to receive an amount in cash (without interest), if any, equal to (i) the product obtained by multiplying (x) the number of Shares underlying such Company Option, by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, less (ii) any applicable withholding taxes. For the avoidance of doubt, if the exercise price payable in respect of a Share underlying a Company Option equals or exceeds the Merger Consideration, such Company Option will be canceled for no consideration.

Treatment of Company RSUs. At the Effective Time, each outstanding Company RSU Award will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the (i) product of (x) the Merger Consideration and (y) the number of Shares underlying such Company RSU Award, less (ii) any applicable withholding taxes.

Treatment of Company Restricted Shares. At the Effective Time, each outstanding Company Restricted Share will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the Merger Consideration plus any unpaid dividends that accrued on such Company Restricted Share prior to the Effective Time, less any applicable withholding taxes.

Interests of the Directors and Executive Officers of Big 5 in the Merger (page 55)

In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that members of the Board and Big 5’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Big 5 stockholders generally. The members of the Board were aware of these potential interests and considered such potential interests at the time they approved the Merger Agreement and in making their recommendation that the Big 5 stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to:

•

each member of the Board and each of Big 5’s executive officers holds outstanding Company Equity Awards. All such equity awards outstanding as of the date of this proxy statement will be afforded the treatment described above under “—Treatment of Company Equity Awards.”

•

certain of Big 5’s executive officers are party to preexisting employment agreements or change of control severance agreements, as applicable, that provide for severance payments and benefits upon a qualifying termination of employment that occurs in connection with a change in control (including the Merger); and

•	continued indemnification in favor of the current and former directors and officers of Big 5, as well as certain obligations related to maintenance of directors’ and officers’ liability insurance.

For additional information on the potential interests of members of the Board and Big 5’s executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Big 5 in the Merger” beginning on page 55 of this proxy statement.

Financing of the Merger (page 58)

There is no financing condition to the consummation of the Merger. Parent intends to fund the amounts necessary through a combination of the following: Debt Financing (as defined below) of up to $175,000,000 to be provided by the Debt Financing sources; equity contributed by Parent; available cash of the Company and its subsidiaries; and cash available from other funding sources.

Concurrently with the execution of the Merger Agreement, Parent entered into (i) a debt commitment letter pursuant to which certain debt financing sources have committed, severally and not jointly and severally, to provide to Parent, as initial borrower, a senior asset-based revolving credit facility in an aggregate amount of up to $110,000,000 and (ii) a debt commitment letter pursuant to which certain debt financing sources have committed, severally and not jointly and severally, to provide Parent, as initial borrower, an asset-based term loan credit facility in an aggregate amount of up to $65,000,000 in each case on the terms and subject to the conditions set forth in the debt commitment letters. Parent has represented to the Company that the committed Debt Financing, when funded in full in accordance with the commitment letters, together with any available cash of the Company and its subsidiaries, cash on hand and cash available from other funding sources, will provide sufficient funds to pay the amounts required to be paid by Parent or Merger Sub on the Closing Date.

For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 58 of this proxy statement.

Appraisal Rights (page 60)

If the Merger is consummated, individuals, entities or governmental bodies (“Persons”) who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of the Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Shares and (v) in the case of a beneficial owner, a Person who (a) reasonably identifies in his, her or its demand the holder of record of the Shares for which the demand is made, (b) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provides an address at which such beneficial owner consents to receive notices given by Big 5 and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement), will be entitled to receive the fair value of his, her or its Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any Person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares (page 64)

The receipt of cash for the Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder’s Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of the Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares” beginning on page 64 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change (page 79)

From the date of the Merger Agreement until the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time, Big 5 and each of its subsidiaries will cause its directors, officers and other representatives to immediately cease and terminate any solicitation, encouragement, discussions or negotiations with or provision of any information to any Person regarding an Acquisition Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement) or that could be reasonably expected to lead to an Acquisition Proposal.

Further, from the date of the Merger Agreement until the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time, Big 5 and each of its subsidiaries will not, and will cause its directors and officers or other representatives not to, directly or indirectly:

•

continue any solicitation, knowing encouragement, discussions or negotiations with any Person (other than Parent or Merger Sub) with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•

solicit, initiate, or knowingly encourage or facilitate, (including by way of furnishing information) any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than Parent or Merger Sub) with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•

approve, adopt, recommend or enter into any letter of intent, acquisition agreement or similar agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; or

•

waive, amend, modify or terminate any provision of, or grant permission under, or fail to enforce, any confidentiality or standstill provision in any agreement to which the Company or any of its subsidiaries is a party or take any action to exempt any Person (other than Parent or Merger Sub) from the restrictions on “business combinations” or any similar provision contained in applicable takeover laws or the organizational and other governing documents of the Company or any of its subsidiaries (except if doing so would be inconsistent with the Board’s fiduciary duties under applicable law and in such a case the Company may, with prior written notice to Parent, waive such a provision to the extent necessary to permit a third party to make an Acquisition Proposal on a confidential basis).

Notwithstanding the foregoing, if before obtaining the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon as of the Record Date in favor of the Merger Proposal (the “Company Stockholder Approval”), Big 5 or any of its representatives has received an unsolicited Acquisition Proposal from any Person that did not result from a material breach of Big 5’s obligations related to non-solicitation as set forth in the Merger Agreement, then if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, (i) that such Acquisition Proposal constitutes or would reasonably likely to lead to a Superior Offer (as defined and described under “The Merger Agreement—Other Covenants and Agreements-No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement) and (ii) that the failure to take action would be inconsistent with its fiduciary duties under applicable law, then Big 5 may, subject to certain requirements:

•

furnish information with respect to the Company and its subsidiaries to such Person (provided that the Company shall substantially concurrently provide or make available to Parent any non-public information concerning the Company that is provided to such Person and which was not previously provided or made available to Parent and the Company shall have entered into an Acceptable Confidentiality Agreement (as defined below) with such Persons); and

•	engage and otherwise participate in discussions or negotiations with such Person or regarding such Acquisition Proposal.

Before obtaining the Company Stockholder Approval, the Board, in response to (i) the receipt of a written unsolicited Acquisition Proposal after the date of the Merger Agreement that did not result from a material breach of Big 5’s obligations related to non-solicitation as set forth in the Merger Agreement, or (ii) the occurrence of an Intervening Event (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement), may effect a Company Adverse Recommendation Change (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement) or, in the case of clause (i) above and subject to compliance with certain procedures specified in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement.

However, the Board is not permitted to take the actions described in the paragraph immediately above unless, among other things, (i) the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (ii) in the case of receipt of an Acquisition Proposal, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Offer, (iii) Big 5 provides written notice to Parent at least four (4) days excluding Saturdays and Sundays or other day on which banks in the City of New York are authorized or required by legal requirements to be closed (“Business Days”) prior to effecting a Company Adverse Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor, (iv) Big 5 negotiates in good faith (to the extent Parent desires to negotiate) during such four (4) Business Day period to make such Acquisition Proposal cease to constitute a Superior Offer and obviate the basis for a Company Adverse Recommendation Change, as applicable, and (v) no earlier than the end of such four (4) Business Days period, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel), after considering any amendments to the Merger Agreement proposed by Parent during such four (4) Business Day period, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Offer). In the event of any material change to the material terms or conditions of such Acquisition Proposal or the facts and circumstances relating to such Intervening Event, Big 5 must provide written notice to Parent at least two (2) Business Days prior to effecting a Company Adverse Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor and, if requested by Parent, negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such period to make such Acquisition Proposal cease to constitute a Superior Offer and obviate the basis for a Company Adverse Recommendation Change, as applicable.

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on making a Company Adverse Recommendation Change, approving or recommending a Superior Offer, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Offer, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement.

Conditions to the Merger (page 86)

The respective obligations of Big 5, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, if permitted by applicable legal requirements, waiver by mutual consent of Big 5, Parent and Merger Sub) as of the Closing of each of the following conditions:

•	the Company Stockholder Approval shall have been obtained; and

•

the absence of any legal requirement that temporarily or permanently prevents, prohibits or makes illegal the consummation of the Merger and the absence of any temporary restraining order, preliminary or permanent injunction or final judgment preventing the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, if permitted by applicable legal requirements, waiver by mutual consent of Parent and Merger Sub) as of the Closing of each of the following conditions:

•

except for any inaccuracies that are, in the aggregate, de minimis, certain specified representations and warranties made by Big 5 in the Merger Agreement with respect to the capitalization of Big 5 being true and correct as of the date of the Merger Agreement and as of the Effective Time as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties made by Big 5 in the Merger Agreement with respect to corporate organization, charter and bylaws, authority and binding nature of the Merger Agreement, brokers and other advisors, the opinion of Big 5’s financial advisors, takeover laws, and certain specified representations and warranties with respect to the capitalization of Big 5 (without giving effect to any materiality or Material Adverse Effect (as defined in the Merger Agreement) qualifications in such representations and warranties) being accurate in all material respects as of the date of the Merger Agreement and as of the Effective Time as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties made by Big 5 (other than those referred to in the two bullets above) being accurate (without giving effect to any materiality and Material Adverse Effect qualifications in such representation and warranties) as of the date of the Merger Agreement and as of the Effective Time as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect;

•	Big 5 having complied with or performed in all material respects the agreements and covenants required to be performed, or complied with, under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of any event, occurrence, circumstance, change or effect which has had a Material Adverse Effect;

•

the Inventory (as defined in the Merger Agreement) (valued at lower of cost or market on a first in first out basis) as of two (2) Business Days prior to the Effective Time being equal or greater than the Inventory Threshold Requirement (as defined in the Merger Agreement); and

•

the receipt by Parent and Merger Sub of a certificate executed on behalf of Big 5 by an executive officer of Big 5, certifying (i) the conditions described in the preceding seven bullets have been satisfied and (ii) the amount of the Inventory (valued at lower of cost or market on a first in first out basis) as of two (2) Business Days prior to the Effective Time.

The obligations of Big 5 to consummate the Merger are subject to the satisfaction (or, if permitted by applicable legal requirements, waiver by the Company) as of the Closing of each of the following conditions:

•

the representations and warranties of Parent and Merger Sub made in the Merger Agreement being accurate (without giving effect to any materiality and Material Adverse Effect qualifications in such representations and warranties) as of the date of the Merger Agreement and as of the Effective Time as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement);

•	Parent and Merger Sub having complied with or performed in all material respects the agreements and covenants required to be performed or complied with at or prior to the Effective Time; and

•	the receipt by Big 5 of a certificate executed on behalf of Parent by an executive officer of Parent certifying that the conditions described in the preceding two bullets have been satisfied.

Termination (page 87)

The Merger Agreement may be terminated prior to the Effective Time (notwithstanding any Company Stockholder Approval) (with any termination by Parent also being an effective termination by Merger Sub) as follows:

•	by mutual written agreement of Big 5 and Parent;

•	by either Big 5 or Parent, if:

•

the Closing has not occurred on or prior to 11:59 p.m. Eastern Time, on November 26, 2025 (as such date may be extended pursuant to the terms of the Merger Agreement, the “End Date”), provided that the terminating party’s breach of the Merger Agreement must not have been the principal cause of, or resulted in, the Merger not being consummated by the End Date;

•	a legal requirement shall have been promulgated, enacted, issued or deemed applicable to the Merger by any governmental body which prohibits or makes illegal the consummation of the Merger;

•

a governmental body of competent jurisdiction has issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger, which order, decree, ruling or other action being final and non-appealable (except that the terminating party’s breach of the Merger Agreement must not have been the principal cause of, or resulted in the issuance of such order, decree, ruling or other action and the terminating party must have used commercially reasonable efforts to remove such order, decree, ruling or other action); or

•	the Company Stockholder Approval was not obtained at the Special Meeting or any adjournment or postponement thereof;

•	by Big 5, if:

•

Parent and/or Merger Sub shall have breached any representation or warranty in the Merger Agreement or failed to perform any covenant or obligation in the Merger Agreement such that certain specified closing conditions would not be satisfied and cannot be cured by Parent and/or Merger Sub by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the Company’s written notice of such breach or failure to perform (except that Big 5 may not terminate under this bullet if the Company is in breach of the Merger Agreement such that the Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate the Merger Agreement);

•

at any time prior to obtaining the Company Stockholder Approval, Big 5 accepts a Superior Offer and enters into, substantially concurrently with such termination, a binding written definitive acquisition agreement with respect to such Superior Offer, except that the right to terminate the Merger Agreement as described in this bullet is only available if (i) Big 5 has materially complied with its obligations related to non-solicitation as set forth in the Merger Agreement and as more fully described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement and (ii) Big 5 pays to Parent the Termination Fee as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement; or

•

(i) all of Parent’s and Merger Sub’s conditions to Closing set forth in the Merger Agreement have been satisfied or waived (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, as applicable, each of which would be satisfied if the Closing were to occur at such time), (ii) Parent and Merger Sub have failed to consummate the Merger in accordance with mechanics in the Merger Agreement, (iii) following such failure, Big 5 has confirmed to Parent and Merger Sub by irrevocable written notice that Big 5 is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, (iv) Parent and Merger Sub fail to effect the Closing prior to the expiration of such three (3) Business Day period, and (v) the Merger Agreement has not otherwise been terminated at that time;

•	by Parent, if:

•

(i) the Board of Directors shall have failed to include the Company Board Recommendation (as defined below) in this proxy statement when mailed, or shall have effected a Company Adverse Recommendation Change; (ii) the Company shall have entered into any letter of intent, acquisition agreement, agreement in principle or similar document (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (“an Alternative Acquisition Agreement”); or (iii) the Board or the Company shall have willfully breached its obligations under the Merger Agreement; or

•

the Company shall have breached any representation or warranty in the Merger Agreement or failed to perform any covenant or obligation in the Merger Agreement such that certain specified closing conditions would not be satisfied and cannot be cured by Big 5 by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of Parent’s written notice of such breach or failure to perform (except that Parent may not terminate if either Parent or Merger Sub is then in breach of the Merger Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate the Merger Agreement).

Termination Fee; Certain Expenses (page 89)

Under certain circumstances, including due to the entry by Big 5 into a definitive agreement with respect to an Acquisition Proposal, Big 5 will be required to pay Parent the Termination Fee equal to $2,000,000. In addition, in connection with a termination of the Merger Agreement under specified circumstances, Parent will be required to pay Big 5 a Termination Fee equal to $3,000,000 (the “Parent Termination Fee”). For more information, please see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement.

Generally, if Parent actually receives the Termination Fee in circumstances in which it is payable by Big 5, Big 5 will have no further liability to Parent or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Big 5 actually receives the Termination Fee in circumstances in which it is payable by Parent, Parent will have no further liability to Big 5 under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 90)

Except as required in connection with the termination of the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Market Prices and Dividend Data (page 97)

The Shares have been listed on Nasdaq under the symbol “BGFV.” On June 27, 2025, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the Shares on Nasdaq was $1.19 per share. On      , 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of the Shares on Nasdaq was $    per share. You are encouraged to obtain current market quotations for Shares.

Big 5 does not currently intend to pay, nor under the Merger Agreement may Big 5 pay without the prior written consent of Parent, any cash dividends on its capital stock in the foreseeable future.

Delisting and Deregistration of Shares (page 67)

If the Merger is consummated, following the Effective Time, the Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE COMPANIES

Big 5 Sporting Goods Corporation

The Company is a leading sporting goods retailer in the western United States. The Company provides a full-line product offering in a traditional sporting goods store format, with a product mix that includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, home recreation, tennis, golf, and winter and summer recreation. The Company is a holding company which conducts business through Big 5 Corp., a 100%-owned subsidiary. The Shares are listed on Nasdaq under the symbol “BGFV.”

Additional information about the Company is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 101 of this proxy statement.

Worldwide Sports Group Holdings LLC

Parent was formed on June 13, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of debt and equity financing in connection with the Merger. Parent is a direct, wholly owned subsidiary of CHG.

WSG Merger LLC

Merger Sub was formed on June 13, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the debt and equity financing in connection with the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent. Upon consummation of the Merger, Merger Sub will cease to exist.

Worldwide Golf Group LLC

Guarantor is a multi-brand specialty golf retail and e-commerce company founded in 1963 and is based in Santa Ana, California. Guarantor operates over 100 specialty retail stores and partner locations, several logistics facilities and multiple ecommerce sites in the United States and Canada.

Capitol Hill Group

CHG is a private investment firm founded in 1992 and is based in Bethesda, Maryland. CHG invests across various stages of company growth from early-stage venture to public equities and currently has private investments in various sectors, including brick and mortar retail, e-commerce, apparel, logistics and real estate.

THE SPECIAL MEETING

We are furnishing this proxy statement to Big 5 stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on      , 2025, at     , local time, at     , or at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal. If holders of the Shares fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 68 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about    , 2025.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on      , 2025, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available from     , during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were      Shares issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our Bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of one-third (1/3) in voting power of our issued and outstanding Shares entitled to vote at the Special Meeting will constitute a quorum for Big 5 to transact business at the Special Meeting. In general, the Shares that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as the Shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. The Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes, if any, will not be included in the calculation of the number of Shares considered to be present at the Special Meeting for purposes of determining a quorum. However, if a beneficial owner of the Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will be voted in accordance with the Board’s recommendation with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Shares that are issued and outstanding as of the Record Date and entitled to vote thereon. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Special Meeting by the holders entitled to vote thereon.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Special Meeting by the holders entitled to vote thereon.

If a Big 5 stockholder fails to vote, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but it will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

If a Big 5 stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but will not be considered to be a vote cast on, and will have no effect on, the Merger Compensation Proposal or the Adjournment Proposal.

If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Shares will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Big 5 and their affiliates beneficially owned and were entitled to vote, in the aggregate, 1,625,708 Shares, which represented approximately 7.1% of the Shares issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal, although none of them is obligated to do so.

Voting; Proxies

Voting at the Special Meeting

Stockholders of record will be able to vote in person at the Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting. If you are not a stockholder of record, but instead hold your Shares in “street name” through a bank, broker or other nominee, you must provide a “legal proxy” executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the Special Meeting.

Providing Voting Instructions by Proxy

To ensure that your Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Shares Held by Record Holders

If you are a stockholder of record and your Shares are registered in your name with our transfer agent, Computershare, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number indicated on your proxy card, until 11:59 p.m. Eastern Time on      , 2025, the day preceding the Special Meeting, or via the Internet, until 11:59 p.m. Eastern time on     , 2025, the day preceding the Special Meeting, by accessing the Internet address as specified on the enclosed proxy card. Your Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to the start of the Special Meeting, your Shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Shares represented by your properly signed proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting, your Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Merger Compensation Proposal or the Adjournment Proposal.

Shares Held in “Street Name”

If your Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Shares. You may cause your Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Shares with respect to such matters. The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, your Shares will not be voted at the Special Meeting. Although we do not expect any broker non-votes to occur at the Special Meeting, broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will be voted in accordance with the Board’s recommendations with respect to any other proposal.

Revocability of Proxies

Any Person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Shares and returning it to us by mail prior to the start of the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on , 2025, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on , 2025, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Big 5 or by sending a written notice of revocation to Big 5, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Big 5 before the Special Meeting. Please note that to be effective, telephonic voting instructions must be received by our Corporate Secretary prior to 11:59 p.m. Eastern Time on      , 2025, the day preceding the Special Meeting and your new proxy card or written notice of revocation must be received by our Corporate Secretary prior to the start of the Special Meeting.

If you hold your Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Big 5 stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our Bylaws, the chairperson of the Special Meeting shall have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than thirty (30) days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, with the Company continuing as the Surviving Corporation in the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, the Company and our stockholders, (ii) declared it advisable for the Company to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend that our stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $40,000 plus expenses, with an additional $40,000 payable upon obtaining the Company Stockholder Approval. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of the Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the second half of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Big 5 and Parent, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, Persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 62.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of the Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Shares and (v) in the case of a beneficial owner, a Person who (a) reasonably identifies in his, her or its demand the holder of record of the Shares for which the demand is made, (b) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provides an address at which such beneficial owner consents to receive notices given by Big 5 and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement), will be entitled to receive the fair value of his, her or its Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any Person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request to Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 El Segundo Blvd., El Segundo,

CA 90245. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their broker, bank or other intermediary or sending a written request to Big 5 Sporting Goods Corporation at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

(877) 687-1873

or

Big 5 Sporting Goods Corporation

2525 El Segundo Blvd.

El Segundo, CA 90245

(310) 536-0611

If your broker, bank or other nominee holds your Shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “should,” “will,” “would” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the Company Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger;

•	challenging business conditions continue to negatively impact financial results and result in increasing debt levels;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Parent the Termination Fee;

•	risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, without limitation, suppliers and other business partners), operating results and business generally;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect our financial performance;

•	the amount of costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to diverting the attention of our management and employees from ongoing business operations;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger instituted against us or others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•

Big 5’s ability to implement its business strategy, including the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and

•	the risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Big 5 or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Big 5’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Big 5 can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Big 5 undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Big 5 does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Big 5

If the Merger Agreement is adopted by Big 5 stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Big 5, with Big 5 continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

The Shares are listed and trade on Nasdaq under the symbol “BGFV.” As a result of the Merger, Big 5 will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. Prior to the Effective Time, we will reasonably cooperate with Parent to delist the Shares from Nasdaq and deregister the Shares under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation or Parent.

Effect on Big 5 if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Big 5 stockholders will not receive any payment for their Shares pursuant to the Merger Agreement. Instead, Big 5 will remain a public company, the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Shares would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Big 5 will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Big 5 may be required to pay Parent a Termination Fee, and under other specified circumstances, Parent may be required to pay Big 5 the Parent Termination Fee, in each case, as further described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement.

Merger Consideration

In the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

“Canceled Shares” refers to each Share issued and outstanding immediately prior to the Effective Time that is held by Big 5, Parent, Merger Sub, or by any direct or indirect wholly owned subsidiary of Big 5, Parent or Merger Sub that shall automatically be canceled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time (collectively, “Canceled Shares”).

“Dissenting Shares” refers to each Share issued and outstanding and held by a stockholder of Big 5 (or held in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Share) as of immediately prior to the Effective Time who is entitled to demand and who has properly and validly demanded his, her or its statutory rights of appraisal in respect of such Dissenting Share in compliance in all respects with Section 262, and the holders thereof will be entitled only to such rights as are granted by Section 262. Dissenting Shares shall not be converted into, or represent the right to receive the Merger Consideration. Please see “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement for more information.

At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash (without interest), if any, equal to (i) the product obtained by multiplying (x) the number of Shares underlying such Company Option, by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, less (ii) any applicable withholding taxes. For the avoidance of doubt, if the exercise price payable in respect of a Share underlying a Company Option equals or exceeds the Merger Consideration, such Company Option will be canceled for no consideration.

At the Effective Time, each Company RSU Award outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the (i) the product of (x) the Merger Consideration and (y) the number of Shares underlying such Company RSU Award, less (ii) any applicable withholding taxes.

At the Effective Time, each Company Restricted Share outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the Merger Consideration plus any unpaid dividends that accrued on such Company Restricted Share prior to the Effective Time, less any applicable withholding taxes.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Big 5 stockholder as a result of the Merger (except that any holder of Dissenting Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in Parent or the Surviving Corporation.

Each of the Exchange Agent, the Surviving Corporation, Merger Sub, and Parent will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the Exchange Agent, the Surviving Corporation, Merger Sub, or Parent, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental body, such amounts shall be treated for all purposes under the Merger Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Background of the Merger

As part of the Company’s regular consideration and evaluation of its long-term strategic goals and plans, the Board and members of the Company’s senior management periodically review, consider, and assess the

Company’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans, with the goal of enhancing value for its stockholders. Members of the Company’s senior management and the Board also regularly assess strategic alternatives, comparing them against the risks associated with pursuing the Company’s strategic plan, including, among others, (i) the risks inherent in the retail industry generally, as well as the Company’s specific challenges with respect to growth, debt, and related concerns, (ii) continued competition, including from larger companies that might have competitive advantages from their broader commercial scope and economies of scale, and (iii) the challenges and risks associated with growing the Company organically or through strategic acquisitions. From time to time over the past several years, the Company and, at times, its advisors have had periodic discussions with third parties regarding potential strategic transactions and joint venture arrangements.

The following is a description of the material events leading up to the execution of the Merger Agreement. This summary is not intended to be a complete description of all events or negotiations that occurred in connection with the execution of the Merger Agreement.

On October 24, 2024, the Board reviewed and discussed certain forecasted financial information that had been prepared by the Company’s senior management and previously provided to the Board.

On November 13, 2024, the Company received an unsolicited written proposal from Party A, proposing to acquire all of the outstanding Shares at a price of $2.14 per Share (the “Initial Party A Proposal”). On that date, the closing price of the Shares was $1.78. The Initial Party A Proposal did not include indication of committed debt or equity financing, nor any assumptions used in arriving at its valuation for the Company.

The Company’s management reviewed the Initial Party A Proposal with the members of the Board, including the fact that the retail holiday shopping season was imminently commencing, the results from which would likely have a significant impact on the Company’s operations and annual results, as well as the Company’s near-term anticipated refinancing of its credit facility. Following these discussions, the Board instructed the Company’s management to work with Moelis, the Company’s financial advisor, and Latham & Watkins LLP (“Latham”), the Company’s legal counsel, to gather additional information from Party A to further assess the Initial Party A Proposal, including with respect to Party A’s anticipated financing and the assumptions underlying its proposal, and to keep the Board apprised of any additional information received.

On November 21, 2024, Steven G. Miller, the Company’s Chief Executive Officer, contacted representatives of Party A to solicit further information regarding the Initial Party A Proposal, and to schedule a meeting to discuss the Initial Party A Proposal in early December.

On December 3, 2024, representatives of management met with representatives of Party A to discuss the Initial Party A Proposal, as well as the Company’s near-term calendar, including the holiday shopping season and fiscal year end. The representatives of management also conveyed the Board’s request for further information from Party A regarding the Initial Party A Proposal, including with respect to evidence of Party A’s anticipated financing for a potential transaction. The parties agreed to continue discussions, and between early December 2024 and February 2025, representatives of the Company and Moelis engaged in periodic conversations with Party A to solicit additional information regarding the Initial Party A Proposal, including with respect to its anticipated financing. During that time, management provided regular updates to the Board.

On December 14, 2024, a representative of Worldwide contacted one of the Company’s Board members through a mutual contact, indicating a potential interest in engaging in discussions regarding a potential strategic transaction involving the Company, which such Board member promptly reported to the Company’s management. In December and early January, such Board member had phone calls with a representative of Worldwide to discuss Worldwide’s interest in the business. Subsequently in January, Mr. Miller had several calls with a representative of Worldwide to further discuss Worldwide’s interest in the business.

On January 14, 2025, the Company publicly announced the sales results of its fiscal 2024 fourth quarter and provided updated earnings guidance reflecting the Company’s expected net loss for the fiscal 2024 full year of $3.14 to $3.17 per basic share. The Company also announced that it ended the fiscal 2024 fourth quarter with $13.8 million of borrowings under the Company’s credit facility. On the day prior to such announcement, the closing price of the Shares was $1.77. On the day following such announcement, the closing price of the Shares was $1.68.

On January 30, 2025, the Board met, with representatives of Moelis and Latham present, to review the status of discussions with Party A and Worldwide to date, including the additional information received regarding the Initial Party A Proposal, the fact that Party A had not yet provided evidence of its anticipated financing sources in the eight (8) weeks after the Company’s management requested the financing information from Party A (and despite multiple follow-up requests for the financing information during that period), Worldwide’s continued interest in a potential strategic transaction involving the Company and recent engagement with the Company, and related timing and process considerations. At this meeting, Latham reviewed with the Board its fiduciary duties in connection with evaluating and responding to the Initial Party A Proposal, interacting with Party A and Worldwide, and considering the Company’s strategic alternatives.

On February 5, 2025, the Company received a written proposal from Worldwide, proposing to acquire all of the outstanding Shares at a purchase price of $2.40 per Share, subject to certain adjustments for net working capital and net debt (the “Initial Worldwide Proposal”). On February 10, 2025, at the request of the Company, Worldwide provided further information regarding its assumptions with respect to net working capital and net debt, as well as a due diligence plan. That same day, at the direction of the Board, representatives of Moelis consulted with representatives of Party A regarding Party A’s continued interest in a potential acquisition of the Company, which representatives of Party A confirmed.

On February 11, 2025, the Board met, with representatives of Moelis and representatives of Latham present. The Board discussed with the Company’s management and its advisors the Initial Party A Proposal and the Initial Worldwide Proposal, including the relative comparative terms thereof and the information provided to support their relative abilities to consummate the proposed transaction. The Board also discussed the lack of progress made with Party A regarding adequate evidence of available financing to effectuate the proposed transaction, as ten (10) weeks had elapsed since the initial request from the Company’s management for such financing information. Representatives of Moelis also reviewed certain preliminary financial information and data regarding the Company and the proposals, as well as the potential for adverse impacts of the Company’s unannounced year-end financial results on the proposals. The Board then discussed with the Company’s management the challenges the Company was facing regarding its ability to execute on its stand-alone plan, including its increasing debt balance, and the relative merits of exploring these strategic alternatives. The Board also discussed with the Company’s management and its advisors the relative benefits and drawbacks of considering contacting other third parties to gauge potential interest, including the relative likelihood of other parties engaging with the Company, particularly in light of the challenges facing the Company, the history of the Company’s engagement with other potential parties, the limited acquisition activity in the retail industry, and timing considerations. Following these discussions, the Board instructed the Company’s management and its advisors to encourage both parties to execute customary confidentiality agreements to allow the Company to share material nonpublic information with the parties and to facilitate due diligence. The Board also instructed the Company’s management and its advisors to continue to solicit evidence regarding Party A’s financing. The Board also instructed the Company’s management and Moelis’ representatives to contact a private equity company, Party C, which had previously expressed interest in potential strategic alternatives with the Company, following the Company’s announcement of its financial results for the fiscal year to gauge potential interest in submitting a potential proposal for a strategic transaction. During that meeting, the Board approved the formal engagement of Moelis as its financial advisor in connection with a potential transaction.

Promptly following that meeting, representatives of the Company’s management shared proposed drafts of confidentiality agreements (which included standstill provisions) with Party A and Worldwide.

In late February 2025, representatives of Moelis contacted representatives of Party C to gauge potential interest in engaging in discussions regarding a potential strategic transaction involving the Company, and Party C declined to engage in discussions.

On February 25, 2025, the Company signed a customary confidentiality agreement (with a standstill provision) with Party A. Also on February 25, 2025, the Company publicly announced the results of its fiscal 2024 fourth quarter and full year. The Company’s net loss for the fiscal 2024 full year was $69.1 million, or $3.15 per basic share, and the Company ended the fiscal 2024 fourth quarter with $13.8 million of borrowings under the Company’s credit facility. On the day prior to such announcement, the closing price of the Shares was $1.37. On the day following such announcement, the closing price of the Shares was $1.20.

On February 27, 2025, the Board met, with representatives of the Company’s management, Moelis, and Latham in attendance, to receive an update on progress with respect to the execution of confidentiality agreements with the parties. The Board also discussed the formation of a transaction committee (the “Transaction Committee”) of the Board, to assist the Board in evaluating its strategic alternatives; this committee was formed for convenience and efficiency, rather than to address any potential conflicts of interest. Following discussions, the Board formed the Transaction Committee, which was comprised of three members of the Board, including Colleen Brown, Van Honeycutt and Lily Chang, with Ms. Brown serving as the chairperson. All members of the Board were entitled to join any Transaction Committee meeting, and, unless otherwise stated, all members of the Board joined each such meeting.

On February 28, 2025, the Company signed a customary confidentiality agreement with Worldwide (with a standstill provision).

Promptly following the execution of its confidentiality agreement through April 2025, Worldwide and its consultants, advisors and lenders conducted extensive diligence of the Company’s business, including numerous meetings with the Company’s management team and touring its facilities. Party A also participated in several diligence calls with the Company regarding its operations. In early March 2025, representatives of Party A and Worldwide were both provided access to a virtual data room.

During that time, the Transaction Committee met regularly with the Company’s management and its advisors to discuss progress with respect to the due diligence processes of Party A and Worldwide and provided feedback regarding the same.

On March 18, 2025, representatives of Moelis contacted representatives of Party A, during which call Party A indicated that it had secured equity and debt commitments necessary to effectuate the transaction contemplated by its previous offer, and indicated that it would be in a position to provide such evidence in the coming weeks.

On March 19, 2025, representatives of a private investment group, Party D, contacted one of the Company’s Board members through a mutual contact, indicating a potential interest in engaging in discussions regarding a potential strategic transaction involving the Company, which such Board member promptly reported to the Company’s management.

On March 20, 2025, the Transaction Committee met with the Company’s management, with representatives of Moelis and Latham present, to receive an update on diligence by the various parties to date. At that meeting, a Board member reported to the Transaction Committee regarding the discussion with the representative of Party D. Following discussions, the Transaction Committee instructed the Company’s management to enter into a confidentiality agreement with Party D to encourage Party D to provide a proposal. The Transaction Committee also discussed potential strategies for soliciting revised proposals from the various parties to enable the Board to evaluate the proposals and seek to maximize value. Following these discussions, the Transaction Committee instructed the Company’s management and Moelis’ representatives to encourage all interested bidders to submit their revised proposals by early April, so that the Board could consider potential next steps.

On March 24, 2025, Party D signed a customary confidentiality agreement (with a standstill provision) with the Company, and representatives of Party D, including its investment banker and legal counsel, had in-person meetings with the Company’s management and Moelis. On March 26, 2025, Party D furnished a preliminary diligence request list to the Company and commenced due diligence (including receiving access to the virtual data room).

On March 27, 2025, at Party A’s request, representatives of the Company’s management met with Party A’s proposed lender to address certain questions related to the operations of the Company. On March 31, 2025, representatives of Party A indicated that the lenders were substantially complete with due diligence, and that Party A expected to provide evidence of its financing in the near term. Between March 28, 2025 and April 11, 2025, representatives of Moelis contacted representatives of Party A several times to follow up regarding the Initial Party A Proposal, including financing, but calls were not returned and no feedback was received.

Also on March 31, 2025, representatives of Party D conducted a tour of the Company’s distribution center.

On April 4, 2025, Worldwide submitted to the Company a revised written proposal, proposing to acquire all of the outstanding Shares at a purchase price of $1.30 per Share (the “Revised Worldwide Proposal”). The Revised Worldwide Proposal did not contain any proposed adjustments for net working capital or debt, but indicated that the reduction in the proposed purchase price resulted from the Company’s increased indebtedness which Worldwide estimated to be $50.0 million at Closing. The Revised Worldwide Proposal indicated that it was not subject to any financing contingency, and was conditioned upon the Company’s entry into exclusivity. On that date, the closing price of the Shares was $0.89.

On April 5, 2025, Party D submitted to the Company a preliminary term sheet, omitting the proposed valuation of the Company pending further diligence and contemplating a reverse merger, through a conditional self-tender structure (the “Initial Party D Proposal”).

On April 7, 2025, the Transaction Committee met with representatives from the Company’s management, Moelis, and Latham to discuss the Initial Party A Proposal, the Revised Worldwide Proposal and the Initial Party D Proposal, including the proposed terms contemplated thereby, and the progress made by each party to date. The Transaction Committee then discussed with the Company’s management and its advisors the relative degree of diligence conducted by lenders for Party A, Worldwide and Party D and the Transaction Committee expressed related concerns regarding the certainty of Party A’s financing. The Transaction Committee also discussed inherent challenges in, and uncertainty implied by, the transaction structure proposed by Party D, and the need for additional information from Party D, including valuation, before the Board could adequately assess the Initial Party D Proposal. The Transaction Committee also discussed potential strategies for responding to Worldwide in an effort to improve the proposed price, including communicating potential sources of value to Worldwide, including the Company’s tax net operating losses. The Transaction Committee further discussed the possibility that, over time, the Company’s indebtedness could increase further, which could affect strategic alternatives. Following these discussions, the Transaction Committee instructed representatives of Moelis to request additional information from Party D to enable the Board to evaluate its proposal, and to seek an improved price from Worldwide.

On April 8, 2025, representatives of Moelis contacted representatives of Worldwide and Party D to provide the Transaction Committee’s feedback.

Later that day, Party D submitted a revised written indication of interest, with an implied value of $1.03 per Share (the “Revised Party D Proposal”). The next day, Party D provided copies of its proposed second lien debt commitment papers contemplating the partial financing of the Revised Party D Proposal.

On April 11, 2025, Party A submitted to the Company a revised written proposal, proposing to acquire all of the outstanding Shares at a purchase price of $1.26 per Share (the “Revised Party A Proposal”). The Revised

Party A Proposal did not include committed financing papers or evidence thereof, despite providing assurances two weeks earlier that such evidence was forthcoming, and indicated that the reduction in the proposed purchase price resulted from the Company’s increased indebtedness.

On April 15, 2025, Worldwide submitted to the Company a revised written proposal, increasing the proposed purchase price to $1.45 per Share (the “Final Worldwide Proposal”). In the Final Worldwide Proposal, Worldwide indicated that the Final Worldwide Proposal was its “best and final” offer, and that the Final Worldwide Proposal was conditioned upon entry into a 45-day exclusivity period. In discussions with the Company, Worldwide indicated that the exclusivity period was a condition to Worldwide’s willingness to proceed with evaluating a potential transaction, as such condition would allow Worldwide to devote substantial resources to conducting extensive diligence, including engaging multiple consultants and advisors.

Later that day, the Transaction Committee met with representatives of the Company’s management, Moelis, and Latham to review the various proposals received. Representatives of Moelis reviewed certain preliminary financial information and data related to the Company and the proposals received. The Transaction Committee reviewed the Company’s year-to-date financial results including the Company’s underperformance relative to the forecasted financial information. The Transaction Committee then discussed the relative terms of each proposal, including price, diligence efforts by the parties and their lenders, the challenges and risks inherent in the proposed terms of the Revised Party D Proposal, the continuing lack of evidence of Party A’s financing, and Worldwide’s request for exclusivity. The Transaction Committee also revisited the benefits and drawbacks of seeking to engage with further parties, including the limited universe of other likely potential bidders, the likelihood that such outreach would result in superior offers, the overall impact of delaying the process further with the current interested parties, and the operational challenges facing the Company, including anticipated further increases to the Company’s total indebtedness and risk of interruptions in the Company’s business operations resulting from potential leaks regarding a strategic review process. The Transaction Committee also discussed different strategies for responding to the various parties, including soliciting perspectives on whether any of the parties would be prepared to improve the terms of their respective proposals. Following these discussions, the Transaction Committee instructed its advisors to seek improved terms from Party A and Party D while concurrently negotiating the terms of exclusivity with Worldwide. On that date, the closing price of the Shares was $0.83.

Following the meeting, representatives of Moelis contacted representatives of Party D and Party A to provide the feedback of the Board.

On April 21, 2025, Worldwide delivered to the Company a draft exclusivity agreement. From April 21, 2025 through April 30, 2025, representatives of the Company’s management and its advisors negotiated the terms thereof.

On April 26, 2025, representatives of Moelis reestablished contact with Party A, and reiterated the Company’s request to better understand Party A’s financing sources, and to solicit an improved price, emphasizing to the representatives of Party A the importance of responding promptly. On April 29, 2025, representatives of Party A provided the Company with draft debt and equity commitment letters, which were not consistent with customary or market terms for acquisition financing.

On April 30, 2025, representatives of Worldwide provided a proposed final draft of the exclusivity agreement, providing for a 45-day exclusivity period, subject to an automatic 15-day extension if the parties were pursuing good faith negotiations regarding the possible transaction at the end of the initial 45-day exclusivity period. The draft also provided obligations for the Company to notify Worldwide of the receipt of any competing proposal, and certain expense reimbursement rights for the benefit of Worldwide of up to $4.5 million if, during such exclusivity period, Worldwide stood ready, willing, and able to execute a definitive agreement at a price no less favorable than that contemplated by the Final Worldwide Proposal on reasonable and customary terms (including reasonably satisfactory evidence of committed capital necessary to consummate the transaction), and the Company fails to enter into such transaction. Representatives of Worldwide indicated that they would not be prepared to negotiate further on the terms of such exclusivity.

On May 1, 2025, the Transaction Committee met with representatives of the Company’s management, Moelis, and Latham present, to review the proposed terms of the exclusivity agreement. Representatives of Latham reviewed with the Transaction Committee its fiduciary duties in considering entry into the exclusivity agreement, and the Transaction Committee discussed the benefits and risks related thereto, including the Company’s continued operational changes and concerns regarding its strategic alternatives, the concerns with Party A’s proposed financing sources and lower purchase price, the likelihood of other qualified bidders engaging in the process, the risks inherent in the proposed expense reimbursement mechanic, the anticipated further increases in the Company’s indebtedness, Worldwide’s extensive diligence to date and its implications for certainty of close, and the Transaction Committee’s view that Worldwide would not engage in further discussions without the proposed exclusivity agreement. Following these discussions, the Transaction Committee recommended to the Board that the Board approved the Company’s entry into the exclusivity agreement. The Board then convened a separate meeting with representatives of the Company’s management, Moelis, and Latham present, and reviewed the topics discussed at the Transaction Committee meeting, and approved the Company’s entry into the exclusivity agreement. Promptly following that meeting, the Company executed the exclusivity agreement and Worldwide submitted its confirmatory due diligence requests. From May 1, 2025 through June 27, 2025, Worldwide and its financing sources engaged in extensive confirmatory due diligence, including in-person meetings and touring the Company’s facilities. Promptly following execution of the exclusivity agreement, in accordance with its terms, the Company terminated access to the data room for the other bidders.

On May 2, 2025, Party D submitted to the Company a revised proposal to acquire all of the outstanding Shares, through a conditional self-tender structure, at a purchase price of $1.25 per Share (the “May 2 Proposal”). In compliance with the exclusivity agreement, the Company informed Party D that it was unable to discuss the May 2 Proposal with Party D, and notified Worldwide of the May 2 Proposal.

On May 23, 2025, representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Worldwide’s legal counsel, delivered a proposed draft merger agreement to representatives of Latham. From May 23, 2025 through the signing of the Merger Agreement, the parties engaged in extensive negotiations regarding the terms thereof, including with respect to termination rights and fees, conditionality and deal certainty, the scope of covenants, and related matters. During that time, the Transaction Committee and Board met regularly to provide their perspectives and direct management and the Company’s advisors regarding open issues.

On June 9, 2025, it was communicated to Worldwide that the Company had an increasing debt balance well in excess of budget.

As of June 15, 2025, the parties confirmed that they were pursuing negotiations in good faith regarding the possible transaction, and the exclusivity period was extended for 15 days.

On June 16, 2025, Party A submitted to the Company an updated proposal to acquire all of the outstanding Shares of the Company for a purchase price of $1.81 per Share (the “June 16 Proposal”). The June 16 Proposal was based on various stale assumptions, including assumed total borrowings under the Company’s credit facility of $40 million (which was significantly below the Company’s then existing debt balance as of such date), and was based upon the same defective commitment papers that were previously provided, including debt commitment papers that, by their terms, had previously expired. Representatives of Moelis noted that the June 16 Proposal indicated an enterprise value for the Company of $80 million, which was significantly less than the enterprise value implied by the Final Worldwide Proposal of approximately $110 million. In compliance with the exclusivity agreement, the Company informed Party A that it was unable to discuss the June 16 Proposal with Party A, and notified Worldwide of the June 16 Proposal.

Later that day, the Transaction Committee met with representatives of the Company’s management, Moelis, and Latham to discuss the June 16 Proposal, as well as the progress made to date in the negotiations with Worldwide, including the favorable resolution of certain negotiated terms thereof. The Transaction Committee reviewed the June 16 Proposal in detail, noting its reliance on outdated assumptions related to the proposal, its stated enterprise value of $80 million, and the deficiencies in the debt and equity commitment papers provided. Following these discussions the Transaction Committee concluded that the June 16 Proposal, if based on current information, would have represented an implied offer price below Worldwide’s most recent offer and was lacking certainty to close given the continuing deficiencies in evidence of committed financing, and instructed the Company’s management and its advisors to continue to negotiate with Worldwide on the basis of the terms provided.

On June 27, 2025, the Board held a meeting with representatives of the Company’s management, Moelis, and Latham present. At that meeting, the Board reviewed its fiduciary duties under Delaware law with respect to the evaluation of the potential transaction with representatives of Latham. The Board also discussed with the Company’s management and its advisors the status of negotiations, including the resolution of many of the key issues since the prior meeting, as well as the remaining open issues, and the Company’s strategic alternatives. Representatives of Moelis also provided a preliminary financial analysis of the Final Worldwide Proposal offer price. Following discussion, the Board provided their perspectives on the remaining open issues, and instructed the Company’s management and its advisors to seek to resolve the remaining open issues so that the Board could consider the final proposed terms at the Board’s next meeting. On that date, the closing price of the Shares was $1.19.

Between June 27 and June 29, 2025, the parties negotiated and finalized the open issues in the Merger Agreement. As part of this resolution, among other things, the parties agreed that the termination fee payable by the Company in certain circumstances, including upon termination in connection with a Superior Offer or a Company Adverse Recommendation Change, would be reduced to $2 million, and that the termination fee payable by Parent in certain circumstances, including in the event of a failure to close, would be $3 million.

On the evening of June 29, 2025, the Board held a meeting with representatives of the Company’s management, Latham and Moelis present, to consider the approval of the proposed Merger Agreement with Parent and Merger Sub and the transactions contemplated thereby. At this meeting:

•	representatives of Latham reviewed with the Board its fiduciary duties under Delaware law in evaluating the proposed transaction;

•	the Company’s management and representatives of Latham reviewed with the Board the outcome of negotiations related to the Merger Agreement and provided a summary of the proposed terms thereof; and

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Moelis reviewed with the Board its financial analysis of the Merger Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated June 29, 2025, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Merger Consideration to be received by the holders of the Shares, other than the Excluded Shares, in the merger was fair, from a financial point of view, to such holders. For more information, see the section entitled “Opinion of the Company’s Financial Advisor.”

The Board considered various reasons to approve the Merger Agreement and the transactions contemplated thereby, including certain countervailing factors. For a detailed description of the various reasons considered by the Board, please see below under the heading “The Merger—Recommendation of the Board and Reasons for the Merger.” Representatives of the Company’s management also shared their perspectives on the proposed transaction and recommended that the Board approve the Merger Agreement. After extensive discussions, and in light of the reasons considered, and upon the recommendation of management, the Board unanimously

(i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) declared it advisable for the Company to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

On the evening of June 29, 2025, the Merger Agreement was executed. Prior to the open of U.S. stock markets on June 30, 2025, the Company and Worldwide issued a joint press release announcing the execution of the Merger Agreement.

On June 30, 2025, Party A submitted to the Company an updated proposal to acquire all of the outstanding Shares of the Company for a purchase price of $1.60 per Share (the “June 30 Proposal”). The June 30 Proposal was based on substantially the same defective commitment papers that were previously provided, including debt commitment papers that, by their terms, had previously expired. In compliance with the Merger Agreement, the Company promptly notified Worldwide of the June 30 Proposal, and, on July 3, 2025, the Company requested from Party A that Party A provide additional information with respect to the June 30 Proposal, including confirmation of certain of their assumptions, copies of current, committed commitment papers, and a proposed draft merger agreement. As of the date of this filing, Party A has not provided substantive responses to these requests.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, with the Company continuing as the Surviving Corporation in the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, Big 5 and its stockholders, (ii) declared it advisable for Big 5 to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by Big 5 of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend that Big 5’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

The Board unanimously recommends that Big 5 stockholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of Big 5’s senior management, representatives of Big 5’s legal advisor, Latham & Watkins LLP, and representatives of Big 5’s financial advisor, Moelis. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance). The Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, with the Company continuing as the Surviving Corporation in the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, Big 5 and its stockholders, (ii) declared it advisable for Big 5 to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by Big 5 of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend that Big 5’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger:

•	Premium to Market Price. The Board considered the relationship of the Merger Consideration to the price of the Shares immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Shares, including the fact that the Merger Consideration represents a premium of approximately 22% over the Share closing price of $1.19 on June 27, 2025, the last trading day before announcement of the Merger. The Board believed that the Merger Consideration represents the highest value reasonably obtainable for the Shares for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of Big 5 on a standalone basis and the recent historical market price of the Shares.

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Certainty of Value. The Board considered the all-cash nature of the Merger Consideration to be received by Big 5’s stockholders in the Merger, which would provide liquidity and certainty of value to our stockholders while avoiding exposure to business risks. Taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities, current outstanding indebtedness, projected future additional capital needs, and financial condition of Big 5, the Board weighed the certainty of realizing compelling value for the Shares by virtue of the Merger against the uncertain prospect that the trading value of the Shares would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with our business generally, including those described below and those discussed in Big 5’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 101 of this proxy statement.

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Bid Evaluation Process. The Board considered the proposals received by Big 5 from three (3) bidders and efforts of Big 5, with the assistance of representatives of Moelis, to improve such proposals at the direction of the Board. Overall, Big 5 engaged with four (4) potential bidders that might be interested in pursuing an acquisition of Big 5 and executed three (3) confidentiality agreements with the potential bidders. Big 5 also considered the fact that each of the interested bidders who executed a confidentiality agreement received substantially equal access to information, and the fact that Big 5 received multiple proposals from the various bidders. The Board also considered discussions management had in the past with potential parties regarding an acquisition of Big 5 and that those discussions had not yielded substantive offers or interest with potential parties expressing a general aversion to the retail sector, and sporting goods in particular, given several bankruptcies. The Board believed that there would be limited interest of other parties in acquiring the Company and, in light of that and the risk of interruptions in the Company’s business operations resulting from potential leaks regarding a strategic review process, the Board determined not to expand outreach to additional parties.

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Hypothetical Liquidation Alternative. The Board considered management’s estimates regarding the potential recoveries that may be available to Company stockholders in a hypothetical liquidation of the Company and believed the prospect of distributions to such stockholders in a liquidation scenario to be highly speculative. After considering discussions with management, the Board believed the merger was likely to lead to an outcome for Company stockholders that would be superior to a liquidation.

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Full and Fair Value. The Board believed that the Merger Consideration of $1.45 per Share represents full and fair value for our Shares, taking into account the Board’s familiarity with the business strategy, assets and prospects of Big 5 on a standalone basis and the relative certainty of the cash consideration payable in the Merger as compared to the risks and uncertainties of continuing on a standalone basis as an independent public company.

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Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $1.45 per Share represents the highest value reasonably obtainable for our Shares for the foreseeable future, taking into account the business, operations, prospects, business strategy, assets, liabilities, current outstanding indebtedness, projected future additional capital needs, and general financial condition of Big 5.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the remedies available to Big 5 under the Merger Agreement in the event of various breaches by Parent and Merger Sub, including specific performance under certain circumstances, the Parent Termination Fee payable to Big 5 if the

Merger Agreement is terminated in certain circumstances, and Guarantor’s financial capacity to complete an acquisition of this size and the strength of the financial commitments from its debt financing sources, which the Board believed supported the conclusion that a transaction with Guarantor and CHG could be completed relatively expeditiously and in an orderly manner.

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Moelis’s Opinion and Related Analysis. The Board considered the financial analysis regarding the Merger Consideration provided for in the Merger Agreement and reviewed with the Board by representatives of Moelis on June 29, 2025, as well as the oral opinion of Moelis rendered to the Board on June 29, 2025, which was subsequently confirmed by delivery of a written opinion dated June 29, 2025 addressed to the Board, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Moelis in preparing its opinion, the Merger Consideration to be received by the holders of the Shares (other than the Excluded Shares) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinion of Moelis & Company LLC.”

•	Arms’ Length Transaction. The Board considered the fact the Merger Agreement and the terms thereof was the result of arm’s-length negotiation between the parties.

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Company Stockholder Approval. The Board considered the fact that the Merger is subject to Big 5’s receipt of Company Stockholder Approval, and that Big 5’s stockholders are free to vote against the Merger for any reason, including if a Superior Offer were to be made prior to the Special Meeting (subject to certain limitations).

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations with the assistance of Big 5’s advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Big 5 and our stockholders. In particular:

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No Financing Condition. The Board considered the representation of Parent that Parent would have available sufficient funds for the satisfaction of all of its obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of the Merger Agreement, and that the consummation of the Merger is not subject to a financing condition. The Board also considered the fact that Guarantor has also absolutely, irrevocably and unconditionally guaranteed the due and punctual performance of the payment obligations of Parent and Merger Sub under the Merger Agreement, subject to limitations on such obligations provided in the Merger Agreement.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit Big 5 to furnish information to, and to engage in discussions with, third parties that make unsolicited Acquisition Proposals meeting certain criteria, permit the Board to change its recommendation to stockholders regarding the Merger Agreement under certain circumstances and permit Big 5 to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Offer, subject to, among other things, payment of a Termination Fee to Parent of $2,000,000, representing 5.9% of the equity value of Big 5 and only approximately 1.8% of the estimated enterprise value, in each case, based on the Merger Consideration and the outstanding indebtedness of the Company as of the signing date of the Merger Agreement, which the Board believed would not preclude interested third parties from submitting proposals. The Board further considered its ability to change its recommendation to stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Termination Fee, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis, and (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire Big 5.

•

Termination Date. The Board considered the fact that the End Date under the Merger Agreement, on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time, which could adversely impact Big 5’s operations.

•

Right to a Parent Termination Fee. The Board considered the fact that Parent would be required to pay Big 5 a Parent Termination Fee equal to $3,000,000, representing 8.9% of the equity value of Big 5, under specified circumstances, including due to a material breach by Parent or Merger Sub of the Merger Agreement or the failure of Parent to close the Merger when required to do so under the Merger Agreement.

•

Enforcement. The Board considered Big 5’s ability to obtain specific enforcement of the obligations of Parent and Merger Sub under the Merger Agreement, thereby ensuring that Big 5 has an appropriate remedy in the event Parent and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

•

Company Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

•

Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied and also provide reasonable flexibility to operate Big 5’s business during the pendency of the Merger.

In the course of its deliberations, the Board, in consultation with members of Big 5’s senior management and representatives of Big 5’s outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

•

No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as a cash transaction means that, if the Merger is consummated, our stockholders will not participate in future earnings or growth of Big 5 and will not benefit from any appreciation in the value of Big 5’s business, the success of any of Big 5’s future operations or any appreciation in the shares of the Surviving Corporation.

•

Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within our control, including that no Material Adverse Effect with respect to Big 5 has occurred that is continuing. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by our stockholders. The Board considered the fact that if the Merger is not consummated (i) Big 5 will have incurred significant transaction and opportunity costs, including the possibility of (a) disruption to our operations,

(b) diversion of management and employee attention, (c) employee attrition and (d) a negative effect on our business relationships, (ii) the trading price of the Shares could be adversely affected, and (iii) the market’s perceptions of our prospects could be adversely affected.

•

Interim Operating Covenants. The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Big 5 from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Big 5’s management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect our business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes Big 5 and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, Alternative Acquisition Proposals, and requires Big 5 to pay to Parent the Termination Fee if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by Big 5 to enter into a definitive agreement for a Superior Offer, as described in “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 89 of this proxy statement. The Board also considered, but did not consider preclusive of a potential Superior Offer, the fact that the right afforded to Parent under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Offer may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Big 5.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement, including effects on our stock price and operations, including our relationships with suppliers, vendors and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement.

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Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated, including the expenses relating to potential Merger-related stockholder litigation.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares” beginning on page 64 of this proxy statement) for United States federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that Big 5’s directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Big 5’s stockholders generally. See “The Merger—Interests of the Directors and Executive Officers of Big 5 in the Merger” beginning on page 55 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of our senior management and representatives of our outside financial advisors and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Big 5 outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 32 of this proxy statement.

Opinion of Moelis & Company LLC

At the meeting of the Board on June 29, 2025 to evaluate and approve the Merger contemplated by the Merger Agreement, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 29, 2025, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Merger Consideration to be received by the holders of the Company common stock, other than the Excluded Shares, in the Merger was fair, from a financial point of view, to such holders.

The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated June 29, 2025, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, and which is attached as Annex B to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to the holders of the Company common stock, other than the Excluded Shares, of the Merger Consideration to be received by such holders in the Merger, and does not address the Company’s underlying business decision to engage in the transactions contemplated by the Merger Agreement or the relative merits thereof as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the transactions contemplated by the Merger Agreement or any other matter.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to Moelis by the Company, including financial forecasts provided to or discussed with Moelis by the management of the Company;

•	reviewed information regarding the capitalization of the Company furnished to Moelis by the Company;

•

conducted discussions with members of senior management and representatives of the Company concerning the information described in the foregoing items, as well as the business and prospects of the Company generally;

•	reviewed the reported prices and trading activity for the Company common stock;

•	discussed with the Board and members of senior management of the Company inquiries and other communications regarding potential transactions that the Company received from third parties;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed an execution version of the Merger Agreement furnished to Moelis on June 29, 2025;

•	participated in certain discussion and negotiations among representatives of the Company and Parent and their advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its financial analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by it being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any such information). Moelis also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With respect to the financial forecasts referred to above, Moelis was advised by the Company, and Moelis assumed, that they were the best available financial forecasts of the Company’s management, were reasonably prepared and reflected reasonable estimates and judgments of the Company’s management regarding the future financial performance of the Company. Moelis was advised by the Company and, at the Board’s direction, Moelis assumed that such financial forecasts were a reasonable basis upon which to evaluate the Merger, and accordingly, at the Board’s direction, Moelis relied on such financial forecasts for purposes of its financial analyses and opinion. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor was Moelis furnished with any such evaluation or appraisal.

Moelis’ opinion did not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Merger, except for the fairness of the Merger Consideration from a financial point of view to the holders of the Company common stock, other than the Excluded Shares. Moelis did not express any opinion as to fair value, viability or the solvency of the Company following the Closing. In rendering its opinion, Moelis assumed that the final executed form of the Merger Agreement would not differ in any material respect from the execution version that it had reviewed, that the Merger would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the Merger Agreement were accurate and correct in all respects that could be material to its analysis, and that the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement in all respects that could be material to its analysis. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Merger would be obtained, except to the extent that could not be material to its analysis. At the Company’s direction, Moelis had discussions with selected prospective counterparties regarding a potential acquisition of the Company.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion and Moelis assumed no responsibility to update its opinion for developments occurring or coming to its attention after the date thereof.

Moelis’ opinion is for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the Merger. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter. Moelis’ opinion did not address the fairness of the Merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company (other than the fairness of the Merger Consideration from a financial point of view to the holders of the Company common stock, other than the Excluded Shares). In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.

This summary of the financial analyses is not a complete description of Moelis’ opinion, or the analyses underlying and factors considered in connection with Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company used in the analyses described below is identical to the Company. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described below (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company nor Moelis or any other Person assumes responsibility if future results are materially different from those forecasts.

The Merger Consideration was determined through arms’ length negotiations between the Company and Parent, and was approved by the Board. Moelis did not recommend any specific consideration to the Company or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration to be paid in the Merger.

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by Moelis in connection with its oral opinion delivered to the Board at a meeting held on June 29, 2025, which was confirmed by delivery of a written opinion, dated June 29, 2025, addressed to the Board. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

Discounted Cash Flow Analysis

Utilizing the Company forecasted financial information and other information and data provided by the Company’s management, Moelis performed a discounted cash flow (“DCF”) analysis of the Company to calculate the present value, as of June 30, 2025, of (i) the estimated future unlevered after-tax free cash flows projected to be generated by the Company for the six months ended December 28, 2025 and the fiscal years ending January 3, 2027 through December 30, 2029, and (ii) the estimated terminal value range for the Company, as described below. For purposes of the DCF analysis, unlevered free cash flow was calculated as EBITDA (generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization) plus the net lease adjustment (the amount determined by subtracting the change in operating lease liabilities from the non-cash lease expense), less capital expenditures, and less increases in working capital (each as reflected in the Company financial forecasts).

Moelis utilized a range of discount rates of 17.00% to 21.00% based on an estimated range of the weighted average cost of capital (“WACC”) for the Company. The estimated WACC range was derived using the Capital Asset Pricing Model and a size premium. Moelis used the foregoing range of discount rates to calculate the present values as of June 30, 2025 of (i) the estimated unlevered after-tax free cash flows of the Company for the six months ended December 28, 2025 and the fiscal years ending January 3, 2027 through December 30, 2029 (in each case, discounted using a mid-year discounting convention) and (ii) the estimated terminal value range for the Company derived by applying a selected range of terminal multiples of 4.0x to 6.0x to an estimate, as reflected in the Company financial forecasts, of the Company’s terminal year EBITDA (2029E EBITDA).

The range of terminal multiples used by Moelis was selected based on its professional judgment and experience after reviewing current and historical total enterprise value (“TEV”) to next twelve-month (“NTM”) EBITDA trading multiples of selected publicly traded companies. Moelis reviewed financial and stock market information of the selected publicly traded companies noted below (the “Selected Companies”), which Moelis selected, based on its professional judgment and experience, to be generally relevant in certain respects to the Company for purposes of this analysis. Although none of the selected publicly traded companies that Moelis considered in its financial analysis are directly comparable to the Company, in determining the publicly traded companies to use in this analysis, Moelis referenced (i) selected sporting and outdoor goods retailers that focused on offering a specific set of products and / or relatively inexpensive consumer goods, have large store footprints and have revenues that are predominantly generated through brick-and-mortar retail (as opposed to e-commerce) (Moelis determined to exclude companies with more diverse product suites or that focus exclusively on apparel products or higher ticket price items due to certain operational differences in such businesses) and (ii) selected micro-cap specialty retailers with market capitalizations of $500 million or less (Moelis determined to exclude Duluth Holdings Inc. and Destination XL Group, Inc. due to the higher relative contribution to such companies’ revenues derived from e-commerce activities). The estimates of the future financial performance for the selected publicly traded companies listed below were based on publicly available research analyst estimates for those companies.

The Selected Companies used by Moelis in this analysis and the corresponding multiples are as follows:

(A) Sporting and Outdoor Goods Retailers

Selected Companies	TEV / NTM EBITDA
DICK’S Sporting Goods Inc.	8.1x
JD Sports Fashion plc (ADRs)	4.0x
Frasers Group plc	5.3x
Academy Sports and Outdoors Inc.	4.8x
Foot Locker Inc.	3.3x
Caleres Inc.	3.7x
Sportsman’s Warehouse Holdings, Inc.	8.0x
Mean	5.3x
Median	4.8x

(B) Micro-Cap Specialty Retailers

Selected Companies	TEV / NTM EBITDA
Sleep Number Corp.	6.4x
Barnes & Noble Education Inc.	NM
Genesco Inc.	4.1x
Haverty Furniture Companies Inc.	NM
Zumiez Inc.	5.9x

Selected Companies	TEV / NTM EBITDA
Kirkland’s Inc.	NM
Cato Corp.	NM
Mean	5.5x
Median	5.9x

1. “NM” designates companies whose TEV / NTM EBITDA multiples are not meaningful, either because the relevant NTM EBITDA estimate is negative (i.e., Kirkland’s Inc.) or because no NTM EBITDA estimate is available (i.e., Haverty Furniture Companies Inc., Cato Corp. and Barnes & Noble Education Inc.).

Moelis also reviewed the average historical TEV / NTM EBITDA trading multiples for various periods through June 25, 2025 (except for the Pre-Covid period, which period is through March 11, 2020) for the Company, the Sporting and Outdoor Goods Retailers and the Micro-Cap Specialty Retailers. This review (excluding multiples less than zero and greater than 50.0x for the selected companies in the peer groups and less than zero and greater than 20.0x for the Company) indicated the following average multiples:

	Ten-Year Average	Five-Year Average	Three-Year Average	Year to Date	Three-Year Average up to 3/11/2020 (selected Pre-Covid period)
The Company	5.1x	4.5x	5.7x	NA	5.1x
Sporting and Outdoor Goods Retailers	5.9x	6.1x	5.8x	6.5x	5.9x
Micro-Cap Specialty Retailers	6.3x	6.4x	5.9x	4.6x	6.2x

The DCF analysis indicated an implied value deficit range for the Company common stock of negative $4.04 to negative $3.69 per share, as compared to the Merger Consideration of $1.45 per share.

Miscellaneous

Moelis acted as financial advisor to the Company in connection with the Merger and will receive a transaction fee of $3,000,000 upon the Closing, against which the Company may credit (i) the monthly fees previously paid in connection with the engagement of $250,000 in the aggregate and (ii) to the extent paid, the fee of $1,000,000, which became payable upon Moelis having substantially completed its work in connection with rendering its opinion (regardless of the conclusions reached in the opinion). In addition, the Company agreed to indemnify Moelis and certain related persons and entities for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement, including reimbursing Moelis at an hourly rate for time spent by Moelis employees in connection with Moelis being named as a party in, or subpoenaed in connection with, any litigation or proceeding involving the Company or the Merger.

Moelis’ affiliates, employees, officers and partners may at any time own securities or other interests (long or short) in the Company and its affiliates and affiliates of Parent. In the two years prior to the date of the opinion, Moelis had not been engaged by (and had not received any fees from) the Company to provide investment banking or other services unrelated to the Merger. In the two (2) years prior to the date of the opinion, Moelis had not been engaged (and had not received any fees) by Parent to provide investment banking or other services. In the future, Moelis and its affiliates may provide investment banking and other services to the Company, Parent and their respective affiliates, and would expect to receive compensation for such services.

The Board selected Moelis as its financial advisor in connection with the Merger because Moelis has substantial experience in similar transactions and familiarity with sector in which the Company is engaged. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Certain Unaudited Prospective Financial Information

We do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods. However, Big 5’s management regularly prepares and reviews financial estimates with the Board. In connection with our strategic planning process and the Board’s evaluation of the Merger, as described further in the section captioned “The Merger—Background of the Merger” beginning on page 35 of this proxy statement, Big 5’s management reviewed with the Board certain unaudited prospective financial information of Big 5 as an independent company for the fiscal years 2025 through 2029, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information”).

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was used by the Board for the purposes of considering, analyzing and evaluating the Merger. The Unaudited Prospective Financial Information was provided to, approved by Big 5 for use by, and relied upon at the direction of Big 5 by, Moelis, Big 5’s financial advisor, for the purposes of Moelis’ financial analysis and fairness opinion in connection with the Merger (as described in more detail in the section captioned “The Merger—Opinion of Moelis & Company LLC” beginning on page 48 of this proxy statement). The Unaudited Prospective Financial Information was not provided to Parent, Merger Sub, Guarantor, CHG or their affiliates.

The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to Big 5’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information was prepared based on assumptions and estimates as of the time it was prepared, and was not updated or revised to reflect subsequent performance or changes in assumptions. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the accompanying Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Unaudited Prospective Financial Information included in this document has been prepared by, and is the responsibility of, the Company’s management. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Unaudited Prospective Financial Information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Unaudited Prospective Financial Information.

Because the Unaudited Prospective Financial Information reflects estimates and judgments as of the time such Unaudited Prospective Financial Information was prepared, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 32 of this proxy statement, and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information” beginning on page 101 of this proxy statement. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. Big 5 has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to Big 5’s periodic filings with the SEC for information on Big 5’s actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information, including Adjusted EBITDA and Unlevered Free Cash Flow, are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Moelis. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our representatives has made or makes any representation to any Person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, Big 5 or any other Person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Big 5 that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board and Moelis. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Big 5 stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others, revised prospects for the Company’s business, changes in general business or economic conditions, certain accounting assumptions, timing of business investments, changes in actual or projected cash flows, competitive pressures and changes in tax or other laws or regulations, corporate and administrative expenses generally, and or other transactions or events that have occurred or that may occur and that were not anticipated when the financial projections were prepared.

The following table presents estimates of Big 5’s net sales, adjusted EBITDA and unlevered free cash flow, in each case, for the fiscal years 2025 through 2029, as reflected in the Unaudited Prospective Financial Information, as approved by Big 5 management.

	Projected Non-GAAP
	FY 2025E	6 Mos. Ended 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E
	($ in millions, Unaudited)
Net Sales	$783.5	$405.4	$834.8	$868.3	$903.1	$930.4
Adjusted EBITDA(1)	($34.4)	($16.2)	($10.9)	($4.5)	$3.8	$8.4
Unlevered Free Cash Flow	—	$17.6	($28.8)	($22.2)	($13.4)	($6.3)

(1)

“EBITDA” represents earnings before interest, income tax expense, depreciation and amortization. “Adjusted EBITDA” excludes certain expenses, gains and losses that may not be indicative of core operating results and business outlook. EBITDA and Adjusted EBITDA are not financial measures in conformity with U.S. GAAP.

Interests of the Directors and Executive Officers of Big 5 in the Merger

Members of the Board and certain of Big 5’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Big 5 stockholders generally. The members of the Board were aware of these potential interests and considered such potential interests at the time they approved the Merger Agreement and in making their recommendation that Big 5 stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Company Equity Awards

Each of our directors and executive officers hold outstanding Company Equity Awards. The Company Equity Awards held by our directors and executive officers immediately prior to the Effective Time will be treated in the Merger in the same manner as Company Equity Awards held by employees generally. Effective at the Effective Time, Company Equity Awards outstanding as of immediately prior to the Effective Time held by our directors and executive officers will be treated as follows:

Each outstanding Company Option will be automatically canceled and converted into the right to receive an amount in cash (without interest), if any, equal to (i) the product obtained by multiplying (x) the number of Shares underlying such Company Option, by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, less (ii) any applicable withholding taxes. For the avoidance of doubt, if the exercise price payable in respect of a Share underlying a Company Option equals or exceeds the Merger Consideration, such Company Option will be canceled for no consideration.

Each outstanding Company RSU Award will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the (i) the product of (x) the Merger Consideration and (y) the number of Shares underlying such Company RSU Award, less (ii) any applicable withholding taxes.

Each outstanding Company Restricted Share will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the Merger Consideration plus any unpaid dividends that accrued on such Company Restricted Share prior to the Effective Time, less any applicable withholding taxes.

The following table sets forth, for each of our executive officers and non-employee directors who served in such role at any point since January 1, 2024, the aggregate number of Shares subject to outstanding (i) Company Options with an exercise price that does not exceed the Merger Consideration, (ii) Company RSU Awards and (iii) Company Restricted Shares, in each case as of July 23, 2025. It does not include Company Options with an exercise price that is equal to or greater than the Merger Consideration.

	Vested Company Options (#)	Value of Vested Company Options ($)(1)	Unvested Company Options (#)	Value of Unvested Company Options ($)(1)	Company RSUs (#)	Value of Company RSUs ($)(1)	Company Restricted Shares (#)	Value of Company Restricted Shares ($)(1)(2)
Current or Former Non-Employee Directors
Colleen B. Brown	0	$—	0	$—	0	$—	15,000	$21,750
Stephen E. Carley	0	$—	0	$—	0	$—	15,000	$21,750
Lily W. Chang	0	$—	0	$—	0	$—	15,000	$21,750
Jennifer H. Dunbar	0	$—	0	$—	50,550	$73,298	15,000	$21,750
Van B. Honeycutt	0	$—	0	$—	0	$—	15,000	$21,750
David R. Jessick	0	$—	0	$—	151,842	$220,171	15,000	$21,750
Current or Former Executive Officers
Steven G. Miller	5,416	$1,462	59,584	$16,088	0	$—	54,000	$78,300
Boyd O. Clark	0	$—	20,800	$5,616	0	$—	24,500	$35,525
Barry D. Emerson	0	$—	20,800	$5,616	0	$—	24,500	$35,525
Jeffrey L. Fraley	0	$—	18,200	$4,914	0	$—	19,600	$28,420
Ian R. Landgreen	0	$—	20,800	$5,616	0	$—	23,100	$33,495
Frank Pasillas	0	$—	15,600	$4,212	0	$—	14,900	$21,605
Shane O. Starr	0	$—	15,600	$4,212	0	$—	19,600	$28,420

(1)

For purposes of this table, dollar values are calculated based on the Merger Consideration of $1.45 per share and, with respect to Company Options, is reduced by the aggregate exercise price of such Company Option.

(2)

The amount of unpaid dividends that have accrued on unvested Company Restricted Shares prior to the Effective Time is: Mr. Miller $16,563, Mr. Clark $7,450, Mr. Emerson $7,450, Mr. Fraley $5,960, Mr. Landgreen $6,035, Mr. Pasillas $2,665, and Mr. Starr $5,960. These amounts are in addition to the amounts payable with respect to the unvested Company Restricted Shares set forth in the table.

Stock Ownership

Certain non-employee directors and executive officers hold the Shares. For additional information, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 98 of this proxy statement.

Change of Control Severance Benefits

Mr. Miller has entered into an employment agreement, Mr. Emerson has entered into a severance agreement and a Change of Control Severance Agreement and certain of our other executive officers have each entered into Change of Control Severance Agreements, each of which provides that the executive will be eligible to receive payments and other benefits in the event of a qualifying termination of employment following a change in control.

Steven Miller Employment Agreement

Mr. Miller’s employment agreement provides that if Mr. Miller terminates his employment for any reason within six months after the change in control or if, at any time, he terminates his employment for “good reason” or Big 5 terminates his employment without “just cause” (each, as defined in the employment agreement), then on the fifth business day following the termination date he will receive a lump sum severance payment in an amount equal to three times his annual compensation. For this purpose, Mr. Miller’s annual compensation will be deemed to equal the average annual compensation received by Mr. Miller for each of the five years immediately preceding the year in which the termination date falls, as reflected on Mr. Miller’s Forms W-2 for those years. However, the employment agreement provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the excise tax provisions under Sections 280G and 4999 of the Internal Revenue Code. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits for the three years following the termination date.

In addition, the employment agreement provides that, in the event of a termination of employment for any reason, Mr. Miller is entitled to receive a cash bonus for services rendered during the applicable calendar year through the termination date equal to the greater of (i) the last annual cash bonus paid to Mr. Miller and (ii) the average of the annual cash bonuses paid to Mr. Miller during the immediately preceding three full fiscal years, pro-rated through the termination date.

Barry Emerson Severance Agreement

Mr. Emerson’s severance agreement provides that if Big 5 terminates his employment other than for “cause” (as defined in the severance agreement) at any time, then he will receive one year’s base salary in a lump sum and one year’s Company-paid health coverage for him and his family. Payment of the severance benefit is conditioned upon Mr. Emerson’s delivery of an effective general release of claims in favor of the Company. Mr. Emerson is also party to a Change of Control Severance Agreement, which is described below. In the event that a termination of employment would result in any duplicate payments or benefits under Mr. Emerson’s severance agreement and under the Change of Control Severance Agreement, Mr. Emerson would not be entitled to receive such duplicate payments or benefits under the severance agreement.

Change of Control Severance Agreements with certain Executive Officers

Big 5 is party to a Change of Control Severance Agreement with all of its executive officers (other than Messrs. Miller and Pasillas). Each agreement provides for the payment of severance and other benefits to the applicable executive officer in the event of a termination of their employment by Big 5 without “cause” or by the executive officer for “good reason,” in either case, upon or within two years following a “change of control” of Big 5 (“cause,” “good reason” and “change of control” are all defined in the Change of Control Severance Agreements).

In the event of a qualifying termination of employment, each agreement provides for a severance package which will include:

(i) a lump sum cash payment equal to two times the sum of (A) the executive officer’s annual base salary (based on the rate in effect immediately prior to the termination date or the rate in effect immediately prior to the change of control, whichever is greater) and (B) the “annual bonus” (which is defined as the average of the three most recent annual bonuses paid before the termination date or the change of control, whichever is greater);

(ii) a lump sum cash payment equal to a pro rata portion of the executive officer’s “annual bonus”;

(iii) a lump sum cash payment equal to any unpaid annual bonus which the executive officer would have received for any fiscal year that ends on or before the termination date had the executive officer remained employed through the payment date (determined using the same method of determining annual bonuses in prior fiscal years);

(iv) COBRA premium payments paid by Big 5 for up to 18 months following the termination date;

(v) outplacement services paid by Big 5 for up to 12 months following the termination date; and

(vi) accelerated vesting of all outstanding equity awards that vest solely based on the passage of time. The executive officer’s right to receive the severance payments and benefits under their Change of Control Severance Agreements is subject to the delivery and non-revocation of an effective general release of claims in favor of the Company.

Equity Awards

Under the terms of the forms of award agreement governing Company Options, Company RSU Awards and Company Restricted Shares issued under Big 5’s 2019 Equity Incentive Plan with our employees and non-employee directors, including the executive officers, the Shares subject to such Company Options, Company RSU Awards and Company Restricted Shares, in each case, that are outstanding immediately prior to the Effective Time, will fully vest upon the occurrence of the Merger and all restrictions and limitations with respect to such awards will lapse.

New Parent Arrangements

Certain of Big 5’s executive officers may continue to provide employment or other services to Parent after the Effective Time and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Effective Time service. As of July 23, 2025, no such agreements, arrangements or understandings with Parent exist.

Employee Benefits

The Merger Agreement provides that Parent (or the surviving corporation) intends to make commercially reasonable efforts to provide, or cause to be provided, certain compensation and benefits following the Effective Time for continuing employees of the Company, and to take certain actions in respect of employee benefits provided to such continuing employees, including its executive officers. For a detailed description of these requirements, please see the section entitled “The Merger Agreement—Employee Matters” of this proxy statement.

Indemnification of Directors and Officers; Insurance

Directors and officers of Big 5 are also entitled to indemnification and covered by insurance in certain circumstances. For a detailed description of these requirements, please see “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 84 of this proxy statement.

Financing of the Merger

There is no financing condition to the consummation of the Merger. Parent intends to fund the amounts necessary through a combination of the following: debt financing of up to $175,000,000 to be provided by the debt financing sources; equity contributed by Parent; available cash of the Company and its subsidiaries; and cash available from other funding sources.

Parent has obtained the debt financing commitments described below. The funding of the proceeds under each of the financing commitments is contingent on the satisfaction of conditions, including, among other things, (i) the execution and delivery of definitive documentation with respect to each proposed financing in accordance with the terms set forth in the applicable commitment letter, (ii) having available borrowing base capacity in excess of certain thresholds on the Closing Date (which thresholds are subject to increase if specified inventory targets are not achieved) and (iii) the consummation of the Closing in accordance with the Merger Agreement. Parent has represented to the Company that the committed debt financing, when funded in full in accordance with the commitment letters, together with any available cash of the Company and its subsidiaries, cash on hand and cash available from other funding sources, will provide sufficient funds to pay the amounts required to be paid by Parent or Merger Sub on the Closing Date.

Debt Financing

Concurrently with the execution of the Merger Agreement, Parent entered into (i) a debt commitment letter pursuant to which certain debt financing sources have committed, severally and not jointly and severally, to provide to Parent, as initial borrower, a senior asset-based revolving credit facility in an aggregate amount of up to $110,000,000 and (ii) a debt commitment letter pursuant to which certain debt financing sources have committed, severally and not jointly and severally, to provide to Parent, as initial borrower, an asset-based term loan credit facility in an aggregate amount of up to $65,000,000, in each case on the terms and subject to the conditions set forth in the debt commitment letters. We refer to the debt financing described above as the “Debt Financing.” The proceeds of the Debt Financing will be used (i) on the Closing Date (a) to finance the Merger Consideration, (b) to pay fees and expenses incurred in connection with the Merger and the Debt Financing and (c) to refinance certain existing indebtedness of the Company and (ii) after the Closing Date, for working capital needs/for general corporate purposes of the Company and its subsidiaries in the ordinary course of business.

The commitments under each of the debt commitment letters expire on the earliest of (i) the date that is five (5) Business Days after the End Date (including any automatic extension of the End Date in accordance with the terms of the Merger Agreement), (ii) the date the Merger Agreement is terminated by Parent in accordance with its terms (or Parent’s written confirmation or a public announcement thereof), (iii) the date of the consummation of the Merger without the funding of the loans contemplated by the debt commitment letters and (iv) the consummation of the Merger and the funding of the loans contemplated by the debt commitment letters. During the pre-Closing period, the Company will and will cause its subsidiaries to, use commercially reasonable efforts to provide, and will cause its representatives to use their commercially reasonable efforts to provide, cooperation reasonably requested by Parent in connection with the obtaining, arrangement and consummation of the Debt Financing.

The Debt Financing is conditioned on conditions set forth in the debt commitment letters, including, but not limited to:

•

consummation of the Merger in accordance with the Merger Agreement, without any amendments, waivers or consents that are materially adverse to the interests of the debt financing sources; receipt by the debt financing sources of certain historical and pro forma financial statements;

•	consummation of the (i) refinancing of the Company’s existing credit facility and (ii) the equity contribution arranged by CHG;

•	the execution and delivery of definitive documentation in respect of the Debt Financing, including an intercreditor agreement;

•	the absence of a Material Adverse Effect since the date of the Merger Agreement;

•

the accuracy in all material respects (without duplication of any materiality qualifiers) of certain representations and warranties in the Merger Agreement and certain specified representations and warranties in the Debt Financing documents;

•	payment of all applicable fees and expenses in connection with the debt financing; and

•	available borrowing base capacity under the asset-based revolving credit facility in excess of certain thresholds.

The documentation governing the Debt Financing contemplated by the debt commitment letter has not been finalized. If the Company does not hold at least $240,000,000 of inventory on the closing date, the term loan will be reduced on a dollar-for-dollar basis.

Guarantee

Guarantor, in order to induce the Company to execute and deliver the Merger Agreement, has absolutely, irrevocably and unconditionally guaranteed the due and punctual performance of payment obligations of Parent and Merger Sub under the Merger Agreement, subject to limitations on such obligations provided in the Merger Agreement.

Closing and Effective Time of the Merger

The closing of the Merger will take place by electronic exchange of signatures on the date that is three (3) Business Days following the date on which the conditions set forth in the Merger Agreement, other than those conditions which, by their nature, are to be satisfied at the Closing, are satisfied or, to the extent permitted by applicable legal requirements, so waived in writing (but subject to the satisfaction of those conditions which, by their nature, are to be satisfied at the Closing).

On the Closing Date, Parent, Big 5 and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Big 5 and Parent (and specified in the certificate of merger).

Appraisal Rights

If the Merger is consummated, Persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any Person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that Persons seek to exercise their appraisal rights under Section 262. A Person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record of the Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Shares and (v) in the case of a beneficial owner, a Person who (a) reasonably identifies in his, her or its demand the holder of record of the Shares for which the demand is made, (b) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provides an address at which such beneficial owner consents to receive notices given by Big 5 and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Big 5’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your Shares, you must satisfy each of the following conditions: you must deliver to Big 5 a written demand for appraisal of your Shares prior to the Special Meeting, which must (i) reasonably inform us of the identity of the holder of record of the Shares who intends to demand appraisal of his, her or its Shares (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Big 5 and to be set forth on the Chancery List) and (ii) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold or beneficially own, as applicable, your Shares continuously through the Effective Time; and you must comply with the other applicable requirements of Section 262.

A Big 5 stockholder who elects to exercise appraisal rights must deliver his, her or its written demand for appraisal to the following contact:

Big 5 Sporting Goods Corporation

Attention: Secretary

2525 El Segundo Blvd.

El Segundo, CA 90245

Within ten (10) days after the Effective Time, the Surviving Corporation must give written notice that the Merger has become effective to each stockholder of any class or series of stock of Big 5 who is entitled to appraisal rights that the Merger was approved and that appraisal rights are available for any or all shares of such class or series of stock.

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation and any Person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a Person, demanding a determination of the fair value of the Shares held by all Persons that have demanded appraisal. There is no present intent on the part of Big 5 or the Surviving Corporation to file an appraisal petition and Persons seeking to exercise appraisal rights should assume that Big 5 and the Surviving Corporation will not file such a petition or initiate any negotiations with respect to the fair value of the Shares. Accordingly, Persons who desire to have their Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any Person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

At any time within sixty (60) days after the Effective Time, any Person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that Person’s Shares by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the Person within sixty (60) days after the Effective Time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the Person will be entitled to receive only the fair value of such Person’s Shares determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

In addition, within one hundred twenty (120) days after the Effective Time, any Person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the Surviving Corporation and the aggregate number of holders of such Shares. Such statement must be given within ten (10) days after the written request therefor has been received by the Surviving Corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a Person, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all Person who have demanded appraisal of their Shares and with whom the Surviving Corporation has not reached agreements as to the value of such Shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all such Persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a Person, at the hearing on such petition, the Delaware Court of Chancery will determine which Persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the Persons who have demanded an appraisal of their Shares and who hold the Shares represented by certificates to submit their certificates of Shares to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such Person.

Upon application by the Surviving Corporation or any Person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the Persons entitled to appraisal. Any Person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such Person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of the Shares taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each Person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid at that time.

When the fair value of the Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the Persons entitled to receive the same.

Although Big 5 believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and Persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the Surviving Corporation does not anticipate offering more than the Merger Consideration to any Person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Shares is less than the Merger Consideration.

In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each Person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a Person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all Shares entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any Person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to Big 5 stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of the Shares whose Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of the Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

•

holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies” or certain former citizens or long-term residents of the United States;

•	holders holding their Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to sell their Shares under the constructive sale provisions of the Code;

•	holders that received their Shares in compensatory transactions;

•	holders that hold their Shares through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Parent or the Surviving Corporation;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”; or

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of the Shares (by vote or value).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of the Shares who or that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for the Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of the Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of the Shares.

Payments made to a U.S. Holder in exchange for the Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and return to the Exchange Agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of the Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•

the Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Big 5’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Shares.

With respect to the third bullet point above, Big 5 believes it is not a USRPHC. Because the determination of whether Big 5 is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Big 5 is not a USRPHC. Even if Big 5 is a USRPHC, gain arising from the sale or other taxable disposition of Big 5 common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Big 5 common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Big 5 common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for the Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the Exchange Agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Delisting and Deregistration of Shares

If the Merger is consummated, following the Effective Time, the Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Big 5 contained in this proxy statement or in Big 5’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Big 5 contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Big 5 and Parent were qualified and subject to important limitations agreed to by Big 5 and Parent in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure schedules delivered by Big 5 to Parent in connection with the Merger Agreement (the “Disclosure Schedules”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Big 5 or Parent with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Big 5, Parent or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Big 5 may be found elsewhere in this proxy statement and Big 5’s other public filings. See “Where You Can Find More Information” beginning on page 101 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place remotely by electronic exchange of signatures at 8:00am Eastern Time on the date that is three (3) Business Days following the date on which the conditions set forth in the Merger Agreement, other than those conditions which, by their terms or nature, are to be satisfied at the Closing, are satisfied or, to the extent permitted by applicable legal requirements, so waived in writing (but subject to the satisfaction of those conditions which, by their terms or nature, are to be satisfied at the Closing).

On the Closing Date, Parent, Big 5 and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Big 5 and Parent and specified in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Big 5 and the separate corporate existence of Merger Sub will cease. Big 5 will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent. As of the Effective Time, the certificate of incorporation of Big 5 shall, by virtue of the Merger and without any further action, be amended and restated in its entirety as set forth on Annex I of the Merger Agreement and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable legal requirements. As of the Effective Time, the bylaws of the Company shall, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II of the Merger Agreement and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable legal requirements. As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Effect of the Merger on Shares

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than the Canceled Shares and Dissenting Shares) will be converted into the right to receive the Merger Consideration.

If between the date of the Merger Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the Merger Consideration and any other similarly dependent items will be appropriately adjusted to provide the same economic effect as contemplated by the Merger Agreement prior to such event.

Treatment of Company Equity Awards

Options. At the Effective Time, each Company Options outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash (without interest), if any, equal to (i) the product obtained by multiplying (x) the number of Shares underlying such Company Option immediately prior to the Effective Time, by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, less (ii) any applicable withholding taxes. For the avoidance of doubt, if the exercise price payable in respect of a Share underlying a Company Option equals or exceeds the Merger Consideration, such Company Option will be canceled for no consideration.

Restricted Stock Units. At the Effective Time, each Company RSU Award outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the (i) the product of (x) the Merger Consideration and (y) the number of Shares underlying such Company RSU Award, less (ii) any applicable withholding taxes.

Restricted Shares. At the Effective Time, each Company Restricted Share outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash (without interest) equal to the Merger Consideration plus any unpaid dividends that accrued on such Company Restricted Share prior to the Effective Time, less any applicable withholding taxes.

Dissenting Shares

The Merger Agreement provides that Dissenting Shares will not be converted into, or represent the right to receive, the Merger Consideration, but instead at the Effective Time will be converted into such consideration as may be determined to be due to the holders thereof in respect of such Dissenting Shares pursuant to Section 262. If any holder of Dissenting Shares fails to perfect, withdraws or otherwise loses or forfeits the right to appraisal of the fair value of such Dissenting Shares under Section 262, such Dissenting Shares will cease and will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without interest, and less any applicable withholding taxes, pursuant to the Merger Consideration.

Payment for Shares

Prior to the Effective Time, Parent will appoint an Exchange Agent that is reasonably acceptable to Big 5 to exchange Certificates and Book-Entry Shares for the Merger Consideration to which Big 5 stockholders are entitled under the Merger Agreement. On or prior to the Closing Date, Parent will deposit, or cause to be deposited, with the Exchange Agent, cash sufficient to pay the aggregate Merger Consideration payable pursuant to the Merger Agreement. Promptly after the Effective Time, the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of the Certificates or Book-Entry Shares, who, in each case was entitled to receive the Merger Consideration pursuant to the Merger Agreement, (i) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof, if applicable) to the Exchange Agent, or, in the case of Book-Entry Shares, a customary agent’s message generated in accordance with The Depository Trust Company’s (“DTC”) procedures, and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration issuable and payable in respect of such Shares pursuant to the Merger Agreement. Upon surrender to the Exchange Agent of Certificates (or affidavits of loss in lieu thereof, if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive, in exchange therefor, the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar taxes described in the Merger Agreement under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by the Merger Agreement, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by the Merger Agreement.

Notwithstanding the foregoing, where Book-Entry Shares are held through DTC or any similar electronic registration system, the Exchange Agent shall process such Shares in accordance with DTC’s customary procedures for book-entry transfer and payment. In connection therewith, holders whose Shares are maintained electronically need not deliver any physical certificate or executed letter of transmittal. Instead, an electronic “agent’s message” or equivalent instruction as provided by DTC, subject to applicable DTC rules and procedures, or such other evidence, if any, as the Exchange Agent may reasonably request shall serve as confirmation of the surrender of such Book-Entry Shares and trigger the payment of the Merger Consideration.

At any time following the twelve (12) month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of the Shares shall become entitled pursuant to the Merger Agreement) which had been made available to the Exchange Agent and not disbursed to holders of Certificates or Book-Entry Shares (including all interest and other income received by the Exchange Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar legal requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of Certificates or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar legal requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental body shall become, to the extent permitted by applicable legal requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable legal requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in the Merger Agreement.

Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their affiliates, shall be entitled to deduct and withhold (or cause the Exchange Agent to deduct and withhold) from any amount payable to any Person pursuant to the Merger Agreement such amounts as it is required by any legal requirement to deduct and withhold. To the extent that amounts are so deducted or withheld, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Exchange Agent will pay (less any amounts entitled to be deducted or withheld pursuant to the Merger Agreement), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by Section 1 of the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Big 5, Parent and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Schedules) as to, among other things:

•	corporate organization, existence, good standing and power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

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the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, applicable requirements of Nasdaq, and applicable law, in each case arising out of the execution and delivery of, or consummation of the transactions contemplated by, the Merger Agreement;

•	the absence of certain legal proceedings pending or threatened against the parties; and

•	matters relating to information to be included in required filings with the SEC, including this proxy statement, in connection with the Merger.

The Merger Agreement also contains representations and warranties of Big 5 (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Schedules) as to, among other things:

•	the qualification and good standing of Big 5 as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business so requires;

•	that Big 5 does not own any capital stock or other equity interest in any other Person other than its subsidiaries;

•	the capitalization of Big 5;

•	all Shares having been duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•	the Shares subject to issuance pursuant to outstanding Company Options that are “in the money” and the Shares subject to issuance pursuant to Company RSU Awards and Restricted Shares;

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other than Company Options, Company RSU Awards and Company Restricted Shares (and Shares issuable on the exercise, vesting or conversion thereof, as applicable), the absence of (i) outstanding securities of Big 5 convertible into or exchangeable for shares of capital stock, voting securities or other ownership interests in Big 5, (ii) options, warrants, rights or other agreements or commitments requiring Big 5 to issue any capital stock, voting securities or other ownership interests in Big 5, (iii) obligations requiring Big 5 to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in Big 5 and (iv) obligations by Big 5 to make any payments based on the price or value of the Shares;

•	the absence of any obligations requiring Big 5 to purchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company;

•

that, assuming the due authorization, execution and delivery of the Merger Agreement by Parent and Merger Sub, the Merger Agreement constitutes a legal, valid and binding obligation of Big 5 subject to certain enforcement exceptions;

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the timeliness and accuracy of Big 5’s filings with the SEC, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002;

•	the absence of outstanding or unresolved comments received from the SEC with respect to Big 5’s SEC filings;

•	Big 5’s disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain undisclosed liabilities of Big 5;

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the absence of certain changes from March 31, 2025 through the date of the Merger Agreement, including the conduct of the business of Big 5 in the ordinary course consistent with past practice, and the absence of a Material Adverse Effect from March 31, 2025 until the date of the Merger Agreement;

•	the compliance as to form of this proxy statement with the applicable requirements of the Exchange Act and the accuracy of the information provided in such proxy statement;

•	Big 5’s employee benefit plans and other agreements with its employees;

•	labor matters;

•	the payment of taxes, filing of tax returns, absence of tax proceedings and other tax matters;

•	the compliance by Big 5 with applicable laws and the possession by Big 5 of all permits necessary to conduct its business;

•	environmental matters, including compliance with environmental laws by Big 5;

•	Big 5’s intellectual property rights;

•	the compliance by Big 5 with data privacy and protection laws and the absence of material failures of Big 5 information technology systems;

•	real property owned and leased by Big 5;

•	certain major suppliers;

•	inventory matters, including quality and quantity available for sale, recording of inventory in accordance with GAAP and maintenance of inventory;

•	quality and safety of products;

•	the absence of liability to be reflected on a GAAP compliance balance sheet, except for those already reserved for in recent financial statements;

•	certain categories of specified material contracts;

•	insurance policies maintained by Big 5;

•	compliance with anti-bribery, Anti-Corruption Laws (as defined in the Merger Agreement) and Trade Control Laws (as defined in the Merger Agreement);

•	the absence of any fees owed by Big 5 to investment bankers or brokers in connection with the Merger, other than those specified in the Disclosure Schedules;

•	transactions with affiliates of Big 5; and

•	the receipt by the Board of the opinion of Moelis as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the Shares; and

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger.

The Merger Agreement also contains representations and warranties of Parent and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the absence of any ownership by Parent, Merger Sub or any of their respective affiliates of the Shares or securities convertible into or exchangeable for the Shares;

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the availability to Parent and Merger Sub, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date;

•	actions of Merger Sub prior to the Closing Date;

•	the absence of legal proceedings pending or threatened; and

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the absence of any violations to the Company’s organizational documents, applicable legal requirement, conflicts, or defaults under any material contract as a result of the transactions contemplated by the Merger Agreement.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Material Adverse Effect” means any event, occurrence, circumstance, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the ability of the Company to consummate the transactions contemplated by the Merger Agreement on or before the End Date (as extended pursuant to the Merger Agreement) or (ii) the business, assets, condition (financial or otherwise) or results of operations of the Company and each of its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect:

•

any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception in the Merger Agreement;

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any event, occurrence, circumstance, change or effect resulting from compliance with the Merger Agreement or the announcement, pendency or performance of the transactions contemplated by the Merger Agreement (other than for purposes of the Company’s non-contravention and consent representations and warranties), including (i) the identity of Parent, Merger Sub or their affiliates, (ii) the termination of (or failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners and (iii) any departure of any officers, directors, employees or independent contractors of the Company or its subsidiaries;

•

any event, occurrence, circumstance, change or effect generally affecting the industries in which the Company and each of its subsidiaries operate or in the economy generally or other general business, financial or market conditions;

•

any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to general changes in the financial, credit, banking, securities or capital markets in any country or region in the world in which the Company and each of its subsidiaries operate (including any disruption thereof and any decline in the price of any market index) and including general changes or developments in or relating to currency exchange or interest rates;

•

any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any political or social conditions (or changes in such conditions) in any country or region in the world in which the Company and each of its subsidiaries operate, act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic or any other similar event;

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the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein;

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any adverse effect arising from any action taken by the Company at the written direction or written request of Parent or Merger Sub or any action required to be taken by the Company pursuant to the Merger Agreement;

•

any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change or proposed change in, or any compliance with or action taken for the purpose of complying with any change or proposed change in, any legal requirement or GAAP (or interpretations of any legal requirement or GAAP); or

•

any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of the Merger or in connection with the other transactions contemplated by the Merger Agreement; provided that any event, occurrence, circumstance, change or effect referred to in the foregoing third, fourth, fifth and eighth bullets may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such event, occurrence, circumstance, change or effect disproportionately affects the Company and each of its subsidiaries relative to other participants in the industries in which the Company and each of its subsidiaries operate (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there is a Material Adverse Effect).

Conduct of Business Pending the Merger

The Merger Agreement provides that during the pre-Closing period, except (x) as expressly permitted or required by the Merger Agreement or as required by applicable legal requirements, (y) with the prior written consent of Parent (with email being sufficient) (which approval will not be unreasonably withheld, conditioned or delayed) or (z) as set forth on the Disclosure Schedules, (a) the Company shall, and shall cause each of its subsidiaries to, use reasonable best efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) (1) maintain the material assets and properties of the Company and each of its subsidiaries, (2) preserve the current relationships of the Company and each of its subsidiaries with customers, suppliers, distributors, contractors, employees, governmental bodies and other Persons with which the Company and its subsidiaries have material business relations, (3) preserve the goodwill and ongoing operations of the Company and each of its subsidiaries, (4) comply in all material respects with applicable material legal requirements and (5) maintain their existence in good standing (to the extent applicable); and (b) the Company and its subsidiaries shall not:

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(A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares) (other than cash dividends or distributions made by any subsidiary of the Company to the Company), or (B) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (1) forfeitures or repurchases of Company Options, Company RSU Awards (or Shares issued upon the exercise or vesting thereof) or Company Restricted Shares pursuant to the terms of any such Company Option, Company RSU Award or Company Restricted Share; or (2) in connection with withholding to satisfy the exercise price or tax obligations with respect to Company Options, Company RSU Awards or Company Restricted Shares;

•	split, combine, subdivide or reclassify any Shares or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, incur any encumbrance or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security of the Company or any of its subsidiaries (including Company Options or Company RSU Awards), (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security (including Company Options or Company RSU Awards) or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company or any of its subsidiaries (including Company Options or Company RSU Awards); provided, however, that the Company may issue Shares as required to be issued upon the exercise, vesting or settlement of Company Options or Company RSU Awards;

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except as permitted under the Merger Agreement or any employee plan as in effect on the date of the Merger Agreement, (A) establish, adopt, enter into, terminate or materially amend any employee plan (or any plan, program, policy, contract, arrangement or agreement that would be an employee plan if it were in existence on the date of the Merger Agreement) excluding any offer letters for individuals hired in compliance with the fifth bullet below that do not provide for severance, retention or change in control payments or benefits; (B) amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any of the employee plans (or any plan, program, policy, contract, arrangement or agreement that would be an employee plan if it were in existence on the date of the Merger Agreement); (C) grant or increase any severance, retention or termination pay to any current or former employee, officer, director or individual independent contractor of the Company or any of its subsidiaries, provided, that the Company may grant or increase the severance, retention or termination pay of any current employee whose base annual salary is less than $125,000 in the ordinary course of business and such grant or increase is not more than twenty percent (20%) of such employee’s base annual salary; (D) grant any employee, officer, director or individual independent contractor of the Company or any of its subsidiaries any increase in compensation or benefits, provided, that the Company may grant any employee whose base annual salary is less than $125,000 any increase in compensation or benefits in the ordinary course of business and such increase is not more than $10,000; (E) grant any equity, equity-based or other incentive awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries; or (F) amend or modify any performance criteria, metrics or targets under any employee plan (or any plan, program, policy, contract, arrangement or agreement that would be an employee plan if it were in existence on the date of the Merger Agreement) such that, as compared to those criteria, metrics or targets under any employee plan in effect as of the date of the Merger Agreement, the performance criteria, metrics or targets would reasonably be expected to be more likely to be achieved than in the absence of such amendment or modification;

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hire or engage, or terminate (other than for cause, death or disability), any employee or individual independent contractor with an annual base salary or annual base compensation (as applicable) in excess of $125,000;

•	amend or permit the adoption of any amendment to its or its subsidiaries’ certificate of incorporation or bylaws;

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(A) form any subsidiary, (B) acquire any equity interest in any other entity, (C) acquire a material portion of the assets of any other Person (other than any acquisition of supplies, raw materials, inventory or products in the ordinary course of business) or (D) enter into any material joint venture, partnership or similar arrangement;

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sell, lease, transfer, or create or incur any encumbrance (other than permitted encumbrances) on, any assets, properties or interests, other than sales, leases, dispositions or transfers for consideration individually not in excess of $200,000, or in the aggregate not in excess of $500,000, other than (A) pursuant to existing contracts or commitments, (B) sales of Company products and services, inventory or equipment in the ordinary course of business consistent with past practice or (C) operating or lease financings in the ordinary course of business;

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make or authorize any capital expenditure (except that the Company and each of its subsidiaries may make capital expenditures that do not exceed $200,000 individually or $500,000 in the aggregate, other than capital expenditures required under any lease, relating to any emergency repairs, and as set forth in its capital expenditure budget);

•	make any material change to any privacy policy or notice of the Company or any of its subsidiaries, except as required by legal requirements;

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except pursuant to an Acceptable Confidentiality Agreement, disclose any confidential information relating to any of the Company’s products other than pursuant to a binding written confidentiality and non-disclosure agreement as in effect as of the date hereof;

•

acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, divest or spin-off, abandon, waive, create or incur any encumbrance (other than a permitted encumbrance) on, relinquish or permit to lapse, grant any other right or immunity under (whether present or contingent, including any option, right of first refusal or other preferential right, non-assert or covenant not to sue), transfer or assign, or fail to use reasonable best efforts to maintain, enforce or protect, any material intellectual property right, except (A) granting non-exclusive licenses where the grant of rights to use any such intellectual property rights are incidental, and not material to, any performance under each such agreement and (B) transactions between the Company and any of its subsidiaries or between the Company’s subsidiaries;

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except for investments in cash equivalents (including short term treasuries and similar investments), lend money or make capital contributions or advances to or make investments in, any Person (other than the Company’s subsidiaries), or incur, issue or guarantee any Indebtedness (except for (i) borrowings permitted under existing indebtedness made to support operations in the ordinary course of business (provided, the Company shall reasonably consult Parent prior to borrowing in a manner that is materially inconsistent with past practice), (ii) operating and lease financings entered into in the ordinary course of business or (iii) advances to employees and consultants for travel and other business related expenses in the ordinary course of business and in compliance with the Company’s policies related thereto), other than between the Company and any of its subsidiaries or between the Company’s subsidiaries, or renew, extend, repurchase, prepay or refinance any existing credit or loan arrangements (other than repayment of amounts borrowed under the existing indebtedness in accordance with its terms), or enter into “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of the foregoing;

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(A) amend or modify in any material respect, or waive any material right under, terminate, replace or release, settle or compromise any material right or claim under any material contract or (B) enter into any contract that would constitute a material contract if it were in effect on the date of the Merger Agreement;

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(A) acquire, or agree to acquire, any real property or (B) enter into any material lease, sublease, license or other agreement relating to real property in each case involving payments by the Company over a twelve (12) month period in excess of $500,000;

•	enter into a new line of business or abandon or discontinue any existing lines of business of the Company and its subsidiaries;

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(A) adopt or make any material change to any accounting method or accounting period used for tax purposes, or change any annual tax accounting period; (B) make, rescind or change any material tax election; (C) file an amended material tax return; (D) enter into a closing agreement with any governmental body regarding any material tax liability or material assessment or file a request for a ruling or other relief with any governmental body with respect to any material tax or material tax return; (E) settle, compromise or consent to any material tax claim or material assessment or surrender a right to a refund of, offset to or other reduction in any material tax liability; or (F) waive or extend the statute of limitations with respect to any material tax or material tax return (other than in the ordinary course);

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commence any legal proceeding, except in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a loss of a material right or the material impairment of a valuable aspect of its business (provided that the Company give Parent at least five (5) days advance written notice prior to the commencement of any such legal proceeding);

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settle, release, waive or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim) against the Company or any of its subsidiaries, other than any settlement, release, waiver or compromise that (A) results solely in monetary obligations involving only the payment of monies by the Company or any of its subsidiaries of not more than $250,000 in the aggregate (net of insurance proceeds), or (B) results in no monetary or other material non-monetary obligation of the Company or any of its subsidiaries;

•

(A) modify, terminate, extend, or enter into any collective bargaining agreement or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its subsidiaries;

•

implement any employee layoffs, temporary layoffs, furloughs, reductions in force, work schedule changes, reductions in compensation or other similar actions that, in any case, could reasonably be expected to trigger notice obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any comparable state or local legal requirements relating to plant closings and layoffs;

•

waive or release any material noncompetition, nonsolicitation, noninterference, nondisparagement, nondisclosure or other restrictive covenant obligation of any current or former employee or individual independent contractor of the Company or any of its subsidiaries, with the exception of any such waivers or releases required by federal or applicable state law;

•	adopt or implement any stockholder rights plan or similar arrangement;

•

fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies of the Company or any of its subsidiaries or to renew or replace such insurance policies with comparable insurance policies;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•

abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any permits in a manner which is materially adverse to the business of the Company and its subsidiaries, taken as a whole;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of the Company or other person covered under Item 404 of Regulation S-K under the Securities Act; or

•	authorize any of, or agree or commit to take, any of the actions described in the foregoing bullets.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of Big 5 at any time prior to the Effective Time. Prior to the Effective Time, Big 5 shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its business and operations.

Other Covenants and Agreements

Stockholder Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, Big 5 must, as promptly as reasonably practicable after the date of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of voting on the matters requiring Company Stockholder Approval and seeking advisory approval of a proposal to the Company’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s executive officers in connection with the completion of the Merger. Big 5 is permitted to postpone or adjourn the Special Meeting if: (i) Big 5 is unable to obtain a quorum, or (ii) Big 5 reasonably determines that such delay, adjournment or postponement is required by legal requirements or to comply with any order or request made by the SEC with respect to this proxy statement or otherwise. Without the prior written consent of Parent, Big 5 may not postpone the Special Meeting more than three (3) times. Unless a Company Adverse Recommendation Change has been effected (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change” beginning on page 79 of this proxy statement), the Board of Directors shall make the Company Board Recommendation and use its reasonable best efforts to obtain the Company Stockholder Approval, and the Company shall otherwise use reasonable best efforts to comply with all legal requirements applicable to the Special Meeting.

Unless the Merger Agreement is terminated in accordance with its terms, Big 5 may not submit to the vote of the Big 5 stockholders any Acquisition Proposal (whether or not a Superior Offer) prior to the vote of the Big 5 stockholders with respect to the Merger at the Special Meeting. The notice of such Special Meeting shall state that a resolution to approve and adopt the Merger Agreement and the Merger will be considered at the Special Meeting, and no other matters shall be considered or voted upon at the Special Meeting without Parent’s prior written consent (other than a non-binding, advisory vote to approve or disapprove certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger). Notwithstanding anything to the contrary contained in the Merger Agreement, Big 5 will not be required to hold the Special Meeting if the Merger Agreement is validly terminated.

Access and Information

From the date of the Merger Agreement until the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time, Big 5 will (and will cause its representatives to) (i) afford Parent and its representatives reasonable access during normal business hours, upon reasonable advance notice, to Big 5’s representatives, employees, facilities and assets and to all existing books, records (including tax records), documents (including work papers) and information relating to Big 5 and its subsidiaries, and promptly provide Parent and its representatives with all reasonably requested information regarding the business of the Company and each of its subsidiaries and such additional financial, operating and other data and information regarding the Company and each of its subsidiaries, as Parent may reasonably request, in each case for any reasonable business purpose related to the consummation of the transactions contemplated by the Merger Agreement (provided, however, that (i) any such access shall be conducted at Parent’s expense, under the supervision of appropriate personnel of Big 5 and its subsidiaries, as applicable, and in such a manner as not to unreasonably interfere with the normal operation of the business of Big 5 and its subsidiaries, and (ii) none of Parent nor its representatives shall conduct any environmental site assessment, compliance evaluation or investigation with respect to any real property without the prior written consent of the Company (with email being sufficient) (which consent will not be unreasonably withheld, conditioned or delayed) and without reasonable consultation with the Company with respect to any such activity).

Nothing herein shall require Big 5 or its subsidiaries to disclose any information to Parent if such disclosure would, in its reasonable discretion and after notice to Parent, (i) jeopardize any attorney-client or other legal privilege (so long as Big 5 and its subsidiaries, as applicable, have reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable legal requirement (so long as Big 5 and each of its subsidiaries have reasonably cooperated with Parent to permit disclosure to the extent permitted by legal requirements) or (iii) is reasonably pertinent to a litigation where Big 5 or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other hand, are adverse parties. With respect to information disclosed pursuant to the terms of the Merger Agreement, Parent shall comply with, and shall cause its representatives to comply with, all obligations under the Mutual Non-Disclosure Agreement, dated as of February 28, 2025, between Big 5 and Guarantor (as amended on May 1, 2025, the “Confidentiality Agreement”).

No Solicitation; Big 5 Acquisition Proposals; Company Adverse Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Big 5 will cause its directors, officers and other representatives to immediately cease and terminate any solicitation, encouragement, discussions or negotiations with or provision of any information to any Person regarding an Acquisition Proposal or that could be reasonably expected to lead to an Acquisition Proposal.

Further, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Big 5 will not, and will cause its directors and officers or other representatives not to, directly or indirectly:

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continue any solicitation, knowing encouragement, discussions or negotiations with any Person (other than Parent or Merger Sub) with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•

solicit, initiate, or knowingly encourage or facilitate, (including by way of furnishing information) any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than Parent or Merger Sub) with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•

approve, adopt, recommend or enter into any letter of intent, acquisition agreement or similar agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; or

•

waive, amend, modify or terminate any provision of, or grant permission under, or fail to enforce, any confidentiality or standstill provision in any agreement to which the Company or any of its subsidiaries is a party or take any action to exempt any Person (other than Parent or Merger Sub) from the restrictions on “business combinations” or any similar provision contained in applicable takeover laws or the organizational and other governing documents of the Company or any of its subsidiaries (except if doing so would be inconsistent with the Board’s fiduciary duties under applicable law and in such a case the Company may, with prior written notice to Parent, waive such a provision to the extent necessary to permit a third party to make an Acquisition Proposal on a confidential basis).

In addition, from the date of the Merger Agreement until the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time, Big 5 and each of its subsidiaries will cause its directors, officers or other representatives to immediately cease and terminate any solicitation, encouragement, discussions or negotiations with or provision of any information to any Person regarding an Acquisition Proposal or that could be reasonably expected to lead to any Acquisition Proposal.

From the date of the Merger Agreement until the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time, Big 5 must promptly (and in any event within one (1) Business Day following receipt of any Acquisition Proposal) (i) provide Parent with written notice thereof, which notice need not indicate the identity of the Person making of such Acquisition Proposal and (ii) provide Parent with an unredacted copy of any Acquisition Proposal (including any proposed term sheet, letter of intent, financing commitment, acquisition agreement or similar agreement with respect thereto) and a reasonably detailed summary of any material unwritten terms and conditions thereof. Big 5 must keep Parent reasonably informed on a prompt and timely basis with respect to the status of or any material developments regarding any Acquisition Proposal (in any event within one (1) Business Day of such material developments).

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, if after the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval, Big 5 or any of its representatives has received an unsolicited Acquisition Proposal from any Person or group of Persons that did not result from a material breach of Big 5’s obligations relating to non-solicitation as set forth in the Merger Agreement, then if the Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably likely lead to a Superior Offer and that the failure to take action would be inconsistent with its fiduciary duties under applicable law, then Big 5 and any of its representatives may enter into an Acceptable Confidentiality Agreement with such Person or group of Persons, furnish information with respect to Big 5 and its subsidiaries to the Person or group of Persons making such Acquisition Proposal (provided that Big 5 must substantially concurrently provide or make available to Parent any non-public information concerning Big 5 that is provided to such Person or group of Persons and which was not previously provided or made available to Parent and Big 5 must have entered into an Acceptable Confidentiality Agreement with such Person or group of Persons) and engage and otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal regarding such Acquisition Proposal. Prior to or concurrently with Big 5 first taking any of the actions described in the immediately preceding sentence with respect to an Acquisition Proposal, Big 5 must provide written notice to Parent of the determination of the Board (or a committee thereof) relating to such Acquisition Proposal within one (1) Business Day.

Subject to limited exceptions as described herein, neither the Board nor any committee thereof shall (i) change, withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, or publicly propose to change, withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) adopt, approve, recommend or declare advisable, or publicly propose or announce its intention to adopt, approve, recommend or declare advisable, an Acquisition Proposal, (iii) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against such Acquisition Proposal within seven (7) Business Days after Parent’s written request that the Company do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such seven (7) Business Day period (or, relating to any Acquisition Proposal or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last seven (7) Business Days prior to the then-scheduled Special Meeting, fail to take the actions referred to in this clause); (iv) fail to recommend against acceptance of any tender offer or exchange offer for the Shares within ten (10) Business Days after Parent’s written request that the Company do so; (v) resolve or agree to take any of the foregoing actions (any action described in the foregoing, a “Company Adverse Recommendation Change”); (vi) authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or (vii) fail to include the Company Board Recommendation in this proxy statement.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, after the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval, the Board may (i) in response to the receipt of an unsolicited Acquisition Proposal received after the date of the Merger Agreement that did not result from a material breach of Big 5’s obligations relating to non-solicitation as set forth in the Merger Agreement, or the occurrence of an Intervening Event, effect a Company Adverse Recommendation Change, or (ii) in response to the receipt of an unsolicited Acquisition Proposal received after the date of the Merger Agreement that did not result in a material breach of Big 5’s obligations relating to non-solicitation as set forth in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement, provided that (a) the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (b) in the case of receipt of an Acquisition Proposal, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Offer, (c) Big 5 provides written notice to Parent at least four (4) Business Days prior to effecting a Company Adverse Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor (d) Big 5 negotiates in good faith (to the extent Parent desires to negotiate) during such four (4) Business Day period to make such Acquisition Proposal cease to constitute a Superior Offer and obviate the basis for a Company Adverse Recommendation Change, as applicable, and (e) no earlier than the end of such four (4) Business Day period, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) after considering any amendments to the Merger Agreement proposed by Parent during such four (4) Business Day period, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Offer). In the event of any material change to the material terms or conditions of such Acquisition Proposal or the facts and circumstances relating to such Intervening Event, Big 5 must provide written notice to Parent at least two (2) Business Days prior to effecting a Company Adverse Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor and, if requested by Parent, negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such period to make such Acquisition Proposal cease to constitute a Superior Offer and obviate the basis for a Company Adverse Recommendation Change, as applicable.

Nothing in the Merger Agreement prohibits Big 5 from (i) taking and disclosing to Big 5 stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the

Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to Big 5 stockholders that is required under applicable law.

For purposes of the Merger Agreement:

“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal) and (ii) does not prohibit the Company from providing any information to Parent in accordance with, and otherwise complying with the Merger Agreement. For the avoidance of doubt, the term “Acceptable Confidentiality Agreement” shall include those confidentiality agreements in effect between the Company and a third party as of the date of the Merger Agreement.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition of assets of the Company or any of its subsidiaries equal to more than 20% of the Company’s fair market value (as determined by the Board in good faith) of the consolidated assets of the Company and each of its subsidiaries or to which more than 20% of the revenues or earnings of the Company and its subsidiaries on a consolidated basis are attributable, (b) issuance or acquisition of more than 20% of the outstanding Company common stock, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company common stock or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company common stock or 20% or more of the aggregate voting power or equity interests of the Company, the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, in each case other than the transactions contemplated by the Merger Agreement.

“Intervening Event” means any event, occurrence, circumstance, change or effect that materially affects the business, assets or operations of the Company and each of its subsidiaries (taken as a whole) (other than any event, occurrence, circumstance, change or effect primarily resulting from a breach of the Merger Agreement by the Company) occurring or arising after the date of the Merger Agreement that was neither known to the Board nor reasonably foreseeable as of or prior to the date of the Merger Agreement, which event, occurrence, circumstance, change or effect becomes known to the Board prior to the Special Meeting, other than (a) changes in the Company common stock trading volume or price, in and of itself, or any other securities of the Company and each of its subsidiaries, including lack of compliance with the requirement for continued listing on The Nasdaq Global Market (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account to the extent not otherwise excluded), (b) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (c) the fact that, in and of itself, the Company meets or exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account to the extent not otherwise excluded), or (d) consisting of or resulting from a breach of the Merger Agreement by the Company.

“Superior Offer” means a bona fide written Acquisition Proposal that the Board determines, in its good faith judgment, after consultation with outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement (including after giving effect to proposals, if any, made by

Parent in response to such proposal); provided that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

Employee Matters

From and after the Effective Time, Parent intends to make commercially reasonable efforts to provide, or cause to be provided, to each continuing employee wages, retirement health, welfare, and fringe benefits similar to those provided to such continuing employee immediately prior to the Effective Time.

With respect to employee benefit plans maintained by Parent or any of its subsidiaries (including the Surviving Corporation), in each case, in which any continuing employee will participate in on or after the Effective Time, Parent is required to use commercially reasonable efforts, to the extent permissible under the terms of the applicable employee benefit plans and legal requirements, credit each continuing employee with his or her years of service with Big 5, its affiliates or their respective predecessors before the Effective Time. However, Parent is not required to recognize service with Big 5 rendered prior to the Effective Time to the extent doing so would result in duplication of benefits. In addition, Parent is required to use commercially reasonable efforts to (i) allow each continuing employee to participate in any such employee benefit plans as soon as reasonably practicable, (ii) waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements of such employee benefit plans for each continuing employee and his or her eligible dependents and (iii) credit, for purposes of deductibles, coinsurance and out-of-pocket expenses paid under an employee benefit plan of Big 5 before the Effective Time.

Unless Parent notifies Big 5 in writing not less than five (5) Business Days before the Effective Time, the Board (or the appropriate committee thereof) will adopt resolutions and take such corporate action as is necessary or appropriate to terminate each of Big 5’s tax qualified defined contribution retirement plan (the “Big 5 401(k) Plans”), effective as of the day prior to the Closing Date, contingent upon the occurrence of the Closing. If terminated, as provided in the Merger Agreement, Parent will use commercially reasonable efforts to, or will use commercially reasonable efforts to cause one of its affiliates to, have in effect a tax qualified defined contribution retirement plan (the “Parent 401(k) Plan”) as soon as reasonably practicable following the Effective Time in which each continuing employee who is actively employed at the Closing and was a participant in the Big 5 401(k) Plans will be eligible to participate as soon as reasonably practicable following the Closing, and as soon as practicable following the Closing, the account balances under the Big 5 401(k) Plans will be distributed to the participants, and Parent will use commercially reasonable efforts, to the extent permitted by the Parent 401(k) Plan, to permit such continuing employees to make certain rollover contributions to the Parent 401(k) Plan in an amount equal to the full account balance distributed to such continuing employee from the Big 5 401(k) Plans. Not less than five days prior to the Closing, Parent may request that Big 5 take appropriate corporate action to terminate, subject to certain exceptions, any other employee benefit plan maintained by Big 5 effective as of the Closing Date, contingent upon the occurrence of the Closing, or as of such other agreed upon date.

Efforts to Consummate the Merger

Each of Big 5, Merger Sub and Parent must use their reasonable best efforts to (i) take, or cause to be taken, all actions that are appropriate to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, including (ii) obtain (A) from any governmental body any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective subsidiaries, to effect the Closing as promptly as practicable and in any event not later than three (3) Business Days prior to the End Date and to avoid any legal proceeding by any governmental body or any other Person, in connection with the authorization execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (B) from any third party any consents or notices that are required to be obtained or made by Parent, Merger Sub or the Company, or any of their respective subsidiaries, in connection with the transactions contemplated by the Merger Agreement only to the extent that Parent, Merger Sub and the Company reasonably determine, after consultation and cooperation with one another, that such consent or notice should be obtained or made; (iii) cause the conditions within its control to be satisfied, (iv) defend and seek to prevent the initiation of all actions, lawsuits or other legal, regulatory or other proceedings challenging or affecting the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, in each case until the issuance of a final, nonappealable order; (v) seek to have lifted or rescinded any injunction or restraining order that may adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, nonappealable order, and (vi) prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party or any governmental body; (vii) take all reasonable steps as may be necessary to obtain all such consents and approvals, and (viii) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to the Merger Agreement and the Merger required under any other applicable legal requirement to consummate the Merger or the other transactions contemplated by the Merger Agreement.

Notwithstanding anything to the contrary in the Merger Agreement, the parties shall not be obligated, prior to the Effective Time, to pay any consent fee, profit-sharing fee, or other similar payment, or provide any other consideration (including increased rent or other similar payment, or any amendments, supplements, modifications, or waivers to the existing terms of any contract). Additionally, the parties shall not be required to provide additional security (including a guaranty) or incur, assume, or agree to incur or assume any liability that is not conditioned upon the consummation of the Merger.

Indemnification of Directors and Officers; Insurance

From the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current or former directors or officers of the Company or any of its subsidiaries pursuant to the organizational documents thereof and any indemnification or other similar agreements of the Company or any of its subsidiaries, in each case, as in effect on the date of the Merger Agreement, shall continue in full force and effect in accordance with their terms, and Parent shall cause the Company and each of its subsidiaries to perform their obligations thereunder.

From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to indemnify and hold harmless each individual who is as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a former director or officer of the Company or any of its subsidiaries or who is as of the date of the Merger Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of its subsidiaries as a director or officer of another Person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the transactions contemplated by the Merger Agreement), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of the Company or any of its subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL.

In the event of any such claim, action, suit or proceeding, each Indemnified Person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation or its subsidiaries, in accordance with the organizational documents and any indemnification or other similar agreements of the Surviving Corporation, as in effect on the date of the Merger Agreement; provided that; any Indemnified Person to whom expenses are advanced provides an undertaking, if required by the DGCL or the

Surviving Corporation’s certificate of incorporation or bylaws (or comparable organizational documents) or any such indemnification or other similar agreements, to repay such advances if it is ultimately determined by final adjudication that such Indemnified Person is not entitled to indemnification and the Surviving Corporation and its subsidiaries, as applicable, shall reasonably cooperate in the defense of any such matter.

Prior to the Closing Date, in consultation with Parent, the Company shall purchase, “tail” directors’ and officers’ liability insurance for the Company and each of its subsidiaries and their current and former directors and officers who are covered by the directors’ and officers’ liability insurance coverage currently maintained by or for the benefit of the Company or any of its subsidiaries as of the date of the Merger Agreement (the “Current D&O Insurance”), such “tail” insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insureds thereunder with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the total cost of any such “tail” insurance exceed 300% of the aggregate annual premium most recently paid by the Company or any of its subsidiaries for the Current D&O Insurance (the “Maximum Amount”); provided, further, that if such “tail” insurance is not reasonably available or the aggregate premium exceeds the Maximum Amount, then the Company shall be required to obtain the most coverage available on terms and conditions at least as favorable as the directors’ and officers’ liability insurance in effect on the date hereof and for a cost not exceeding the Maximum Amount. Parent and the Surviving Corporation shall maintain such “tail” insurance in full force and effect for a period of six (6) years following the Closing Date, and continue to honor the obligations thereunder.

In the event that the Company or any of its subsidiaries or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, the Company or its applicable subsidiary, as applicable, shall cause proper provision to be made so that the successors and assigns of the Company or its applicable subsidiary assume the foregoing obligations.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Big 5, Parent and Merger Sub relating to, among other matters:

•	cooperation reasonably requested by Parent in connection with the obtaining, arrangement and consummation of the debt financing;

•	the filing by Big 5 of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Big 5, Parent and Merger Sub to perform their respective obligations under the Merger Agreement;

•	reporting requirements under Section 16 of the Exchange Act;

•	the delisting of the Shares from Nasdaq and the deregistration of Shares under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions;

•	estoppel certificates and financial statements to be provided by Big 5 to Parent; and

•	any litigation against Big 5 and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

Conditions to the Merger

The respective obligations of Big 5, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, if permitted by applicable legal requirements, waiver by mutual consent of Parent, Merger Sub and Big 5) as of the Closing of each of the following conditions which may only be waived by written notice from each of Parent, Merger Sub and Big 5:

•	the Company Stockholder Approval shall have been obtained; and

•

there shall be no temporary restraining order, preliminary or permanent injunction or final judgment relating thereto issued by any governmental body of competent jurisdiction in any jurisdiction preventing the consummation of the Merger, nor shall any legal requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any governmental body that temporarily or permanently prevents, prohibits or makes illegal the consummation of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, if permitted by applicable legal requirements, waiver by mutual consent of Parent and Merger Sub) as of the Closing of each of the following conditions which may only be waived by written notice from Parent and Merger Sub:

•

the representations and warranties of Big 5 in Sections 3.3(a) – 3.3(d) (Capitalization) of the Merger Agreement shall be accurate except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by Parent and Merger Sub pursuant to Section 1 of the Merger Agreement, as of the date of the Merger Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•

the representations and warranties of the Company set forth in Sections 3.1 (Due Organization; Subsidiaries, Etc.), 3.2 (Certificate of Incorporation and Bylaws), 3.3 (Capitalization) (other than 3.3(a) – 3.3(d)), 3.21 (Authority; Binding Nature of Agreement), 3.23 (Takeover Laws), 3.24 (Opinion of Financial Advisors) and 3.25 (Brokers and Other Advisors) of the Merger Agreement shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of the Merger Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•

the representations and warranties of the Company set forth in the Merger Agreement (other than those referred to in the preceding two (2) bullets) shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect;

•	the Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Effective Time;

•	since the date of the Merger Agreement, there shall not have occurred any event, occurrence, circumstance, change or effect which has had a Material Adverse Effect;

•

the Inventory (valued at lower of cost or market on a first in first out basis) as of two (2) Business Days prior to the Effective Time is equal or greater than the Inventory Threshold Requirement; and

•

Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an executive officer of the Company certifying (i) the conditions set forth in the preceding six bullets have been satisfied and (ii) the amount of the Inventory (valued at lower of cost or market on a first in first out basis) as of two (2) Business Days prior to the Effective Time.

The obligations of the Company to effect the Merger are subject to the satisfaction (or, if permitted by applicable legal requirements, waiver by the Company) as of the Closing of each of the following conditions which may only be waived by written notice from the Company:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

•	Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Effective Time; and

•	the Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in the preceding two bullets have been satisfied.

Termination

The Merger Agreement may be terminated prior to the Effective Time (notwithstanding any approval of the Merger by the stockholders of the Company) (with any termination by Parent also being an effective termination by Merger Sub) as follows:

by mutual written consent of Big 5 and Parent;

by either Big 5 or Parent, if:

•

the Closing shall not have occurred on or prior to 11:59 p.m. Eastern Time on the End Date, provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been the principal cause of, or resulted in, the Merger not being consummated by such date;

•

(i) any legal requirement shall have been promulgated, enacted, issued or deemed applicable to the Merger by any governmental body which prohibits or makes illegal the consummation of the Merger or (ii) a governmental body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to this bullet shall not be available to any party whose breach of the Merger Agreement was the principal cause of, or resulted in, the issuance of such final and nonappealable order, decree, ruling or other action or to any party that has failed to use commercially reasonable efforts to remove such order, decree, ruling or other action;

•	the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Special Meeting (or any adjournment or postponement thereof);

by Big 5:

•	prior to obtaining the Company Stockholder Approval, in order to accept a Superior Offer and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board shall have determined, in good faith, constitutes a Superior Offer; provided that (A) the Company and each of its subsidiaries have complied in all material respects with the Merger Agreement in relation to such Superior Offer and (B) that such termination shall be effective only if the Company shall have paid the Termination Fee immediately prior to or substantially concurrently with such termination;

•

if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Merger Sub shall have occurred such that the closing conditions set forth in the Merger Agreement would not be satisfied and cannot be cured by Parent and/or Merger Sub by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent and/or Merger Sub written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this bullet if the Company is then in breach of the Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate the Merger Agreement;

•

if (i) all conditions to Closing pertaining to Parent and Merger Sub have been satisfied or waived (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, as applicable, each of which would be satisfied if the Closing were to occur at such time), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing by the Closing Date, (iii) following such failure, the Company has confirmed to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, (iv) Parent and Merger Sub fail to effect the Closing prior to 5:00 p.m. Eastern Time on the third (3rd) Business Day following the date of receipt of such written notification by Parent and Merger Sub, and (v) the Merger Agreement has not otherwise been terminated at the time;

by Parent, if:

•

(i) the Board shall have failed to include the Company Board Recommendation in this proxy statement when mailed, or shall have effected a Company Adverse Recommendation Change; (ii) the Company shall have entered into an Alternative Acquisition Agreement; or (iii) the Board or the Company shall have willfully breached its obligations with respect to Sections 5.4 (No Solicitation) or 6.1 (Company Board Recommendation) of the Merger Agreement; or

•

by Parent, if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of the Company shall have occurred such that a condition of Closing pertaining to the Company’s obligations would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate the Merger Agreement pursuant to this bullet if either Parent or Merger Sub is then in breach of the Merger Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate the Merger Agreement.

In the event of the termination of the Merger Agreement, written notice thereof shall be given to the other parties, specifying the provision pursuant to which such termination is made.

Termination Fee; Certain Expenses

Big 5 must pay to Parent or its designee the Termination Fee by wire transfer of same day funds in the event that:

•

the Merger Agreement is terminated by the Company in order to accept a Superior Offer and substantially concurrently enter into a binding written definitive acquisition agreement relating to a Superior Offer;

•

the Merger Agreement is terminated by Parent because the Board shall have failed to include the Company Board Recommendation in this proxy statement when mailed, or shall have effected a Company Adverse Recommendation Change; the Company shall have entered into an Alternative Acquisition Agreement; or the Board or the Company shall have willfully breached its obligations under Section 5.4 (No Solicitation) or Section 6.1 (Company Board Recommendation) of the Merger Agreement;

•

the Merger Agreement is terminated by Parent because the Company fails to satisfy certain closing conditions concerning the accuracy of representations and warranties and compliance with the covenants and agreements required prior to the Effective Time by the terms of the Merger Agreement;

•

the Merger Agreement is terminated by Parent or the Company because (i) the Closing did not occur on or prior to the End Date (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating the Merger Agreement under the terms of the Merger Agreement) or because the Company Stockholder Approval was not obtained in a final vote taken at the Special Meeting, (ii) any Person shall have publicly disclosed a bona fide Acquisition Proposal and prior to such termination such Acquisition Proposal has not been unconditionally and publicly withdrawn and (iii) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which Acquisition Proposal is subsequently consummated, whether during or following such twelve (12)-month period) or consummated an Acquisition Proposal; provided, that for purposes of this clause (iii) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

Parent must pay to Big 5 the Parent Termination Fee by wire transfer of immediately available funds within two (2) Business Days following such termination in the event that:

•	the Merger Agreement is terminated by the Company because Parent and Merger Sub fail to effect the Closing pursuant to the terms of the Merger Agreement; or

•

the Merger Agreement is terminated by the Company because Parent or Merger Sub fails to satisfy certain closing conditions concerning the accuracy of representations and warranties and compliance with the covenants and agreements required prior to the Effective Time the terms of the Merger Agreement.

In no event shall either party be required to pay the Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion.

The Merger Agreement further provides that in the event Big 5 or Parent fails to pay when due any amount payable under the Merger Agreement, including the Termination Fee or Parent Termination Fee, and in order to collect such amount, Parent or the Company, as applicable, commences a legal proceeding that results in a judgment against the Company for the Termination Fee or Parent for the Parent Termination Fee, as applicable, then such party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such legal proceeding.

Other than in the case or fraud or a willful breach of the Merger Agreement, any Termination Fee payable by Big 5 or Parent Termination Fee payable by Parent will be the sole and exclusive remedy of the other party and their related parties, as applicable. In the event Parent receives the Termination Fee in circumstances in which it is payable by Big 5, Big 5 will have no further liability to Parent or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Big 5 receives the Parent Termination Fee in circumstances in which it is payable by Parent, Parent will have no further liability to Big 5 under the Merger Agreement except in certain limited circumstances.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to seek an injunction to prevent breaches of the Merger Agreement and to seek to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Prior to the Effective Time, the Merger Agreement may be amended with the approval of the respective boards of directors of Big 5, Parent and Merger Sub at any time, whether before or after the Company Stockholder Approval has been obtained; provided that after the Company Stockholder Approval has been obtained, no amendment shall be made that by any legal requirement requires further approval by the Company’s stockholders without the further approval of such stockholders.

No failure on the part of any party to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the Merger Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and Big 5, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (iii) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Governing Law and Jurisdiction

The Merger Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort or statute) arising out of the Merger Agreement or any of the transactions contemplated thereby, is governed by and construed in accordance with the laws of the State of Delaware, regardless of the legal requirements that might otherwise govern under applicable principles of conflicts of laws thereof.

Any action or proceeding arising out of or relating to the Merger Agreement or the transactions contemplated thereby is required to be brought in the Delaware Court of Chancery and any state appellate court therefrom or, if such court does not have subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 68 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 34 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, after considering various factors described in such section, the Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, with the Company continuing as the Surviving Corporation in the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, Big 5 and its stockholders, (ii) declared it advisable for Big 5 to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by Big 5 of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend that Big 5’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The Board unanimously recommends that you vote “FOR” the Merger Proposal.

Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Shares entitled to vote thereon as of the Record Date. Each Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Shares will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE MERGER COMPENSATION PROPOSAL

The Merger Compensation Proposal

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, Big 5 is required to submit a proposal to our stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by Big 5 to its named executive officers that is based on or otherwise relates to the Merger. This proposal, commonly known as a “say on golden parachute” proposal, gives stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by Big 5 to its named executive officers that is based on or otherwise relates to the Merger.

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the Merger and assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement,      , 2025. The compensation arrangements of our named executive officers that are described in the section entitled “The Merger—Interests of the Directors and Executive Officers of Big 5 in the Merger” of this proxy statement are incorporated herein by reference.

The Board encourages you to carefully review the “golden parachute” compensation information disclosed in this proxy statement.

The Board unanimously recommends that Big 5’s stockholders approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Big 5 to its named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:

•	a closing date of the Merger on , 2025;

•

the employment of each named executive officer is terminated by Big 5 or one of its subsidiaries without “cause” (or, in the case of Mr. Miller, “just cause”) or by the named executive officer for “good reason” (each such term as defined in the case of Mr. Miller, in his employment agreement he has entered into with Big 5, and in the case of Messrs. Emerson and Clark, in his applicable Change of Control Severance Agreement), in either case, immediately following the consummation of the Merger; and

•

each named executive officer’s outstanding Company Equity Awards are those that are outstanding and unvested as of July 23, 2025, and will be treated in accordance with the Merger Agreement as described in the section entitled “The Merger—Treatment of Company Equity Awards” of this proxy statement, and the value of the accelerated vesting of any Company Equity Award is calculated based on a price per share of Common Stock equal to the Merger Consideration of $1.45.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Steven G. Miller	$4,462,340	N/A	N/A	$4,462,340
Barry D. Emerson	$1,627,207	$48,591	41,401	$1,732,877
Boyd O. Clark	$1,641,675	$48,591	57,079	$1,731,667

(1)

Amounts in this column reflect cash severance that each named executive officer would be eligible to receive under, in the case of Mr. Miller, the employment agreement he has entered into with Big 5, and for Messrs. Emerson and Clark, their Change of Control Severance Agreements, in each case as described in “—Interests of the Directors and Executive Officers of Big 5 in the Merger—Change of Control Severance Benefits” beginning on page 56. Mr. Emerson also is party to a severance agreement with Big 5, but would not be entitled to receive duplicate payments or benefits under the severance agreement and his Change of Control Severance Agreement; as such, his severance payments and benefits under his severance agreement are not described below.

Severance is payable to (i) in the case of Mr. Miller if (a) irrespective of whether a “change in control” (as such term is defined in Mr. Miller’s employment agreement) of Big 5 occurs, Big 5 terminates Mr. Miller’s employment without “just cause”, or if he resigns his employment with “good reason,” or (b) Mr. Miller terminates his employment for any reason within six months after the change in control, and (ii) in the case of Messrs. Emerson and Clark, if within two years following a “change of control” of Big 5 (as such term is defined in the Change of Control Severance Agreements), the applicable named executive experiences a termination of his employment by Big 5 without “cause” or he resigns for “good reason,” (each, as defined in the Change of Control Severance Agreements) (each such termination of employment, a “Qualifying Termination”). As a condition to the payment of severance upon a Qualifying Termination, Messrs. Emerson and Clark are each required to timely execute and not revoke a general release of claims in favor of the Company.

Upon a Qualifying Termination, the named executive officers are entitled to receive cash severance paid in a single lump sum payment in the following amounts: (i) for Mr. Miller, (a) an amount equal to three times his average annual taxable compensation (as reflected in the applicable Forms W-2) paid to Mr. Miller over the five years immediately prior to the year in which the termination date falls (i.e., 2020 through 2024) and (b) a cash bonus for services rendered during the applicable calendar year through the date of the Qualifying Termination equal to the greater of (x) the last annual cash bonus paid to Mr. Miller and (y) the average of the annual cash bonuses paid to Mr. Miller during the immediately preceding three full fiscal years, pro-rated through the date of the Qualifying Termination and (ii) for Messrs. Emerson and Clark, as applicable, (a) a lump sum cash payment equal to two times the sum of the applicable named executive officer’s annual base salary (based on the rate in effect immediately prior to the termination date or the rate in effect immediately prior to the change of control, whichever is greater) and “annual bonus” (defined as the average of the three most recent annual bonuses paid before the termination date or the change of control, whichever is greater) and (b) a lump sum cash payment equal to a pro rata portion of the applicable named executive officer’s “annual bonus.”

The following table quantifies each separate form of compensation included in the aggregate total amount reported in this column. All amounts listed in the below table are considered to be payable pursuant to “double-trigger” arrangements (noting that the amounts for Mr. Miller are payable in connection with a termination of employment for any reason within six months after a change in control).

Name	Average Annual Compensation Severance ($)	Base Salary Severance ($)	Bonus Severance ($)
Steven G. Miller	$1,487,447	$4,462,340	N/A
Boyd O. Clark	$821,851	$1,399,333	$227,874
Barry D. Emerson	$790,851	$1,462,667	$179,008

(2)

Amounts in this column reflect the value of the unvested, in-the-money Company Options and unvested Company Restricted Shares held by the named executive officers that would accelerate upon the closing of the Merger. None of the named executive officers hold outstanding, unvested Company RSUs. For a detailed description of the treatment of outstanding Company Equity Awards in connection with the Merger, please see the section entitled “The Merger Agreement—Treatment of Equity Awards” of this proxy statement.

The following table quantifies the number of Shares subject to unvested, in-the-money Company Options and unvested Company Restricted Shares held by the named executive officers and quantifies the value of such awards based on a price per Share equal to the Merger Consideration (and, with respect to Company Options, is reduced by the aggregate exercise price of such Company Options). Depending on when the Effective Time occurs, certain equity awards shown in the table may vest in accordance with their terms prior to the Effective Time. In addition, the table includes the amount of unpaid dividends that have accrued on unvested Company Restricted Shares prior to the Effective Time for each named executive officer, which will be paid in connection with the closing of the Merger. All amounts listed in the below table with respect to the Company Equity Awards are considered to be payable pursuant to “single-trigger” arrangements pursuant to the Merger Agreement.

Name	Accelerated Company Options (#)	Value of Accelerated Company Options ($)	Company Restricted Shares (#)	Value of Company Restricted Shares ($)	Value of Accrued Dividends on Company Restricted Shares ($)
Steven G. Miller	N/A	N/A	N/A	N/A	N/A
Boyd O. Clark	20,800	$5,616	24,500	$35,525	$7,450
Barry D. Emerson	20,800	$5,616	24,500	$35,525	$7,450

(3)

Upon a Qualifying Termination, (i) Mr. Miller’s employment agreement provides that he will be entitled, for a period of three years from the effective Qualifying Termination date, to receive all benefits that would have been payable to him pursuant to his employment agreement (which include group medical, health insurance, disability insurance and life insurance benefits generally available to Big 5’s senior executive officers and an automobile in accordance with the policies established from time to time by Big 5 for its senior executive officers) if he had been employed by Big 5 during such period, provided that medical benefits shall cease when Mr. Miller and his family become covered under a group health plan not maintained by Big 5, and (ii) the Change of Control Severance Agreements for Messrs. Emerson and Clark provide that each is eligible to receive (A) COBRA premium payments paid by Big 5 for up to 18 months following the applicable Qualifying Termination date and (B) outplacement services paid by Big 5 for up to 12 months following the termination date.

The following table quantifies each separate form of perquisites and/or benefits included in the aggregate total amount reported in this column. The payments described in this column (A) include (i) an estimated cost of continued employee benefits for each named executive officer, (ii) in the case of Mr. Miller, the cost of his automobile that is paid for by Big 5, and (iii) in the case of Messrs. Emerson and Clark, outplacement assistance, as applicable, and (B) are considered to be payable pursuant to “double-trigger” arrangements.

Name	Employee Benefits Continuation ($)	Automobile ($)	Outplacement Assistance ($)
Steven G. Miller	N/A	N/A	N/A
Barry D. Emerson	31,401	N/A	10,000
Boyd O. Clark	47,079	N/A	10,000

Restrictive Covenants. Each of the named executive officers is subject to customary confidentiality provisions that apply during their employment and Mr. Miller is subject to a non-solicitation restrictive covenant that applies during his employment and for a period of up to 24 months following his termination of employment with Big 5.

Vote Required

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either the Company or Parent or their respective affiliates. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation that is contractually required to be paid will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Big 5’s stockholders on the Merger Compensation Proposal.

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon. Each Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Compensation Proposal, such stockholder’s Shares will be voted in favor of the Merger Compensation Proposal. If a Big 5 stockholder abstains from voting, it will not be considered to be a vote cast on the Merger Compensation Proposal and will have no effect on the Merger Compensation Proposal. If a Big 5 stockholder fails to vote, it will have no effect on the Merger Compensation Proposal. Broker non-votes, if any, will have no effect on the Merger Compensation Proposal.

Approval of this proposal is not a condition to consummation of the Merger.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those Shares to change their votes to vote in favor of the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our Bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Big 5’s right to adjourn or postpone the Special Meeting, and the number of times that Big 5 may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Stockholder Meeting and Related Actions” beginning on page 78 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Big 5 does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of Big 5 and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon. Each Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Shares will be voted in favor of the Adjournment Proposal. If a Big 5 stockholder abstains from voting, it will not be considered to be a vote cast on the Adjournment Proposal and will have no effect on the Adjournment Proposal. If a Big 5 stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Shares are listed on Nasdaq under the symbol “BGFV.”

As of      , 2025, there were      Shares issued and outstanding, held by approximately      stockholders of record.

We do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Parent, any cash dividends on our capital stock in the foreseeable future.

On June 27, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for the Shares as reported on Nasdaq were $1.29 and $1.19 per share, respectively. The closing price of the Shares on Nasdaq on June 27, 2025 was $1.19 per share.

On      , 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of the Shares on Nasdaq was $     per share. You are encouraged to obtain current market quotations for Shares.

Upon the consummation of the Merger, there will be no further market for the Shares and, as promptly as practicable thereafter, the Shares will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of the Shares on July 23, 2025 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each Person, or group of affiliated Persons, who beneficially owned more than 5% of the Shares.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the Persons named in the table below have sole voting and sole investment power with respect to all Shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 22,918,921 Shares issued and outstanding as of July 23, 2025. In computing the number of Shares beneficially owned by a Person and the percentage ownership of that Person, we deemed to be issued and outstanding all Shares subject to options, warrants or other rights held by that Person or entity that are currently exercisable within 60 days of July 23, 2025. We did not deem these shares issued and outstanding, however, for the purpose of computing the percentage ownership of any other Person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Big 5 Sporting Goods Corporation, 2525 East El Segundo Boulevard, El Segundo, California 90245.

	Beneficial Ownership
	Number		Percentage
Name of Beneficial Owner
5% or Greater Stockholders [None]
Name of Beneficial Owner
Named Executive Officers and Directors
Steven G. Miller	941,002	(1)	4.1%
Colleen B. Brown	65,951	(2)	*
Stephen E. Carley	64,951	(3)	*
Lily W. Chang	52,837	(4)	*
Jennifer H. Dunbar	84,344	(5)	*
Van B. Honeycutt	65,201		*
David R. Jessick	47,951		*
Barry D. Emerson	66,468	(6)	*
Boyd O. Clark	66,468	(7)	*
All directors and executive officers as a group (13 Persons)	1,625,708	(8)	7.1%

*	Less than 1%.
(1)

Includes (a) 506,006 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, (b) 274,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and (c) 50,521 shares which may be acquired upon the exercise of options exercisable within 60 days of July 23, 2025. Jacquelyne G. Miller shares beneficial ownership of the 506,006 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(2)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of July 23, 2025.
(3)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of July 23, 2025.
(4)	Includes 7,500 shares which may be acquired upon the exercise of options exercisable within 60 days of July 23, 2025.
(5)	Includes 14,143 shares of common stock held by Jennifer H. Dunbar, Trustee of the Lilac II Trust dated June 28, 2000.
(6)	Includes 22,900 shares which may be acquired upon the exercise of options exercisable within 60 days of July 23, 2025.
(7)	Includes 22,900 shares which may be acquired upon the exercise of options exercisable within 60 days of July 23, 2025.
(8)

Includes 157,430 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of July 23, 2025.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2026 only if the Merger is not consummated.

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders (“2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than December 26, 2025, if the Company’s 2026 Annual Meeting is held within 30 days of June 10, 2026. In the event that the Company elects to hold the 2026 Annual Meeting more than 30 days before or after June 10, 2026, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the 2026 Annual Meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Bylaws.

Pursuant to the Bylaws, in order for director nominations or other proposals of stockholders intended to be presented at the 2026 Annual Meeting (excluding proposals pursuant to Rule 14a-8 under the Exchange Act) to be timely, such proposals must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Accordingly, except as noted below, any stockholder proposals intended to be presented at the 2026 Annual Meeting outside of Rule 14a-8 must be received in writing by the Company at its principal executive offices no later than March 12, 2026, and no sooner than February 10, 2026. However, if the date of the 2026 Annual Meeting is advanced more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be delivered not more than the 120th day prior to 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. In addition, to complying with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act of 1934 no later than March 12, 2026, and no sooner than February 10, 2026. The Company will provide a copy of its Bylaws to any stockholder of record upon written request.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act no later than   .

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Big 5 filings with the SEC are incorporated by reference:

•	Big 5’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;

•	Big 5’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025 filed with the SEC on April 30, 2025; and

•	Big 5’s Current Reports on Form 8-K filed with the SEC on May 16, 2025, June 13, 2025 and June 30, 2025 (other than the portions of such document not deemed to be filed).

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Big 5 through the SEC’s website, www.sec.gov, or through the Investors section of our website, big5sportinggoods.com/store/company/investorrelations, and the “SEC Filings” section therein.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing from us at the following address:

Big 5 Sporting Goods Corporation

Attention: Secretary

2525 East El Segundo Boulevard

El Segundo, California 90245

If you would like to request documents from us, please do so by      , 2025, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one (1) Business Day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, big5sportinggoods.com/store/company/investorrelations, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

(877) 687-1873

or

Big 5 Sporting Goods Corporation

Attention: Secretary

2525 East El Segundo Boulevard

El Segundo, California 90245

(310) 536-0611

MISCELLANEOUS

Big 5 has supplied all information relating to Big 5, and Parent has supplied, and Big 5 has not independently verified, all of the information relating to Parent and Merger Sub contained in “Summary—The Companies” beginning on page 11 of this proxy statement and “The Companies” beginning on page 24 of this proxy statement.

If you hold any certificates representing the Shares, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated      , 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any Person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

BIG 5 SPORTING GOODS CORPORATION

WORLDWIDE SPORTS GROUP HOLDINGS LLC,

WSG MERGER LLC

and

WORLDWIDE GOLF GROUP LLC

dated as of

JUNE 29, 2025

A-i

A-ii

9.8	Notices	A-56
9.9	Severability	A-57
9.10	Obligation of Parent	A-57
9.11	Debt Financing Source Matters	A-58
9.12	Construction	A-59
9.13	Guarantee	A-60

Exhibits
Exhibit A	Certain Definitions

Annexes
Annex I	Form of Certificate of Incorporation of the Surviving Corporation
Annex II	Form of Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 29, 2025, by and among Worldwide Sports Group Holdings LLC, a Delaware limited liability company (“Parent”); WSG Merger LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”); Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”); and, solely for purposes of Section 9.13, Worldwide Golf Group LLC, a Delaware limited liability company (“Guarantor”). Parent, Merger Sub and the Company are sometimes referred to herein as a “Party” and collectively as the “Parties.” Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, it is proposed that the Parties effect the acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Merger”);

WHEREAS, the Board of Directors has unanimously (i) determined that this Agreement and the Transactions, including the Merger, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, are fair to, and in the best interests of, the Company and its stockholders, (ii) declared it advisable for the Company to enter into this Agreement, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, and (iv) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Transactions, including the Merger;

WHEREAS, the sole member of each of Parent and Merger Sub has approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

SECTION 1

THE MERGER

1.1 The Closing. Unless this Agreement shall have been terminated pursuant to Section 8, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place remotely via the electronic exchange of signatures at 8:00 a.m. Eastern Time on the date that is three (3) Business Days following the Condition Satisfaction Date (but subject to the satisfaction of those conditions which, by their terms or nature, are to be satisfied at the Closing). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.2 The Merger.

(a) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective.

(b) The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time, the “Effective Time”).

(c) The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease with the Company continuing as the Surviving Corporation, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the obligations, debts, liabilities and duties of the Company and Merger Sub shall become the obligations, debts, liabilities and duties of the Surviving Corporation.

1.3 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, the following will occur:

(i) any shares of Company Common Stock (the “Shares”) held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any Shares held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses (i) and (ii) above and subject to Section 1.3(b), each Share issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares, which shall have only those rights set forth in Section 1.5, and excluding Company Restricted Shares, which shall have only those rights set forth in Section 1.6(c)) shall be converted into the right to receive (A) $1.45 per Share in cash (the “Merger Consideration”), without interest and subject to any withholding of Taxes in accordance with Section 1.4(f); and

(iv) each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Corporation.

From and after the Effective Time, subject to this Section 1.3(a), all Shares held immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without any interest thereon and subject to any withholding of Taxes therefor, upon the surrender of such Shares in accordance with Section 1.4.

(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration and any other similarly dependent items (including the Company Equity Award Consideration) shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 1.3(b) shall be construed to permit the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

1.4 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall appoint the Company’s transfer agent or designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the “Exchange Agent”) for the purposes of exchanging Shares represented by a certificate evidencing such Shares (the “Certificates”) and Book-Entry Shares for the Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.3. On or prior to the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, cash sufficient to pay the aggregate Merger Consideration payable pursuant to

Section 1.3(a)(iii) (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. Pending its disbursement in accordance with this Section 1.4, the Payment Fund shall be invested by the Exchange Agent, if so directed by the Surviving Corporation; provided that any such investment, if made, shall be (w) in obligations of or guaranteed by the United States of America, (x) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or S&P Global Inc., respectively, (y) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (z) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months.

(b) Promptly after the Effective Time, the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of the Certificates or Book-Entry Shares, who, in each case was entitled to receive the Merger Consideration pursuant to Section 1.3, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.4(g), if applicable) to the Exchange Agent, or, in the case of Book-Entry Shares, a customary agent’s message generated in accordance with The Depository Trust Company’s (“DTC”) procedures, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration issuable and payable in respect of such Shares pursuant to Section 1.3. Upon surrender to the Exchange Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.4(g), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive, in exchange therefor, the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 1.4(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.4, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by Section 1.3.

(c) Notwithstanding the foregoing, where Book-Entry Shares are held through DTC or any similar electronic registration system, the Exchange Agent shall process such Shares in accordance with DTC’s customary procedures for book-entry transfer and payment. In connection therewith, holders whose Shares are maintained electronically need not deliver any physical certificate or executed letter of transmittal. Instead, an electronic “agent’s message” or equivalent instruction as provided by DTC, subject to applicable DTC rules and procedures, or such other evidence, if any, as the Exchange Agent may reasonably request shall serve as confirmation of the surrender of such Book-Entry Shares and trigger the payment of the Merger Consideration.

(d) At any time following the 12-month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.3) which had been made available to the Exchange Agent and not disbursed to holders of Certificates or Book-Entry Shares (including all interest and other income received by the Exchange Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of Certificates or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(e) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

(f) Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Exchange Agent to deduct and withhold) from any amount payable to any Person pursuant to this Agreement such amounts as it is required by any Legal Requirement to deduct and withhold. To the extent that amounts are so deducted or withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Exchange Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.4(f)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Section 1.

1.5 Dissenters’ Rights. Notwithstanding anything to the contrary contained in this Agreement, Shares outstanding immediately prior to the Effective Time, and held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration, but shall, by virtue of the Merger, be automatically canceled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive only the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.4(f)), without interest, and such Shares shall not be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent and Merger Sub shall have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Merger Sub, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing.

1.6 Treatment of Company Equity Compensation.

(a) Company Options. At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time (after giving effect to the Effective Time) shall be canceled and converted into the right to receive a cash payment, without interest, equal to (1) the excess, if any, of (A) the Merger Consideration over (B) the per-Share exercise price for such Company Option, multiplied by (2) the total number of Shares subject to such Company Option immediately prior to the Effective Time (the “Company Option Consideration”); provided that if the exercise price per Share of such Company Option is equal to or greater than the Merger Consideration (each, an “Out of the Money Company Option”), such Out of the Money Company Option shall be canceled without any cash payment or other consideration being made in respect thereof. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Company Option, the Company Option Consideration (if any), less any required withholding Taxes, as promptly as practicable (and in no event later than the next regularly scheduled payroll date) following the Effective Time.

(b) Company RSU Awards. At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares underlying such Company RSU Award, multiplied by (B) the Merger Consideration (the “Company RSU Award Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Company RSU Award, the Company RSU Award Consideration (if any), less any required withholding Taxes, as promptly as practicable (and in no event later than the next regularly scheduled payroll date) following the Effective Time.

(c) Company Restricted Shares. At the Effective Time, each Company Restricted Share that is outstanding immediately prior to the Effective Time (after giving effect to the Effective Time) shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration plus any unpaid dividends that accrued on unvested Company Restricted Shares prior to the Effective Time (collectively, the “Company Restricted Share Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Company Restricted Share, the Company Restricted Share Consideration, less any required withholding Taxes, as promptly as practicable (and in no event later than the next regularly scheduled payroll date) following the Effective Time.

(d) Amounts payable under this Section 1.6 that constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be paid on the applicable settlement date for the underlying Company Equity Award if required in order to comply with Section 409A of the Code.

(e) Prior to the Effective Time, the Board of Directors or the appropriate committee of the Board of Directors, as applicable, shall adopt all resolutions and shall take all actions that it determines to be appropriate or necessary (under any Company Equity Plans and award agreements pursuant to which Company Options, Company RSU Awards or Company Restricted Shares are outstanding) to effect the transactions described in this Section 1.6.

1.7 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2

THE SURVIVING CORPORATION

2.1 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) As of the Effective Time, the certificate of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex I and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements.

(b) As of the Effective Time, the bylaws of the Company shall, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements.

(c) As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 3 is subject to (a) (x) exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 3 and (y) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent that it is reasonably apparent on the face of such exception or disclosure (when read in conjunction with the section or subsection of this Agreement to which such exception or disclosure relates) that such exception or disclosure is applicable to qualify such representation and warranty; provided that clause (y) of this paragraph shall not apply to the representation and warranty set forth in Section 3.5(b) (No Material Adverse Effect); and (b) disclosures set forth in any Company SEC Document filed on or after January 1, 2022 and publicly available at least one (1) Business Day prior to the date of this Agreement (excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements”)) but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements.

3.1 Due Organization; Subsidiaries, Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Legal Requirements) under the Legal Requirements of the jurisdiction of its organization, except for such failures to be in good standing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A list of the Company’s Subsidiaries and their jurisdictions of organization is set forth on Section 3.1(a) of the Company Disclosure Schedule. The Company and each of its Subsidiaries have all necessary power and authority: (i) to conduct their businesses in the manner in which their businesses are currently being conducted; and (ii) to own and use their assets in the manner in which their assets are currently owned and used, except in the case of each of subsections (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect, the Company and each of its Subsidiaries are qualified or licensed to do business as a foreign corporation, and are in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing. No Subsidiary of the Company owns any shares of Company Common Stock.

(b) The Company owns beneficially and of record all of the outstanding shares of capital stock or ordinary shares of its Subsidiaries, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. All of the issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued in accordance with applicable law and are fully paid or credited as fully paid and non-assessable. Except for the shares of capital stock of each of the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or equity interests in, or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of any Entity. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

3.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent true, correct and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Company and each of its Subsidiaries, including all amendments thereto, as in effect on the date of this Agreement. The Company and each of its Subsidiaries are in material compliance with the provisions of its certificate of incorporation, bylaws and other charter and organizational documents.

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share (“Company Common Stock”), and 3,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the close of business on June 26, 2025 (the “Capitalization Date”) there are (i) 22,944,391 shares of Company Common Stock issued and outstanding, including 700,375 Company Restricted Shares and (ii) no shares of Company Preferred Stock are issued and outstanding. Since the Capitalization Date through the date of this Agreement, the Company has not issued any new Shares or other securities, except the vesting of Company Restricted Shares outstanding as of the Capitalization Date in accordance with their terms or the exercise of Company Options outstanding as of the Capitalization Date in accordance with their terms and, since the Capitalization Date, the Company has not issued any Company Options or other equity based awards, in each case, other than pursuant to any offer of employment or Contract executed on or prior to the Capitalization Date. None of the Company’s Subsidiaries own any issued and outstanding capital stock or other equity interests of the Company.

(b) (i) Other than the Company Restricted Shares, as of the close of business on the Capitalization Date, none of the outstanding shares of capital stock of the Company or its Subsidiaries are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Company or its Subsidiaries are subject to any right of first refusal in favor of the Company or any of its Subsidiaries; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having a right to vote (or that are convertible into or exercisable for securities having the right to vote) on any matters on which the stockholders of the Company have a right to vote; and (iv) there is no Contract to which the Company is a party, or otherwise to the knowledge of the Company, relating to the voting or registration of, or restricting any Person from selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company or any of its Subsidiaries. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act. Between the Capitalization Date and the date hereof, the Company has not issued any Company Equity Awards or shares of Company Common Stock (other than as settlement for vested or exercised Company Equity Awards), Company Preferred Stock, restricted stock, restricted stock unit, stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company or any of its Subsidiaries.

(c) As of the close of business on the Capitalization Date, (i) 311,800 Shares were subject to issuance pursuant to In the Money Company Options granted and outstanding under the Company Equity Plans (with a weighted average exercise price per share of $1.18), (ii) 202,393 Shares were subject to issuance pursuant to Company RSU Awards granted and outstanding under the Company Equity Plans and (iii) 5,095,977 Shares were reserved for future issuance under the Company Equity Plans. Other than as set forth in Section 3.3(a) or this Section 3.3(c), as of the close of business on the Capitalization Date, there are no issued, reserved for issuance, outstanding or authorized restricted stock, restricted stock unit, stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company or any of its Subsidiaries.

(d) Except as set forth in this Section 3.3 and except for Company Options, Company RSU Awards and Company Restricted Shares (and Shares issuable on the exercise, vesting or conversion thereof, as applicable), as of the close of business on the Capitalization Date, there are no: (i) outstanding shares of capital stock of or other securities of the Company or any of its Subsidiaries; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of the Company or any of its Subsidiaries, in each case other than derivative securities not issued by the Company or any of its Subsidiaries; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) Section 3.3(e) of the Company Disclosure Schedule sets forth a true and complete list as of the Capitalization Date of each Company Option, Company RSU Award and Company Restricted Share, that includes (i) the name (or employee identification number) and country of residence (if outside the United States) of the holder thereof, (ii) the Company Equity Plan under which such Company Option, Company RSU Award or Company Restricted Share was granted, (iii) each of the number of Shares issued or issuable thereunder (and, if applicable, assuming achievement of the applicable performance metrics), (iv) the grant date, (v) the expiration date (if any), (vi) the exercise price (if any) and (vii) with respect to a Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. As of the Capitalization Date, the Company has declared but not yet paid dividends in an aggregate amount equal to $220,602.50.

(f) Each award of a Company Option, Company RSU Award and Company Restricted Share was granted (i) in compliance with all applicable securities laws or exemptions therefrom, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (ii) under a Company Equity Plan and is in compliance with all requirements set forth in such Company Equity Plan, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4 SEC Filings; Financial Statements.

(a) Since January 1, 2022, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein)

required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any reports, schedules, forms, statements and other documents with the SEC.

(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes, which if presented would not materially differ from those presented in the audited financial statements, and to normal and recurring year-end adjustments, which are not material individually or in the aggregate).

(c) The Company maintains, and at all times since January 1, 2022, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and (ii) provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors and (B) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 29, 2024, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. Since December 31, 2023, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (2) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.

(d) The Company maintains, and at all times since January 1, 2022, has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that (1) all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (2) that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.

(e) The Company is not a party to, nor does the Company have any obligation or other commitment to become a party to, any securitization transaction or “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting or auditing practices or internal controls of the Company or any of its Subsidiaries.

(g) The Proxy Statement, at the date mailed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement, at the time first mailed, distributed or otherwise disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to (i) statements included or incorporated by reference therein relating to Parent or any of its Subsidiaries, including Merger Sub, based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or (ii) any financial projections or forward-looking statements, except with respect to clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.5 Absence of Changes; No Material Adverse Effect.

(a) Since March 31, 2025 through the date of this Agreement, (i) except for discussions, negotiations and activities related to this Agreement, the Company and each of its Subsidiaries have operated in all material respects in the ordinary course of business and (ii) except as set forth in Section 3.5(a)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of subsections (i), (ii), (vi), (vii), (x), (xvi), (xvii), (xxiii), (xxiv), (xxv), (xxvi) or (xxvii) (or (xxviii), solely with respect to the foregoing subclauses) of Section 5.2(b) had such action been taken after the execution of this Agreement without the prior consent of Parent.

(b) Since March 31, 2025, there has not occurred any event, occurrence, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.6 Title to Assets. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have good and valid title to all material assets owned by each of them, and such assets are owned by the Company and its Subsidiaries free and clear of any Encumbrances (other than Permitted Encumbrances).

3.7 Real Property.

(a) Section 3.7(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Owned Real Property, including the address of such Owned Real Property. With respect to each Owned Real Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) the Company or its Subsidiaries is the legal owner of and has good and marketable fee simple title to such Owned Real Property and tangible assets, free and clear of all

Encumbrances, except for Permitted Encumbrances; (ii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; (iii) the Owned Real Property and the current use and operation thereof by the Company and its Subsidiaries in the ordinary course do not violate any applicable zoning, land use, building or other Legal Requirements (or any other restrictions to which such Owned Real Property is subject, whether pursuant to a deed, easement, covenant, condition and restriction or otherwise), and there is no pending, or to the knowledge of the Company, threatened zoning, condemnation, eminent domain or similar Legal Proceedings relating to or affecting such Owned Real Property; and (iv) except as set forth in Section 3.7(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof. For purposes hereof, “Owned Real Property” means all land, together with all interests or rights in and to all buildings, structures, improvements, and fixtures located thereon, owned in fee by the Company or any of its Subsidiaries, or used or held for use in or necessary for the operation of the business of the Company and its Subsidiaries, in each case, as of the date hereof. The Company and each of its Subsidiaries do not have any interest in real property other than the Real Property and other than property adjacent to, ancillary to and/or operated in conjunction with the Real Property, whether pursuant to easements, licenses, CC&Rs, signage agreements or otherwise, other than property that is not material to the Company and its Subsidiaries, taken as a whole. Except for Permitted Encumbrances, neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any Real Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, Section 3.7(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the common addresses of all real property covered by leases, subleases and licenses (or similar use or occupancy agreements) to which the Company or any of its Subsidiaries is a party or by which they are bound or by which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, including any amendments, renewals, guarantees, supplements or other modifications or supplements thereto (collectively, the “Leases,” and all real property subject thereto, collectively, the “Leased Real Property”).

(c) With respect to each Lease, as applicable, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (A) one (1) or more of the Company or its Subsidiaries, as applicable, holds a good and valid leasehold or subleasehold interest in, or if such Lease is a license (or similar use or occupancy agreement), a good and valid right to use or occupy, the Leased Real Property demised thereunder or otherwise pertaining thereto, in each case, free and clear of all Encumbrances other than Permitted Encumbrances; (B) such Lease is in full force and effect, and is the valid and binding obligation of the Company or its Subsidiary party thereto (or otherwise bound thereby), enforceable against the Company or such Subsidiary and, to the knowledge of the Company, each other party thereto, in accordance with its terms (except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights, and by general equitable principles, collectively, the “Enforceability Exceptions”); (C) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Lease is in monetary default or otherwise in material default thereunder or breach thereof, and no event has occurred or exists which with the passage of time or notice, or both, would constitute a monetary default or otherwise material default or breach thereunder; (D) neither the Company nor any of its Subsidiaries has received written notice of any (1) default or breach in respect of such Lease that has not since been cured (or waived by the Person alleging such default or breach) in writing or (2) termination (or intent to terminate) such Lease by any counterparty thereto; (E) neither the Company nor any of its Subsidiaries is subject to any waiver or forbearance or any deferred, abated or reduced rent; and (F) the Company has delivered or made available to Parent true, correct and complete copies of each Lease as of June 26, 2025.

(d) With respect to each Leased Real Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (A) except as may be set forth in any Lease (e.g., rights exercisable by a landlord under a Lease), there are no outstanding options, rights of first offer or first refusal or any other agreements granting any rights (whether present or future) in favor of any Person to acquire any interest in any Leased Real Property, or portion thereof, and neither the Company nor any of its Subsidiaries has granted to any Person the right to use or occupy all or any portion of any Leased Real Property, whether pursuant to an assignment, sublease, license or other agreement; (B) the Leased Real Property and the current use and operation thereof by the Company and each of its Subsidiaries in the ordinary course do not violate any applicable zoning, land use, building or other Legal Requirements (or any other restrictions to which such Leased Real Property is subject, whether pursuant to a deed, the applicable Lease, easement, covenant, condition and restriction or otherwise), and there does not exist any pending or, to the knowledge of the Company, threatened, zoning, condemnation, eminent domain or similar Legal Proceedings that relate to or affect any Leased Real Property, including any portion thereof; and (C) neither the Company’s nor any of its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property has been disturbed in an manner that is ongoing.

(e) Section 3.7(e) of the Company Disclosure Schedule sets forth a list of all material construction and material alteration projects currently ongoing or planned by the Company or any of its Subsidiaries with respect to the buildings, structures, fixtures, building systems and equipment included in the Real Property (the “Improvements”), in excess of $50,000 per project in the aggregate, other than as set forth in the capital expenditure budget as set forth in Schedule 5.2(b)(ix). Except as set forth on Section 3.7(e) of the Company Disclosure Schedule or in the capital expenditure budget as set forth in Schedule 5.2(b)(ix), no construction, alteration, decoration or other work due to be performed by any third party by or at the request of the Company or any of its Subsidiaries (not including a landlord) with respect to the Real Property in excess of $50,000 per project in the aggregate remains to be performed thereunder, and all construction allowances or other sums to be paid to the Company or any of its Subsidiaries and all amounts owed to outside contractors or other third parties for work performed by or at the request of the Company or any of its Subsidiaries at any of the Real Property have been paid in full except to the extent that the same is not yet due and payable in the ordinary course. Neither the Company nor any of its Subsidiaries has received written notice from a Governmental Body or any other party of any construction, alteration, decoration or other work required to be completed on or in connection with the Real Property, or asserting any violation of any Legal Requirements affecting any portion thereof, and, to the knowledge of the Company, no such matters exist, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Real Property and the Improvements are in reasonably good condition and repair and are (and immediately following the Effective Time, will continue to be) sufficient for the operation of the business of the Company and each of its Subsidiaries, as presently operated in the ordinary course, and, to the knowledge of the Company, is in reasonably good condition and repair, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except where the failure would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all requisite certificates of occupancy (or local equivalent) and other permits or approvals required with respect to the Real Property and the Improvements and the occupancy and use thereof have been obtained and are currently in effect.

(f) (i) To the extent required by the Leases, the Company and each of its Subsidiaries maintain commercially reasonable insurance policies for the Real Property and improvements thereon and (ii) all premiums due on such policies have been or will be timely paid, except in the case of each of (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(g) Except as set forth in Section 3.7(g) of the Company Disclosure Schedule, the Company or each of its Subsidiaries, have not, as landlord parties, as applicable, entered into any leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on the Owned Real Property. No security deposits have been applied (or letters of credit drawn upon) other than as a result of Lease-allowed reductions. Except as set forth in Section 3.7(g) of the Company Disclosure Schedule, (i) none of the Company nor any of its Subsidiaries, as landlord parties, have received or given written notice of any material tenant delinquencies or material defaults of any party to an agreement set forth in Section 3.7(g) of the Company Disclosure Schedule, monetary or otherwise, that remains uncured or unresolved and to the Company’s knowledge, no such matters exist or will exist with the passage of time, and (ii) no rent has been paid in advance by any tenant beyond thirty (30) days.

3.8 Intellectual Property.

(a) Section 3.8(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Registered IP included in the Company Owned IP. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, one (1) or more of the Company and each of its Subsidiaries are the sole and exclusive owners of all such Registered IP and all other Company Owned IP. To the knowledge of the Company, all Registered IP included in the Company Owned IP (other than pending applications included therein) and Company Licensed IP is subsisting, valid and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all necessary documents for registration, maintenance, renewal, and other relevant filings due prior to the date hereof along with all filing fees in connection therewith have been timely filed and paid with the relevant authorities in the United States (including the US Patent and Trademark Office) or foreign jurisdictions, as the case may be, for purposes of maintaining such Company Owned IP in full force and effect. Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, to the knowledge of the Company, the Company and each of its Subsidiaries owns or has a valid and enforceable license or other right to use all material Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as presently conducted, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each employee and independent contractor of the Company or any of its Subsidiaries who has been involved in the development of Intellectual Property Rights for the Company or any of its Subsidiaries that would not otherwise be owned by the Company or any of its Subsidiaries as a matter of law under a work-for-hire or similar doctrine has assigned to the Company or such Subsidiary ownership of such Intellectual Property Rights.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) no interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine office examination proceedings with respect to pending applications) is pending or threatened in writing (A) in which the scope, validity, enforceability or ownership of any Company Owned IP or, to the knowledge of the Company, Company Licensed IP, is being contested or challenged, or (B) that is otherwise challenging or seeking to deny or restrict any rights of the Company or any of its Subsidiaries in any Company IP, and (ii) no registration obtained by the Company or any of its Subsidiaries for any Trademarks included in the Company Owned IP has been canceled, abandoned or not renewed except where the Company or any of its Subsidiaries has, in its reasonable business judgment, decided to permit the cancellation, abandonment or non-renewal of such registration.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company takes reasonable measures to protect the confidentiality of all confidential information included in the Company Owned IP or otherwise disclosed in confidence to the Company or any of its Subsidiaries and, to the knowledge of the Company, there has not been any disclosure of or unauthorized access to any such confidential information to any Person.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, any right to own, use, or hold for use any material Intellectual Property Right of the Company or its Subsidiaries as owned, used, or held for use (including for defensive purposes) in the conduct of the business of the Company or any of its Subsidiaries as currently conducted.

(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2022: (i) the conduct of business of the Company and each of its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by any other Person, and (ii) no Legal Proceeding is pending or has been threatened in writing since January 1, 2022, against the Company or any of its Subsidiaries alleging that the conduct of business of the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of another Person.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) no Person has infringed, misappropriated or otherwise violated any Company Owned IP or, to the knowledge of the Company, Company Licensed IP, and (ii) no Legal Proceeding is pending or has been threatened in writing since January 1, 2022, by the Company or any of its Subsidiaries against any other Person alleging any such infringement, misappropriation or other violation of any such Company Owned IP or, to the knowledge of the Company, Company Licensed IP.

(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company IT Systems operate in accordance with their specifications and related documentation and perform in a manner that permits the Company and each of its Subsidiaries to conduct their respective businesses as currently conducted and the Company and each of its Subsidiaries have valid and sufficient rights to use the Company IT Systems as currently used in their respective businesses. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Systems (and all data and other information and transactions stored or contained therein or processed or transmitted thereby, including Personal Information) against any unauthorized use, access, interruption, modification or corruption, including the maintenance and implementation of commercially reasonable information security, data backup, disaster avoidance and recovery procedures and business continuity procedures to (i) identify and address internal and external risks to information in their possession, including Personal Information, (ii) implement, monitor and improve reasonable administrative, technical and physical safeguards to control these risks and (iii) maintain notification procedures in compliance in all material respects with applicable Privacy Requirements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, there has been no unauthorized use or access or security breach, or interruption, modification, loss or corruption of any of the Company IT Systems (or any data or other information or transactions stored or contained therein or processed or transmitted thereby), including any such unauthorized use or access or breach, or interruption, modification, loss, corruption or disclosure of Personal Information that would constitute a breach for which notification by the Company or any of its Subsidiaries to individuals or Governmental Bodies is required under any applicable Privacy Requirements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, none of the Company IT Systems contains, transmits or makes available any disabling codes or instructions, “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults, security vulnerabilities or other similar software routines.

(h) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries and each of their respective third-party data suppliers and vendors (“Processing Entities”) that have access to, collect, store, analyze, transfer, share or receive or otherwise process Personal Information on behalf of the Company or any of its Subsidiaries have complied and currently comply with all applicable Privacy Requirements and to the knowledge of the Company, none of the Processing Entities have suffered any security breach that resulted in any unauthorized access to or disclosure or use of any Personal Information. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the internal and external privacy policies, programs and procedures of the Processing Entities comply with all applicable Data Privacy Laws. To the knowledge of the Company, no investigation by any Governmental Body or any Legal Proceeding is pending or has been threatened in writing since January 1, 2022 (including through receipt of any written notice from any data subject) against the Company or any of its Subsidiaries by any Person regarding any collection, use, storage, transfer, sharing, dissemination or other Processing of Personal Information in connection with the business of the Company or any of its Subsidiaries, including any alleged violation of any Privacy Requirement. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the Transactions, will violate in any material respect any Privacy Requirements in respect of which the Company or any of its Subsidiaries is obligated to comply.

3.9 Contracts.

(a) Section 3.9(a) of the Company Disclosure Schedule identifies each Contract (other than an Employee Plan) to which the Company or any of its Subsidiaries is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following to which the Company or any of its Subsidiaries is a party or by which it is bound constitutes a “Material Contract”:

(i) any Contract that (A) purports to limit, curtail or restrict the ability of the Company or any of its Subsidiaries (or, following the Closing, Parent or any of its Affiliates) in any material respect to (1) engage in, or compete with any Person in, any geographic area or line of business, or (2) hire or solicit any other Person, other than pursuant to agreements entered into in the ordinary course of business consistent with past practice or (B) grants any “most favored nation,” exclusive marketing, right of first refusal or first offer or similar material exclusive rights to a counterparty that purports to limit the ability of the Company to sell, transfer, pledge or dispose of any assets, rights or properties in any material respect;

(ii) any Contract providing for (A) the acquisition or divestiture of material assets of the Company or any of its Subsidiaries (including equity interests and whether by merger, sale of stock, sale of assets or otherwise) (other than purchases or sales of equipment, supplies, merchandise, products, inventory and similar materials in the ordinary course of business), (B) any exclusive licensing agreement that contains any ongoing obligations (including “earnout” or other contingent payment obligations) as of the date hereof that are material to the business of the Company and its Subsidiaries, (C) consents to use or register any Trademarks of the Company or any third party or (D) co-existence agreements regarding the use of any Trademarks of the Company or any third party;

(iii) any Contract (excluding (A) licenses for off-the-shelf computer software or software-as-a-service generally available to the Company or any of its Subsidiaries on commercial terms and (B) licenses in Contracts that are ancillary to the primary purpose of such Contract) under which the Company or any of its Subsidiaries is granted any material license, option or other right with respect to any Intellectual Property Rights of any other Person, or under which any other Person is granted any license, option or other right with respect to any material Intellectual Property Rights of the Company or any of its Subsidiaries, other than non-exclusive licenses granted in the ordinary course of business that are not material to the Company and each of its Subsidiaries, taken as a whole;

(iv) any Contract providing for contribution or any guaranty in an amount that is material to the Company and each of its Subsidiaries, taken as a whole, excluding any operating or financing leases;

(v) any material Contract with a Major Supplier, in each case only to the extent a Major Supplier has not agreed to the standard terms and conditions (without material modification) set forth in the Company’s vendor manual;

(vi) any Contract with any Governmental Body that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, excluding contracts entered into in the ordinary course by the Company with a Governmental Body pursuant to which the Company issues licenses to the Company’s customers;

(vii) each Contract entered into in connection with the settlement or other resolution of any action or proceeding (A) under which the Company or any of its Subsidiaries has any obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole, or (B) that would reasonably be expected to involve payment by the Company or any of its Subsidiaries of more than $100,000 on or after the date of this Agreement;

(viii) each Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any currently outstanding loan, capital contribution to, or other investment in, any other Person (in each case in excess of $100,000, unless the aggregate amount of Contracts for less than $100,000 exceeds $500,000, in which case, all Contracts in excess of $500,000 in the aggregate shall be disclosed), other than (A) extensions of credit in the ordinary course of business consistent with past practice and (B) investments in marketable securities in the ordinary course of business consistent with past practice

(ix) each Contract (excluding Leases and operating or financing leases) not otherwise described in any other subsection of this Section 3.9(a) pursuant to which the Company or any of its Subsidiaries is obligated to pay, or entitled to receive, payments (A) in excess of $250,000 in the twelve (12) month period following the date of this Agreement or (B) in excess of $1,000,000 in the aggregate under such Contract after the date of this Agreement (in each case, excluding ordinary course purchase orders with vendors or suppliers);

(x) unless the aggregate amount of Change of Control Payments does not exceed $500,000, any Contract that by its express terms requires the Company or any of its Subsidiaries or any successor thereto, or acquirer thereof, to make any payment to another Person as a result of a change of control of such entity (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment, in each case, other than the Change of Control Severance Agreements;

(xi) any collaboration, partnership, co-promotion, strategic alliance, joint venture or joint development agreement or similar contract that is material to the Company and its Subsidiaries, taken as a whole;

(xii) each Contract pursuant to which the Company currently retains temporary personnel, including with any temporary employee staffing agency, employee leasing agency, or professional employer organization that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xiii) each Contract relating to the creation, incurrence, assumption or guarantee of outstanding Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $100,000 for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), unless the aggregate outstanding principal amount of Contracts for less than $100,000 exceeds $500,000, in which case all Contracts in excess of $500,000 in the aggregate shall be disclosed, or creating any Encumbrance (other than Permitted Encumbrances) on any material assets of the Company or any of its Subsidiaries, in each case, excluding any operating or financing leases;

(xiv) any Collective Bargaining Agreement or other Contract with a union, works council, labor organization, or other employee representative;

(xv) any Contract with any Affiliate, director or executive officer of the Company (as such term is defined in the Exchange Act), Person holding 5% or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than the Company) or immediate family member of any of the foregoing;

(xvi) any Contract that indemnifies any director or executive officer of the Company or any of its Subsidiaries (other than any indemnification provisions set forth in the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries);

(xvii) any Contract (excluding Leases and operating or financing leases) that requires the Company or any of its Subsidiaries to make any capital expenditures after the date hereof in an amount in excess of $250,000 in the aggregate;

(xviii) Material Leases; and

(xix) any other Contract that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) with respect to the Company and its Subsidiaries, taken as a whole (other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K under the Securities Act) or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b) As of the date of this Agreement, the Company has made available to Parent true, correct and complete copies of each Material Contract (together with all legally binding amendments, modifications, schedules or supplements thereto); Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party, is in breach of, or default under, any Material Contract, (B) there exists no event or circumstances with respect to the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party to a Material Contract that with or without notice, lapse of time or both would constitute a breach of or default under any Material Contract or result in a termination right thereunder or would cause or permit the acceleration of or other changes to any material right or obligation or the loss of any material benefit thereunder and (C) each Material Contract is a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, oral notice regarding any violation or breach or default under any Material Contract that has not since been cured. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, oral notice from any counterparty to any Material Contract that such party intends to terminate, not renew, repudiate, modify, or accelerate any material obligation under any Material Contract.

3.10 Major Suppliers. Section 3.10 of the Company Disclosure Schedule lists the twenty (20) largest suppliers of inventory to the Company and each of its Subsidiaries (based on payments made) for the fiscal year ended December 29, 2024 (each, a “Major Supplier”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including, without limitation, changes in pricing and payment terms), the Company has not received, as of the date of this Agreement, any notice in writing from any Major Supplier that it intends to terminate, amend or modify in a manner adverse to the Company, or not renew, its agreement or arrangement with the Company or any of its Subsidiaries.

3.11 Inventory. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) all inventory of the Company reflected in the financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents consists of a quality and quantity usable and saleable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established; (ii) such inventory (and any reserves or allowances thereto) of the Company have been calculated and recorded in accordance with GAAP; (iii) all such inventory is owned by the Company, free and clear of all Encumbrances (other than security interests which will be satisfied and discharged upon payment of Indebtedness or other Permitted Encumbrances), and no material level of inventory is held on a consignment basis; and (iv) the quantities of each such item of inventory are reasonable in the present circumstances of the Company, consistent with past practice.

3.12 Quality and Safety of Products. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has, since January 29, 2022, received written notice in connection with any product sold, produced or distributed by or on behalf of the Company or any of its Subsidiaries of any attorney-represented claim or allegation against the

Company or any of its Subsidiaries, or been a party to, subject to or threatened with, any Legal Proceeding by an attorney against or affecting, the Company or any of its Subsidiaries as a result of manufacturing, storage, quality, packaging or labeling of any product produced, sold or distributed by or on behalf of the Company or any of its Subsidiaries.

3.13 Liabilities. The Company and each of its Subsidiaries do not have any liabilities (whether accrued, absolute, contingent or otherwise) including liabilities of the type which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except for: (a) liabilities specifically reflected and adequately reserved against in the most recent financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred pursuant to the terms of this Agreement; (c) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2024; and (d) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.14 Compliance with Legal Requirements.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2022, have been, in compliance with all applicable Legal Requirements and, since January 1, 2022, neither the Company nor any of its Subsidiaries has received (i) any written notice from any Governmental Body alleging that the Company or any of its Subsidiaries is in violation of any applicable Legal Requirement, (ii) been charged by any Governmental Body with any violation of any applicable Legal Requirement or (iii) any subpoena, civil investigative demand or other written demand for information from a Governmental Body where such subpoena or demand seeks information relevant to ascertain whether the Company or any of its Subsidiaries is in violation of any applicable Legal Requirement in any respect. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries hold all Permits required under applicable Legal Requirements for their business as currently conducted, and each such Permit is valid and in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are and have been in compliance in all respects with the terms and requirements of such Permits. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no deficiencies or violations have been asserted in writing, or to the Company’s knowledge, orally, by any applicable Governmental Body with respect to any Permits of the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) conduct its business in compliance with all Legal Requirements governing or otherwise related to the importation, transportation, purchase or other acquisition, possession or sale or other transfer of firearms or ammunition, including, without limitation, the Gun Control Act of 1968, as amended (Chapter 44 of Title 18, United States Code), the National Firearms Act of 1934, as amended (Chapter 53 of Title 26, United States Code), and the Arms Export Control Act (22 U.S.C. § 2778), as well as all applicable rules and regulations of the Bureau of Alcohol, Tobacco, Firearms and Explosives (the “ATF”) (collectively, the “Firearms, Ammunition and Explosives Laws”); and (ii) possess, and are in compliance with the terms of, all Permits required in order for the Company and each of its Subsidiaries to conduct their respective businesses including with respect to the sale of firearms, ammunition and explosives. Except for such notices that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has currently pending from the ATF or any other Governmental Body any notice of revocation or suspension of any such Permit and has no reason to believe that the ATF or any other Governmental Body may issue any such notice. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries (1) has currently pending from the ATF or any other Governmental Body any notice of suspension or revocation of any Firearms, Ammunition and Explosives Law or other applicable Legal Requirements or (2) has any reason to believe that the ATF or any other Governmental Body may issue any such notice.

3.15 Certain Business Practices.

Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a) Since April 24, 2019, neither the Company nor any of its Subsidiaries nor any of its Representatives (in each case, acting in the capacity of a Representative of the Company or any of its Subsidiaries) has (A) used any funds (whether of the Company or any of its Subsidiaries or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) unlawfully provided anything of value to any Government Official, or (C) violated any provision of any Anti-Corruption Laws, anti-money laundering Legal Requirements or any applicable Legal Requirement of similar effect, or has been (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, (iv) engaged in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws, or (v) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott Legal Requirements administered by the U.S. Department of Commerce and the IRS (collectively, “Trade Control Laws”).

(b) Since April 24, 2019, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Body or any other Person or made any voluntary or involuntary disclosure or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing by the Company or any of its Subsidiaries in violation of Anti-Corruption Laws or Trade Control Laws.

3.16 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries with any Governmental Body have been filed on or before the applicable due date, and have been prepared in accordance with all applicable Legal Requirements and are accurate and complete, in each case, in all respects. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all Taxes due and payable by the Company or any of its Subsidiaries (whether or not shown on any such Tax Return) have been timely paid in full.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is currently the beneficiary of any modification, waiver or extension of time within which to file any Tax Return, and no request for any such modification, waiver or extension is currently pending. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has granted any extension, modification or waiver of the limitation period applicable to any Tax or Tax Return (including with respect to the payment, assessment or collection of any Tax) that remains in effect and no request for any such extension, modification or waiver is currently pending.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have (i) timely withheld, deducted and collected all Taxes required to have been withheld, deducted or collected in connection with amounts paid, received or owing to or from any employee, creditor, stockholder, independent contractor, customer or other third party; (ii) timely paid over any amounts so withheld, deducted, or collected to the appropriate Governmental Body; and (iii) otherwise complied with all applicable Legal Requirement relating to the withholding, collection, and remittance of Taxes (including information reporting requirements).

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings ongoing, pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no adjustment with respect to any Tax Return, claim for any additional Tax or deficiency for Taxes has been received in writing by the Company or any of its Subsidiaries that has not been paid in full.

(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no written claim has been received by the Company or any of its Subsidiaries from any Governmental Body in any jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax that the Company or any of its Subsidiaries is or may be required to file such type of Tax Return of pay such Tax.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company), or (ii) has any liability for the Taxes of any other Person (other than the Company and each of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Legal Requirement), as a transferee or successor, by Contract (other than Contracts, the principal purpose of which is unrelated to Taxes) or otherwise by operation of applicable Legal Requirement.

(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local or foreign Legal Requirement.

(i) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in (or use of an improper) method of accounting for a taxable period ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) change in method of accounting required to be made with respect to a taxable period (or portion thereof) ending on or before the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Legal Requirement) executed prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount received or accrued deferred revenue accrued on or prior to the Closing Date, (vi) intercompany transaction occurring prior to the Closing Date or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Legal Requirement) established prior to the Closing Date, or (vii) election pursuant to Section 965 of the Code.

(j) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is party to or bound by any Tax allocation or Tax sharing agreement with any Person, other than any agreement not primarily related to Taxes and entered into in the ordinary course of business.

(k) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no Encumbrances with respect to Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than Permitted Encumbrances.

3.17 Employee Matters; Benefit Plans.

(a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, for the past three years, (i) no labor union, labor organization, or group of employees of the Company or any of its Subsidiaries has made a written or, to the knowledge of the Company, oral demand for recognition or certification, and (ii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board (“NLRB”) or any other Governmental Body. During the past three years, there has not been any strike, lockout, material work slowdowns, picketing, similar material labor disputes or, to the knowledge of the Company, any threat thereof, by any employees, or employee representatives, of the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the NLRB or any other Governmental Body. Neither the Company nor any of its Subsidiaries is required under applicable Legal Requirements or Contract to provide notice to, or enter into any consultation procedure with, any union or labor organization, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Section 3.17(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of each material Employee Plan as of the date of this Agreement. To the extent applicable, the Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each such Employee Plan true, correct and complete copies of: (i) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten Employee Plans, written descriptions thereof, (ii) the most recent determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor, (iii) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (iv) the most recently prepared actuarial report and financial statements, (v) the most recent prospectus or summary plan descriptions and any material modifications thereto, (vi) all nondiscrimination and compliance testing reports for the three (3) most recently completed plan years, and (vii) all material non-routine correspondence to and from any Governmental Body within the last three (3) years, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Section 3.17(c) of the Company Disclosure Schedule sets forth a correct census of the Company or any of its Subsidiaries’ employees, as of June 20, 2025, stating each such employee’s (i) name, (ii) employee identification number, (iii) job title or position, (iv) last hire date, (v) work location (including city and state), (vi) current annual base compensation rate and, if applicable, hourly wage rate, (vii) full-time or part-time status, (viii) exempt or non-exempt status, (ix) active or leave status and (x) union status. All employees (other than union employees) listed on such census are at-will.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) all individuals who are performing, and for the three (3)-year period preceding the date of this Agreement have performed, services for the Company or any of its Subsidiaries while classified as independent contractors have been properly so classified for all purposes and (ii) in the past three (3) years, neither the Company nor any of its Subsidiaries has received written notice from any Person challenging the classification of these individuals as independent contractors.

(e) Each individual who is currently providing services to the Company or any of its Subsidiaries through a third-party service provider, or who provided services to the Company or any of its Subsidiaries through a third-party service provider during the past three years, is not or was not an employee of the Company or any of its Subsidiaries.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company under the Code or ERISA (each such Person, an “ERISA Affiliate”) has during the past six (6) years sponsored, maintained, administered, contributed to, has been required to contribute to or has or is reasonably expected to have any direct or indirect liability with respect to, (i) any plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan,” each as defined in or within the meaning of Section 4001 of ERISA, (ii) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA or (iii) any multiple employer plan that is subject to Section 413 of the Code or Sections 4062 or 4063 of ERISA. There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability of the Company or any of its Subsidiaries or any ERISA Affiliate that could be a material liability of Parent or its Affiliates (including the Company or any of its Subsidiaries) following the Closing.

(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its tax-qualified status under the Code, and there are no existing circumstances or any events that have occurred that would reasonably be expected to affect adversely the qualified status of any such Employee Plan. Each trust created under any such Employee Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Each Employee Plan is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including ERISA and the Code. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all contributions required to be made with respect to any Employee Plan on or prior to the date of this Agreement either have been timely made and deposited or have been accrued in accordance with the terms of the applicable Employee Plan and applicable Legal Requirements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all material reports, returns, notices and similar documents required to be filed with any Governmental Body with respect to an Employee Plan, or distributed to any Employee Plan participant, have been timely filed or distributed (as applicable).

(i) No events have occurred with respect to any Employee Plan that could reasonably be expected to result in payment or assessment by or against the Company or any of its Subsidiaries of any material excise Tax under ERISA or the Code. The Company and each of its Subsidiaries are not and could not reasonably be expected to be subject to either a material liability pursuant to Section 502 of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan.

(j) Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement), neither the Company nor any of its Subsidiaries nor any Employee Plan has any present or future obligation to provide post-employment or post-retirement welfare benefits to or make any payment to, or with respect to, any present or former employee, officer or director of the Company or any of its Subsidiaries pursuant to any Employee Plan, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(k) Except as provided in Section 1.6 or as set forth in Section 3.17(k) of the Company Disclosure Schedule, the consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer or individual independent contractor of the Company or any of its Subsidiaries to any severance pay, notice, pay in lieu of notice, bonus, retention compensation, or any other compensatory payment or benefit, (ii) enhance any benefits or accelerate the time of payment, funding or vesting or trigger any compensatory payment, or increase the amount of compensation or benefits due to any such employee, director, officer, individual independent contractor or other individual service provider, (iii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Employee Plan, or (iv) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code. No individual service provider of the Company or any of its Subsidiaries has any right (whether fixed or contingent) to receive any Tax gross-up, Tax equalization or other Tax reimbursement payment from the Company or any of its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(l) Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in all material respects with all applicable requirements of Sections 409A of the Code. No Employee Plan is subject to Section 457A of the Code. No person covered by any Employee Plan resides outside of the United States.

(m) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, there is, and since January 1, 2022, there has been, no Legal Proceeding pending against or involving, or, to the knowledge of the Company, threatened against or involving any Employee Plan or the fiduciaries thereof, before any Governmental Body, including the IRS, Equal Employment Opportunity Commission or the United States Department of Labor. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Employee Plan is, or within the last six (6) years has been, the subject of an examination, investigation or audit by a Governmental Body or, except as set forth in Section 3.17(m) of the Company Disclosure Schedule, is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(n) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries during the past three (3) years, have maintained policies, procedures and practices in compliance with all applicable Legal Requirements with respect to employment and labor matters, including those relating to labor relations (including the National Labor Relations Act), collective bargaining, wages (including, but not limited to, minimum wage, meal and rest breaks and requirements of applicable wage orders), terms and conditions of employment, paid sick leave/time, vacation/paid time off, hours of work, holiday pay calculation, overtime, employee classification (including, but not limited to, exempt vs. non-exempt), discrimination, harassment, sexual harassment, whistle-blowing, child labor, civil rights, pay equity, disability rights and benefits, employee leave issues, and leaves of absence, engaging in the interactive process, affirmative action, equal opportunity, work authorization, immigration, safety and health (including the Occupational Safety and Health Act and any applicable state or local Legal Requirements and any Legal Requirements regarding COVID-19-related health and safety issues), employee and information privacy and security, background checks (including, but not limited to, the Fair Credit Reporting Act and any similar state and local laws), workers’ compensation, unemployment insurance, plant closures, furloughs, and layoffs (including the WARN Act under federal and state Legal Requirements), continuation coverage under group health plans, wage payment and the payment and withholding of Taxes.

(o) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, in the past three (3) years, neither the Company nor any of its Subsidiaries has been party to a settlement of allegations of harassment (including sexual harassment or sexual misconduct) or discrimination by or involving a current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries that has been reported to the Company or of which the Company otherwise has knowledge. To the knowledge of the Company, no claims of harassment or discrimination (including sexual harassment or sexual misconduct) have been made involving a current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(p) The Company and each of its Subsidiaries are, and have been in the past three (3) years, in material compliance with the Worker Adjustment and Retraining Notification Act and any comparable state or local Legal Requirements relating to plant closings and layoffs (the “WARN Act”). Neither the Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Parent or any of its Affiliates to have any liability or other obligation following the Closing Date under the WARN Act.

(q) To the Company’s knowledge, no employee or individual independent contractor of the Company or any of its Subsidiaries is in material violation of any term of any employment agreement, independent contractor agreement, nondisclosure agreement, common law nondisclosure obligation, insider trading agreement, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to the Company or any of its Subsidiaries or a third party relating (i) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (ii) to the right of any such independent contractor to provide services to the Company or any of its Subsidiaries.

3.18 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) are and, except for matters which have been fully resolved, have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their business and (ii) possess, and at all times since January 1, 2022, have possessed, all Permits required under Environmental Laws for the operation of their business.

(b) There is no Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective predecessors or in respect of any Leased Real Property, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries has received any written notice, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved material violations, liabilities or requirements on the part of the Company or any of its Subsidiaries relating to or arising under Environmental Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries has Released any Hazardous Materials, and to the knowledge of the Company, there are and have been no Hazardous Materials present or Releases on, at, under or from any location owned, operated or leased, now or in the past, by the Company or any of its Subsidiaries, in a manner and concentration that would reasonably be expected to result in any claim against or liability of the Company or any of its Subsidiaries under any Environmental Law and (ii) no written notice under any Environmental Law has been received by the Company or any of its Subsidiaries from any Governmental Body or other third party that is currently outstanding concerning any violation of, or liability under, Environmental Law or otherwise concerning the Release or possible Release of Hazardous Materials, or requiring an investigation for Hazardous Materials, at any location owned, operated or leased, now or in the past, by the Company or any of its Subsidiaries, except in each case of (i) and (ii), as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(e) Neither the Company nor any of its Subsidiaries has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(f) The Company has made available to Parent all material environmental reports, assessments and audits produced or received by the Company or any of its Subsidiaries since January 1, 2022, and possessed by the Company or any of its Subsidiaries pertaining to Environmental Law, any Leased Real Property, or any real property formerly owned, leased, or operated by the Company or any of its Subsidiaries or any of their predecessors; and, to the knowledge of the Company, there are no other environmental reports, assessments, audits or documents that identify matters that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.19 Insurance. Section 3.19 of the Company Disclosure Schedule sets forth a true, correct and complete list of all insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company or any of its Subsidiaries as of the date of this Agreement, including, for each insurance policy, program and arrangement, the type of insurance, carrier, coverage amount and policy period expiration. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries maintain insurance coverage in such amounts and covering such risks as are consistent with industry practice for companies in similar lines of business and industry of similar size and stage of development. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such insurance policies are in full force and effect, are valid and enforceable, all premiums due thereunder have been paid in full, no notice of cancellation, termination, non-renewal, or material modification has been received (other than a notice in connection with ordinary renewals), and there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default or breach, by any insured thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, (i) there is no claim made against the Company or, to the knowledge of the Company, no event has occurred that could reasonably give rise to an insurance claim, (ii) there is no claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and (iii) to the knowledge of the Company, the limits of all such policies remain available without substantial erosion or exhaustion.

3.20 Legal Proceedings; Orders.

Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a) There are no Legal Proceedings pending (or, to the knowledge of the Company, threatened) against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) There is no material order, writ, injunction, judgment or decree or settlement agreement with any Governmental Body to which the Company or any of its Subsidiaries is subject or involving any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such.

(c) There are no investigations or reviews by any Governmental Body pending (or, to the knowledge of the Company, threatened) involving the Company or any of its Subsidiaries or, to the knowledge of the Company, involving any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such.

3.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the Transactions, subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger at the Stockholder Meeting (the “Company Stockholder Approval”) and assuming the accuracy of the representations and warranties set forth in Section 4.8, the Company Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Transactions and the Merger. Prior to the execution of this Agreement, the Board of Directors has (i) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interest of, the Company and its stockholders, (ii) declared it advisable to enter into this Agreement, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iv) resolved to recommend that the stockholders of the Company adopt this Agreement (the preceding clauses (i) through (iv), the “Company Board Recommendation”), which resolutions, subject to Section 6.1, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

3.22 Non-Contravention; Consents.

(a) Assuming compliance with the applicable provisions of the DGCL and the rules and regulations of the SEC and Nasdaq, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of its Subsidiaries; (ii) cause a violation by the Company or any of its Subsidiaries of any Legal Requirement applicable to the Company or any of its Subsidiaries; (iii) require any consent or notice under, conflict with, result in breach or violation of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of payment, purchase, termination, amendment, modification, cancellation, acceleration or other adverse change of any right or obligation or the forfeiture or loss of any benefit to which the Company or any of its Subsidiaries is entitled, in each case, under any provision of any Material Contract, except (A) as may be required under any antitrust Legal Requirements, (B) the applicable requirements of any federal or state securities laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (C) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (D) compliance with the applicable rules and regulations of the SEC and Nasdaq; or (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of the Company or any of its Subsidiaries, and in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except for the (i) filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (ii) compliance with the applicable requirements of the Exchange Act (including the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions) and the DGCL, (iii) compliance with the applicable rules and regulations of the SEC and Nasdaq, (iv) as may be required under any antitrust Legal Requirements and (v) notice to Governmental Bodies that may be required to change the Company’s name on Permits, neither the Company nor any of its Subsidiaries is required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at, or any time prior to, the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except for those that the failure to make or obtain as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.23 Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.7, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and to the consummation of the Merger and the other Transactions.

3.24 Opinion of Financial Advisors. The Board of Directors has received the opinion of Moelis & Company LLC to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Shares (other than Shares to be canceled pursuant to Section 1.3(a)(i) and (ii), Dissenting Shares, Company Restricted Shares and Shares held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. Following execution and delivery of this Agreement, the Company shall provide a copy of such written opinion on a non-reliance basis to Parent solely for informational purposes promptly after receipt thereof by the Company.

3.25 Brokers and Other Advisors. Except for Moelis & Company, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. On or prior to the date of this Agreement, the Company has made available to Parent a true, correct and complete copy of the engagement letter between the Company and Moelis & Company relating to the Transactions.

3.26 Acknowledgment by the Company. The Company is not relying and the Company has not relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 4. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.

3.27 No Other Representations or Warranties. Except for the representations and warranties made by the Company contained in this Section 3, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries, or the Company’s business, assets, liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this Section 3.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Due Organization. Each of Parent and Merger Sub is a limited liability company duly organized, validly existing and in good standing (where such concept is recognized under any applicable Legal Requirements) under the Legal Requirements of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed and in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.2 Merger Sub. Merger Sub has not engaged, and prior to the Effective Time will not engage, in any business activities or conduct any operations other than in connection with the Transactions and those incident to Merger Sub’s formation. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.

4.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have the corporate, limited liability company or other power and authority to execute and deliver and perform their obligations under this Agreement, and to consummate the Transactions. The board of directors or similar governing body of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the Transactions, including the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

4.4 Non-Contravention; Consents.

(a) Assuming compliance with the applicable provisions of the DGCL, and, if applicable, the rules and regulations of the SEC and any national securities exchange, the execution and delivery of this Agreement by Parent or Merger Sub, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) assuming all approvals and other actions described in Section 4.4(b) have been obtained, and all filings and obligations described in Section 4.4(b) have been made, cause a violation by Parent or Merger Sub of any Legal Requirement applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach or violation of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, modification, cancellation, acceleration or other adverse change of any right or obligation or the forfeiture or loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract, and in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except for the (i) filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (ii) compliance with the applicable requirements of the Exchange Act, Takeover Laws and the DGCL, and (iii) compliance with the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body in connection with the execution and delivery of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.5 Disclosure. None of the written information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, (i) at the time such document is filed with the SEC, (ii) at any time such document is amended or supplemented or (iii) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent, threatened, against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date of this

Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

4.7 Financing.

(a) Parent has delivered to the Company true, correct and complete copies of executed debt commitment letters, each dated as of the date hereof, together with all attachments thereto (as may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof) (each, a “Commitment Letter” and together, the “Commitment Letters”), from the Debt Financing Sources party thereto pursuant to which the Debt Financing Sources have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein to Parent. The debt financing contemplated by the Commitment Letters or any Alternative Debt Financing is referred to in this Agreement as the “Debt Financing.” As of the date hereof, Parent has delivered to the Company true, correct and complete copies of the fee letters, dated as of the date hereof (the “Debt Fee Letters”), between Parent and the Debt Financing Sources party thereto, which may be redacted in a customary manner to remove only those items related to specific fees payable thereunder to a Debt Financing Source and specific “market flex” provisions (any Debt Fee Letter so redacted is referred to as “Customarily Redacted”).

(b) Except as expressly set forth in the Commitment Letters, as of the date hereof, there are no conditions precedent to the obligations of the applicable Debt Financing Sources to provide the Debt Financing, and Parent has no reason to believe that (i) it or any other party to the Commitment Letters will be unable to satisfy any term or condition of the Debt Financing, or (ii) the Debt Financing will not be made available to Parent on the Closing Date.

(c) As of the date hereof, there are no side letters or agreements relating to the Debt Financing to which Parent, Merger Sub or any of their Affiliates are a party that would permit the parties to the Commitment Letters to reduce the amount of the Debt Financing below the Financing Amount, impose new or additional conditions precedent to the availability of the Debt Financing or that would otherwise adversely affect, prevent or substantially delay the availability of the funds contemplated by the Commitment Letters at the Closing.

(d) As of the date hereof, to the knowledge of Parent, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, assuming the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, would reasonably be expected to constitute or result in a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letters or otherwise result in any portion of the Debt Financing required to satisfy the Financing Amount (after taking into account all sources of capital available to Parent) to be unavailable on the Closing Date.

(e) The Debt Financing, when funded in accordance with the Commitment Letters (both before and after giving effect to the exercise of any or all applicable “market flex” provisions), shall provide Parent with funds on the Closing Date in an amount sufficient for (i) the payment of the aggregate Merger Consideration, (ii) the prepayment or repayment of any outstanding indebtedness of the Company or any of its Subsidiaries required by this Agreement to be prepaid or repaid and (iii) the payment of any other amounts required to be paid by Parent or Merger Sub hereunder on the Closing Date in connection with the consummation of the Transactions and the payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the foregoing, after taking into account any available cash of the Company and its Subsidiaries, cash on hand and cash available from other funding sources (such amount, the “Financing Amount”).

(f) As of the date hereof, the Commitment Letters are in full force and effect and are valid, enforceable and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto, subject, in each case, to the effect of the Enforceability Exceptions.

(g) As of the date of this Agreement, Parent (or an Affiliate of Parent) has paid in full any and all commitment fees or other fees required to be paid by Parent (or an Affiliate of Parent) pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will, directly or indirectly, pay in full any such amounts due on or before the Closing Date pursuant to the terms of the Commitment Letters.

(h) As of the date hereof, (i) none of the Commitment Letters have been modified, amended, supplemented or altered, (ii) no modification, amendment, supplement or alteration is contemplated by Parent or, to the knowledge of Parent, by the other parties thereto (other than, with respect to each Commitment Letter, to add lenders, lead arrangers, bookrunners, syndication agents or other similar roles that had not executed the Commitment Letters as of the date of this Agreement) and (iii) none of the respective commitments under any of the Commitment Letters have been withdrawn, rescinded, replaced or terminated in any respect.

(i) Parent understands and acknowledges that its obligations under this Agreement are not in any way contingent upon or otherwise subject to or conditioned upon Parent’s consummation of any financing arrangements, Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.

4.8 Ownership of Shares. Neither Parent nor any of Parent’s controlled Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares, excluding investments made in the ordinary course of business in connection with retirement plans, 401(k) plans, mutual funds, index funds, pension plans, or similar arrangements, in each case, not specifically targeted to an investment in Shares and not resulting in record or beneficial ownership of any Shares by Parent or any of its controlled Affiliates.

4.9 Acknowledgment by Parent and Merger Sub.

(a) Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 3. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company and each of its Subsidiaries.

(b) In connection with the due diligence investigation of the Company and each of its Subsidiaries by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date of this Agreement from the Company and each of its Subsidiaries and their respective Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective Affiliates, stockholders or Representatives, or any other Person with respect thereto, unless and solely to the extent that any such information is expressly included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries nor any of their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless, and only to the extent that, any such information is expressly included in a representation or warranty contained in this Agreement.

SECTION 5

CERTAIN COVENANTS OF THE COMPANY

5.1 Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company and each of its Subsidiaries shall, and shall cause the respective Representatives of the Company and each of its Subsidiaries to, provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Company’s Representatives, employees, facilities and assets and to all existing books, records (including Tax records), documents (including work papers) and information relating to the Company and each of its Subsidiaries, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Company and each of its Subsidiaries and such additional financial, operating and other data and information regarding the Company and each of its Subsidiaries, as Parent may reasonably request, in each case for any reasonable business purpose related to the consummation of the Transactions; provided, however, that any such access shall be conducted at Parent’s expense, under the supervision of appropriate personnel of the Company and its Subsidiaries, as applicable, and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company and its Subsidiaries; provided, further, that none of Parent nor Parent’s Representatives shall conduct any environmental site assessment, compliance evaluation or investigation with respect to any Real Property without the prior written consent of the Company (with email being sufficient) (which consent will not be unreasonably withheld, conditioned or delayed) and without reasonable consultation with the Company with respect to any such activity. Nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent if such disclosure would, in its reasonable discretion and after notice to Parent, (i) jeopardize any attorney-client or other legal privilege (so long as the Company and its Subsidiaries, as applicable, have reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement (so long as the Company and each of its Subsidiaries have reasonably cooperated with Parent to permit disclosure to the extent permitted by Legal Requirements) or (iii) is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. With respect to information disclosed pursuant to this Section 5.1, Parent shall comply with, and shall cause Parent’s Representatives to comply with, all obligations under the Mutual Non-Disclosure Agreement, dated as of February 28, 2025, between the Company and Guarantor (as amended on May 1, 2025, the “Confidentiality Agreement”).

5.2 Operation of the Company’s Business. During the Pre-Closing Period, except (x) as expressly permitted or required by this Agreement or as required by applicable Legal Requirements, (y) with the prior written consent of Parent (with email being sufficient) (which approval will not be unreasonably withheld, conditioned or delayed) or (z) with respect to Section 5.2(a), as set forth in Section 5.2(a) of the Company Disclosure Schedule and with respect to Section 5.2(b), as set forth on Section 5.2(b) of the Company Disclosure Schedule.

(a) the Company shall, and shall cause each of its Subsidiaries to use reasonable best efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) (1) maintain the material assets and properties of the Company and each of its Subsidiaries, (2) preserve the current relationships of the Company and each of its Subsidiaries with customers, suppliers, distributors, contractors, employees, Governmental Bodies and other Persons with which the Company and its Subsidiaries have material business relations, (3) preserve the goodwill and ongoing operations of the Company and each of its Subsidiaries, (4) comply in all material respects with applicable material Legal Requirements and (5) maintain their existence in good standing (to the extent applicable); and

(b) the Company and its Subsidiaries shall not (other than in connection with the Company’s obligations set forth in Section 5.2(a)):

(i) (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares) (other than cash dividends or distributions made by any Subsidiary of the Company to the Company), or (B) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (1) forfeitures or repurchases of Company Options, Company RSU Awards (or Shares issued upon the exercise or vesting thereof) or Company Restricted Shares pursuant to the terms of any such Company Option, Company RSU Award or Company Restricted Share; or (2) in connection with withholding to satisfy the exercise price or Tax obligations with respect to Company Options, Company RSU Awards or Company Restricted Shares;

(ii) split, combine, subdivide or reclassify any Shares or other equity interests;

(iii) sell, issue, grant, deliver, pledge, transfer, incur any Encumbrance or authorize the sale, issuance, grant, delivery, pledge, transfer or Encumbrance of (A) any capital stock, equity interest or other security of the Company or any of its Subsidiaries (including Company Options or Company RSU Awards), (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security (including Company Options or Company RSU Awards) or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company or any of its Subsidiaries (including Company Options or Company RSU Awards); provided, however, that the Company may issue Shares as required to be issued upon the exercise, vesting or settlement of Company Options or Company RSU Awards;

(iv) except as set forth in Section 1.6 or as required under Section 6.2 or any Employee Plan as in effect on the date of this Agreement and that is set forth on Section 3.17(a) of the Company Disclosure Schedule (A) establish, adopt, enter into, terminate or materially amend any Employee Plan (or any plan, program, policy, contract, arrangement or agreement that would be an Employee Plan if it were in existence on the date of this Agreement) excluding any offer letters for individuals hired in compliance with subclause (v) below that do not provide for severance, retention or change in control payments or benefits; (B) amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any of the Employee Plans (or any plan, program, policy, contract, arrangement or agreement that would be an Employee Plan if it were in existence on the date of this Agreement); (C) grant or increase any severance, retention or termination pay to any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries, provided, that the Company may grant or increase the severance, retention or termination pay of any current employee whose base annual salary is less than $125,000 in the ordinary course of business and such grant or increase is not more than twenty percent (20%) of such employee’s base annual salary; (D) grant any employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries any increase in compensation or benefits, provided, that the Company may grant any employee whose base annual salary is less than $125,000 any increase in compensation or benefits in the ordinary course of business and such increase is not more than $10,000; (E) grant any equity, equity-based or other incentive awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries; or (F) amend or modify any performance criteria, metrics or targets under any Employee Plan (or any plan, program, policy, contract, arrangement or agreement that would be an Employee Plan if it were in existence on the date of this Agreement) such that, as compared to those criteria, metrics or targets under any Employee Plan in effect as of the date of this Agreement, the performance criteria, metrics or targets would reasonably be expected to be more likely to be achieved than in the absence of such amendment or modification;

(v) hire or engage, or terminate (other than for cause, death or disability), any employee or individual independent contractor with an annual base salary or annual base compensation (as applicable) in excess of $125,000;

(vi) amend or permit the adoption of any amendment to its or its Subsidiaries’ certificate of incorporation or bylaws;

(vii) (A) form any Subsidiary, (B) acquire any equity interest in any other Entity, (C) acquire a material portion of the assets of any other Person (other than any acquisition of supplies, raw materials, inventory or products in the ordinary course of business) or (D) enter into any material joint venture, partnership or similar arrangement;

(viii) sell, lease, transfer, or create or incur any Encumbrance (other than Permitted Encumbrances) on, any assets, properties or interests, other than sales, leases, dispositions or transfers for consideration individually not in excess of $200,000, or in the aggregate not in excess of $500,000, other than (A) pursuant to existing Contracts or commitments, (B) sales of Company products and services, inventory or equipment in the ordinary course of business consistent with past practice or (C) operating or lease financings in the ordinary course of business;

(ix) make or authorize any capital expenditure (except that the Company and each of its Subsidiaries may make capital expenditures that do not exceed $200,000 individually or $500,000 in the aggregate, other than capital expenditures required under any Lease, relating to any emergency repairs, and as set forth in the capital expenditure budget as set forth in Schedule 5.2(b)(ix));

(x) make any material change to any privacy policy or notice of the Company or any of its Subsidiaries, except as required by Legal Requirements;

(xi) except pursuant to an Acceptable Confidentiality Agreement, disclose any confidential information relating to any of the Company’s products other than pursuant to a binding written confidentiality and non-disclosure agreement as in effect as of the date hereof;

(xii) acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, divest or spin-off, abandon, waive, create or incur any Encumbrance (other than a Permitted Encumbrance) on, relinquish or permit to lapse, grant any other right or immunity under (whether present or contingent, including any option, right of first refusal or other preferential right, non-assert or covenant not to sue), transfer or assign, or fail to use reasonable best efforts to maintain, enforce or protect, any material Intellectual Property Right, except (A) granting non-exclusive licenses where the grant of rights to use any such Intellectual Property Rights are incidental, and not material to, any performance under each such agreement and (B) transactions between the Company and any of its Subsidiaries or between the Company’s Subsidiaries;

(xiii) except for investments in cash equivalents (including short term treasuries and similar investments), lend money or make capital contributions or advances to or make investments in, any Person (other than the Company’s Subsidiaries), or incur, issue or guarantee any Indebtedness (except for (i) borrowings permitted under Existing Indebtedness made to support operations in the ordinary course of business (provided, the Company shall reasonably consult Parent prior to borrowing in a manner that is materially inconsistent with past practice pursuant to this clause (i)), (ii) operating and lease financings entered into in the ordinary course of business or (iii) advances to employees and consultants for travel and other business related expenses in the ordinary course of business and in compliance with the Company’s policies related thereto), other than between the Company and any of its Subsidiaries or between the Company’s Subsidiaries, or renew, extend, repurchase, prepay or refinance any existing credit or loan arrangements (other than repayment of amounts borrowed under the Existing Indebtedness in accordance with its terms), or enter into “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of the foregoing;

(xiv) (A) amend or modify in any material respect, or waive any material right under, terminate, replace or release, settle or compromise any material right or claim under any Material Contract or (B) enter into any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement;

(xv) (A) acquire, or agree to acquire, any real property or (B) enter into any material lease, sublease, license or other agreement relating to real property in each case involving payments by the Company over a twelve (12) month period in excess of $500,000;

(xvi) enter into a new line of business or abandon or discontinue any existing lines of business of the Company and its Subsidiaries;

(xvii) (A) adopt or make any material change to any accounting method or accounting period used for Tax purposes, or change any annual Tax accounting period; (B) make, rescind or change any material Tax election; (C) file an amended material Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or material assessment or file a request for a ruling or other relief with any Governmental Body with respect to any material Tax or material Tax Return; (E) settle, compromise or consent to any material Tax claim or material assessment or surrender a right to a refund of, offset to or other reduction in any material Tax liability; or (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return (other than in the ordinary course);

(xviii) commence any Legal Proceeding, except in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a loss of a material right or the material impairment of a valuable aspect of its business (provided that the Company give Parent at least five (5) days advance written notice prior to the commencement of any such Legal Proceeding);

(xix) settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) against the Company or any of its Subsidiaries, other than any settlement, release, waiver or compromise that (A) results solely in monetary obligations involving only the payment of monies by the Company or any of its Subsidiaries of not more than $250,000 in the aggregate (net of insurance proceeds), or (B) results in no monetary or other material non-monetary obligation of the Company or any of its Subsidiaries; provided that the settlement, release, waiver or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall be subject to Section 1.5 or Section 6.5;

(xx) (A) modify, terminate, extend, or enter into any Collective Bargaining Agreement or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xxi) implement any employee layoffs, temporary layoffs, furloughs, reductions in force, work schedule changes, reductions in compensation or other similar actions that, in any case, could reasonably be expected to trigger notice obligations under the WARN Act;

(xxii) waive or release any material noncompetition, nonsolicitation, noninterference, nondisparagement, nondisclosure or other restrictive covenant obligation of any current or former employee or individual independent contractor of the Company or any of its Subsidiaries, with the exception of any such waivers or releases required by federal or applicable state law;

(xxiii) adopt or implement any stockholder rights plan or similar arrangement;

(xxiv) fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies of the Company or any of its Subsidiaries or to renew or replace such insurance policies with comparable insurance policies;

(xxv) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xxvi) abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any Permits in a manner which is materially adverse to the business of the Company and its Subsidiaries, taken as a whole;

(xxvii) engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other person covered under Item 404 of Regulation S-K under the Securities Act; or

(xxviii) authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xxvii) of this Section 5.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.

5.3 Stockholder Meeting; Proxy Statement.

(a) The Company shall use reasonable best efforts to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as reasonably practicable after the earliest to occur of (i) the date on which the SEC confirms that it has no further comments on the Proxy Statement, (ii) the receipt of confirmation from the SEC that it will not be reviewing the Proxy Statement or (iii) if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC, the eleventh (11th) day after such filing, for the purpose of (A) voting on the matters requiring Company Stockholder Approval; and (B) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s executive officers in connection with the completion of the Merger. Subject to the permitted extensions set forth in the following sentence, the Stockholder Meeting shall in no event be initially scheduled for later than the forty-second (42nd) day following the first mailing of the Proxy Statement to the Company’s stockholders without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), and, within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent not more than once every two weeks), the Company shall use reasonable best efforts to conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Stockholder Meeting to be held by such date. If the Company is unable to obtain a quorum of its stockholders on the scheduled date of the Stockholder Meeting, the Company may adjourn or postpone the date of the Stockholder Meeting for up to ten (10) Business Days and, unless a Company Adverse Recommendation Change has been effected, the Company shall use its commercially reasonable efforts during such ten (10) Business Day period to obtain such a quorum as soon as practicable, and the Company may delay, adjourn or postpone the Stockholder Meeting to the extent (and only to the extent) the Company reasonably determines that such delay, adjournment or postponement is required by Legal Requirements or to comply with any order or request made by the SEC with respect to the Proxy Statement or otherwise. Notwithstanding the foregoing, the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), postpone the Stockholder Meeting more than a total of three (3) times pursuant to the immediately preceding sentence without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Unless a Company Adverse Recommendation Change has been effected, the Board of Directors shall make the Company Board Recommendation and use its reasonable best efforts to obtain the Company Stockholder Approval, and the Company shall otherwise use reasonable best efforts to comply with all Legal Requirements applicable to the Stockholder Meeting. Unless this Agreement is terminated in accordance with Section 8.1, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Offer) prior to the vote of the Company’s stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent (other than a non-binding, advisory vote to approve or disapprove certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger). Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholder Meeting if this Agreement is validly terminated.

(b) Except to the extent expressly permitted by Section 6.1, (i) the Board of Directors shall recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Stockholder Meeting and (ii) the Proxy Statement shall include the Company Board Recommendation.

(c) As promptly as practicable after the date hereof, the Company and Parent shall prepare jointly and the Company shall file with the SEC the Proxy Statement in preliminary form (but in no event later than twenty (20) Business Days after the date of this Agreement). As soon as practicable thereafter, the Company shall file the definitive Proxy Statement and use its commercially reasonable efforts to mail to its stockholders the Proxy Statement and all other proxy materials for the Stockholder Meeting. If necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, the Company shall promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent and its legal counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and the Company shall use reasonable best efforts to include in such document any comments reasonably proposed by Parent and its legal counsel. The Company shall, as promptly as practicable after receipt thereof, provide Parent and its legal counsel with copies of any written comments, and advise Parent and its legal counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, provide Parent and its legal counsel a reasonable opportunity to review the Company’s proposed response to such comments, consider in good faith any comments reasonably proposed by Parent and its legal counsel, and provide Parent and its legal counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement.

(d) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Legal Requirements, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.3(d) shall limit the obligations of any Party under Section 5.3(c).

5.4 No Solicitation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal) and (ii) does not prohibit the Company from providing any information to Parent in accordance with, and otherwise complying with, this Section 5.4 or otherwise prohibit the Company from complying with its obligations under this Section 5.4 and Section 6.1. For the avoidance of doubt, the term “Acceptable Confidentiality Agreement” shall include those confidentiality agreements in effect between the Company and a third party as of the date hereof.

(b) Except as expressly permitted by this Section 5.4, during the Pre-Closing Period, the Company (including the Board of Directors (including any committee thereof) and the Company’s officers) and each of its Subsidiaries (i) shall, and shall cause their Representatives, to immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with (or provision of any information to) any Persons (other than Parent or its Representatives) with respect to an Acquisition Proposal or that could be reasonably expected to lead to an Acquisition Proposal and (ii) shall not, and shall cause their Representatives, not to, directly or indirectly, (A) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal or could be reasonably expected to lead to an Acquisition Proposal; (B) (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing information other than in compliance with Section 5.4(c)) the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with, or for the purpose of soliciting or knowingly encouraging or knowingly facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (3) approve, adopt, recommend or enter into, or propose to approve, adopt, recommend or enter into, any letter of intent, acquisition agreement, agreement in principle or similar document (whether written or oral, binding or non-binding) with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (an “Alternative Acquisition Agreement”); or (C) waive, amend, modify or terminate any provision of, or grant permission under, or fail to enforce, any confidentiality or standstill provision in any agreement to which the Company or any of its Subsidiaries is a party or take any action to exempt any Person (other than Parent, Merger Sub or their Affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the organizational and other governing documents of the Company or any of its Subsidiaries; provided that, solely in the case of this clause (C), if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under Delaware Legal Requirements, the Company may, with prior written notice to Parent, waive any such standstill provision to the extent necessary to permit a third party (if it has not been solicited in material breach of this Section 5.4(b)) to make an Acquisition Proposal on a confidential basis to the Board of Directors. In furtherance of the foregoing, promptly, and in any event within one (1) Business Day of the date hereof, following the execution and delivery of this Agreement, the Company shall (x) request that each Person and its representatives (other than Parent and its representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement or otherwise received non-public information about the Company or any of its Subsidiaries from, or on behalf of, the Company, in each case in connection with such Person’s consideration of an acquisition, business combination, joint venture or other similar transaction, to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of its Subsidiaries prior to the date of this Agreement and (y) immediately terminate all physical and electronic data room access for such Persons and their representatives to diligence or other information regarding the Company or any of its Subsidiaries. The Company shall be responsible for any action taken by the Board of Directors (including any committee thereof), its Subsidiaries and its or its Subsidiaries’ Representatives (acting in its capacity as such on behalf of the Company or any of its Subsidiaries) that, had such action been taken by the Company, would constitute a breach of this Section 5.4 and any such action taken by any such Person shall constitute a breach of this Section 5.4 by the Company.

(c) Notwithstanding anything to the contrary contained in this Agreement, if at any time on or after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, the Company or any of its Subsidiaries or any of their Representatives receives an unsolicited bona fide Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not arise out of or result from a material breach of this Section 5.4 or Section 6.1, if the Board of Directors determines in good faith (i) after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be likely to lead to a Superior Offer and (ii) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under Delaware Legal Requirements, then the Company and its Representatives may (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and each of its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that prior to so furnishing such information, the Company receives from such Person an executed Acceptable Confidentiality Agreement and the Company shall substantially concurrently with the delivery to such Person provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Person to the extent access to such information was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. If the Board of Directors makes the determination described in this Section 5.4(c) or takes any initial action set forth in the foregoing clauses (A) or (B) of this Section 5.4(c), the Company shall notify Parent within one (1) Business Day thereof.

(d) During the Pre-Closing Period, the Company shall (i) promptly (and in any event within one (1) Business Day after the receipt thereof) notify Parent of any Acquisition Proposal received by the Company and provide to Parent an unredacted copy of any written Acquisition Proposal (including any proposed term sheet, letter of intent, financing commitment, acquisition agreement or similar agreement with respect thereto) and a reasonably detailed summary of any material unwritten terms and conditions thereof (in each case, excluding the identity of the Person or group of Persons making the Acquisition Proposal) and (ii) keep Parent reasonably informed of the status of, and any material developments regarding, any such Acquisition Proposal (including any amendments or proposed amendments to the terms of such) on a prompt and timely basis (and in any event within one (1) Business Day of such material development). The Company agrees that it and its controlled Affiliates will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.4.

(e) Nothing in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements; provided, however, that nothing in this Section 5.4(e) shall permit the Board of Directors to make a Company Adverse Recommendation Change and, unless the Board of Directors has made a Company Adverse Recommendation Change in accordance with the provisions of Section 6.1(b) that remains in effect and has not been withdrawn, such disclosure shall state that the Company Board Recommendation continues to be in effect.

(f) The Company agrees that in the event the Company, the Board of Directors (including any committee thereof), its Subsidiaries and its or its Subsidiaries’ Representatives (acting in its capacity as such on behalf of the Company or any of its Subsidiaries) takes any action which, if taken by the Company, would constitute a breach of this Section 5.4, the Company shall be deemed to be in breach of this Section 5.4.

SECTION 6

ADDITIONAL COVENANTS OF THE PARTIES

6.1 Company Board Recommendation.

(a) Subject to Section 6.1(b), neither the Board of Directors nor any committee thereof shall (i) (A) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company’s stockholders, (B) change, qualify, withhold, withdraw or modify, or publicly propose or announce an intention to change, qualify, withhold, withdraw or modify, in either case, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (C) adopt, approve, recommend or declare advisable, or publicly propose or announce its intention to adopt, approve, recommend or declare advisable, an Acquisition Proposal, (D) if an Acquisition Proposal has been publicly disclosed, (i) fail to publicly recommend against any such Acquisition Proposal within seven (7) Business Days after Parent’s written request that the Company do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Parent, such rejection of such Acquisition Proposal) and (ii) reaffirm the Company Board Recommendation within such seven (7) Business Day period (or, relating to any Acquisition Proposal or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last seven (7) Business Days prior to the then-scheduled Stockholder Meeting, fail to take the actions referred to in this clause (D), with references to the applicable seven (7) Business Day period being replaced with five

(5) Business Days), (E) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days after Parent’s written request that the Company do so or (F) resolve or agree to take any of the foregoing actions (any action described in the foregoing, a “Company Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (a “Company Acquisition Agreement”).

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to, but not after, the Company Stockholder Approval:

(i) if the Company or any of its Subsidiaries has received an unsolicited bona fide written Acquisition Proposal that did not arise out of or result from a material breach of Section 5.4 or Section 6.1 from any Person that has not been withdrawn and after consultation with outside legal counsel and its financial advisors, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal constitutes a Superior Offer, (x) the Board of Directors may make a Company Adverse Recommendation Change, or (y) the Company may terminate this Agreement pursuant to Section 8.1(e) to enter into a Specified Agreement with respect to such Superior Offer, in each case, if and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under Delaware Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 8.1(e) at least four (4) Business Days prior to making any such Company Adverse Recommendation Change or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Recommendation Change or termination) and, if desired by Parent, during such four (4) Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that such Acquisition Proposal would cease to constitute a Superior Offer; and (C) (1) the Company shall have provided to Parent, prior to the commencement of such four (4) Business Day period, the information with respect to such Acquisition Proposal in accordance with Section 5.4(d), (2) the Company shall have given Parent the four (4) Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after giving effect to any proposals made by Parent during such period, if any, after consultation with outside legal counsel and its financial advisors, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal continues to constitute a Superior Offer and that failure to make the Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(e) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company shall not be considered a Company Adverse Recommendation Change and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 6.1 to the extent that any such communication expressly reaffirms the Company Board Recommendation. The provisions of this Section 6.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal and require a new Determination Notice; provided that for such subsequent Determination Notice, the required four (4) Business Days shall be deemed to be two (2) Business Days; and

(ii) other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Recommendation Change in response to an Intervening Event if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under Delaware Legal Requirements; (B) the Company shall have given Parent a Determination Notice describing in reasonable detail the facts and circumstances relating to such Intervening Event and that render a Company Adverse Recommendation Change necessary at least four (4) Business Days prior to making any such Company Adverse Recommendation Change and, if desired by Parent, during such four (4) Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Recommendation Change would no longer be necessary; and (C) (1) the Company shall have specified in reasonable detail the facts and circumstances that render a Company Adverse Recommendation Change necessary, (2) the Company shall have given Parent the four (4) Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Recommendation Change would no longer be necessary, and (3) after giving effect to the proposals made by Parent during such period, if any, after consultation with outside legal counsel and its financial advisors, the Board of Directors shall have determined, in good faith, that failure to make the Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under Delaware Legal Requirements. The provisions of this Section 6.1(b)(ii) shall also apply to any material change to the facts and circumstances relating to such Intervening Event, which shall require a new Determination Notice, except that the references to four (4) Business Days shall be deemed to be two (2) Business Days.

(c) Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.

6.2 Employee Benefits.

(a) From and after the Effective Time, the Parent intends to make commercially reasonable efforts to provide, or cause to be provided, to each Continuing Employee wages, retirement health, welfare, and fringe benefits similar to those provided to such Continuing Employee immediately prior to the Effective Time.

(b) For purposes of vesting, eligibility to participate and for calculating severance and vacation entitlements under the employee benefit plans of Parent, the Surviving Corporation or any of their respective Subsidiaries (each, a “New Plan”), Parent shall use commercially reasonable efforts, to the extent permissible under the terms of any New Plan and Legal Requirements, and provided that doing so would not result in duplication of benefits, (i) to credit each Continuing Employee with his or her years of service with the Company, its Affiliates or their respective predecessors before the Effective Time, (ii) to allow each Continuing Employee to participate in any New Plan as soon as reasonable practicable, (iii) to waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan for each Continuing Employee and his or her covered dependents, and (iv) to credit each Continuing Employee under a New Plan for deductibles, coinsurance and out-of-pocket expenses paid under an Employee Plan. No later than ten (10) Business Days prior to the Closing Date, or as otherwise agreed by the Parties, the Company shall provide a reasonable estimate of the accrued but unused paid time off and vacation days (reflected in both hours and monetary totals), in each case, expected as of the Closing Date, of each employee of the Company or any of its Subsidiaries.

(c) The Board of Directors (or the appropriate committee thereof) shall adopt resolutions (which resolutions shall be subject to Parent’s prior review and reasonable comment) and take such corporate action as is necessary or appropriate to terminate each tax-qualified defined contribution retirement plan of the Company with a qualified cash or deferred arrangement under Section 401(k) of the Code (each, a “Company 401(k) Plan”), effective as of the day prior to the Closing Date, contingent upon the occurrence of the Closing, unless Parent notifies the Company in writing not less than five (5) Business Days before the Effective Time that it has determined not to terminate the Company 401(k) Plans. If the Company 401(k) Plans are terminated, as provided herein, Parent shall use commercially reasonable efforts to, or shall use commercially reasonable efforts to cause one (1) of its Affiliates to, have in effect a tax qualified defined contribution retirement plan as soon as reasonably practicable following the Effective Time that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Parent 401(k) Plan”) in which each Continuing Employee who is actively employed at the Closing and was a participant in any of the Company 401(k) Plans shall be eligible to participate as soon as reasonably practicable following the Closing, and as soon as practicable following the Closing, the account balances under the Company 401(k) Plans shall be distributed to the participants, and Parent shall use commercially reasonable efforts, to the extent permitted by the Parent 401(k) Plan, permit such Continuing Employees to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” within the meaning of Section 401(a)(31) of the Code (including promissory notes evidencing participant loans), in the form of cash, in an amount equal to the full account balance distributed to such Continuing Employee from the Company 401(k) Plans. Not less than five (5) days prior to the Closing, Parent may request that the Company take appropriate corporate action to terminate any other Employee Plan (other than (i) any individual Employee Plan, (ii) medical, dental, vision, and prescription Employee Plans, or (iii) any multiemployer plan as defined in Section 3(37) of ERISA) effective as of the Closing Date, contingent upon the occurrence of the Closing, or as of such other date agreed upon by the Parties. All resolutions, notices, participant communications or other documents issued, adopted or executed in connection with the termination of the Company 401(k) Plan and any other Employee Plan shall be subject to Parent’s prior review and reasonable comment.

(d) Nothing in this Agreement shall confer upon any Continuing Employee or other Person any right to continue in the employ or service of Parent, the Company, the Surviving Corporation or their respective Affiliates. Except as expressly set forth in this Section 6.2, no provision of this Agreement: (i) shall limit the ability of Parent, the Company, the Surviving Corporation or their respective Affiliates to amend, modify or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them (subject to the limitations set forth in Section 5.2), (ii) shall be deemed or construed to amend, establish, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement or (iii) create any third-party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its Affiliates (or any beneficiaries or dependents thereof)) or any right to employment or continued employment or to a particular term or condition of employment with the Company or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and any of its Affiliates).

6.3 Financing.

(a) Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to obtain, no later than the Closing Date, the proceeds of the Debt Financing on the terms and conditions described in the Commitment Letters (or on other terms that are not (1) less favorable to Parent than the terms and conditions (including any “market flex” provisions contained in the Debt Fee Letters) set forth in the applicable Commitment Letter and (2) Restricted Terms (clauses (1) and (2), the “Acceptable Debt Financing Terms”)), including using reasonable best efforts to (i) maintain in effect and not cancel any commitments under the Commitment Letters in accordance with and subject to the terms and conditions set forth therein (it being understood that the Commitment Letters may be replaced or amended as provided below), (ii) negotiate, execute and deliver the Definitive Debt Financing Agreements that reflect the terms and conditions in the Commitment Letters or such other terms solely to the extent they constitute Acceptable Debt Financing Terms and (iii) satisfy on a timely basis (or obtain a waiver of) all conditions in the Commitment Letters (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and the Definitive Debt Financing Agreements applicable to Parent or its Affiliates that are within their control.

(b) Parent shall not, and shall cause its Affiliates not to, permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, any Commitment Letter without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), if such amendment, restatement, supplement, termination, modification or waiver would (i) impose new or additional conditions precedent to the initial funding of the Debt Financing, or expand upon or amend or modify, in each case, in any adverse manner, the existing conditions precedent to the initial funding of the Debt Financing, (ii) prevent or materially delay the availability at the Closing of all or a portion of the Debt Financing necessary to satisfy the Financing Amount (after taking into account the portion of the Debt Financing that remains available and all other sources of capital available to Parent) or the consummation of the Transactions, (iii) reduce the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Commitment Letters or Debt Fee Letters on the Closing Date unless the amount of the Debt Financing is increased by a corresponding amount) below the amount necessary to satisfy the Financing Amount (after taking into account the portion of the Debt Financing that remains available, any available cash of the Company and each of its Subsidiaries, cash on hand and cash available from other funding sources), (iv) adversely affect the ability of Parent to enforce its rights under any Commitment Letter, or (v) otherwise impact or delay or adversely affect the ability of Parent to consummate the Transactions or the Debt Financing (clause (i) through clause (v), the “Restricted Terms”); provided that Parent may amend each Commitment Letter to add initial lenders, lead arrangers, bookrunners, syndication agents or other similar roles that had not executed such Commitment Letter as of the date of this Agreement. The syndication of any portion of the Debt Financing (and the implementation of “market flex” provisions) in accordance with either Commitment Letter shall not, and shall not be deemed to, violate Parent’s obligations under this Agreement. As promptly as practicable following execution thereof, Parent shall furnish to the Company a correct and executed copy of any such amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to any Commitment Letter, the Debt Fee Letters and any other fee letters entered into in respect of the Debt Financing (which may be Customarily Redacted as if such letters were Debt Fee Letters).

(c) In the event that any portion of the Debt Financing in an amount required to satisfy the Financing Amount (after taking into account the portion of the Debt Financing that remains available and any available cash of the Company and each of its Subsidiaries, cash on hand and cash available from other funding sources) (i) becomes unavailable on the terms and conditions (including any “market flex” provisions set forth in the Debt Fee Letters) contemplated by the Commitment Letters or any of the definitive agreements with respect to the Debt Financing (the “Definitive Debt Financing Agreements”), or (ii) shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor (other than the right of Parent to terminate this Agreement), Parent will use reasonable best efforts to (x) obtain alternative debt financing (in an amount, when taken together with the portion of the Debt Financing that remains available and any available cash of the Company and its Subsidiaries, is at least equal to the Financing Amount) from the same or other sources on terms and conditions that are not materially less favorable, when taken as a whole, to Parent (as reasonably determined by Parent in good faith) than those contained in any applicable Commitment Letter and Debt Fee Letter (including any “market flex” provisions set forth in the Debt Fee Letters) (the “Alternative Debt Financing”) and (y) promptly notify the Company of such unavailability and the reason therefor. For the purposes of this Agreement (other than as expressly provided otherwise and with respect the representations in this Agreement made by Parent that speak to the date of this Agreement), the term “Debt Financing” shall be deemed to include any Alternative Debt Financing arranged in compliance herewith, and the terms “Commitment Letters,” “Debt Fee Letters” and “Definitive Debt Financing Agreements” shall be deemed to include any commitment letter (or similar agreement), fee letters or definitive agreement with respect to any such Alternative Debt Financing; provided that, notwithstanding anything to the contrary herein, in no event shall any Alternative Debt Financing or amendment with respect to the Commitment Letters be deemed to materially and adversely expand the obligations set forth in this Section 6.3 of the Company and each of its Subsidiaries.

(d) Upon the reasonable request of the Company, Parent shall keep the Company reasonably informed of the status of its efforts to consummate the Debt Financing, except to the extent such information would jeopardize any attorney-client privilege, attorney work-product protections or similar protections. Without limiting the generality of the foregoing, Parent must give the Company prompt written notice (and in any event within two (2) Business Days):

(i) of any breach or default by any party to the Commitment Letters of which Parent has knowledge; and

(ii) the receipt by Parent or any of its officers of any written notice from any Debt Financing Source with respect to any (1) actual breach (or threatened breach), default, termination or repudiation by any party to the Commitment Letters of any provisions of the Commitment Letters; or (2) dispute or disagreement between or among any parties to the Commitment Letters with respect to the Commitment Letters that, in the case of clauses (1) and (2), would reasonably be expected to delay or prevent the consummation of the Debt Financing on the Closing Date.

Notwithstanding anything to the contrary, nothing in this Section 6.3(d) shall require Parent to take any action to the extent it would jeopardize any attorney-client privilege, attorney work-product protections or similar protections.

(e) Notwithstanding anything to the contrary, nothing in this Section 6.3 shall require, and in no event will the reasonable best efforts of Parent be deemed or construed to require, (i) funding of any equity financing, (ii) the incurrence of any debt financing other than the Debt Financing or any Alternative Debt Financing, (iii) the payment of fees in connection with the Debt Financing in excess of the amounts contemplated by the Commitment Letter or (iv) the commencement of any litigation against any Debt Financing Source.

(f) From the date of this Agreement until the earlier of the Closing Date and the valid termination of this Agreement in accordance with Section 8, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide, and shall cause its Representatives to use their commercially reasonable efforts to provide, cooperation reasonably requested by Parent in connection with the obtaining, arrangement and consummation of the Debt Financing, such reasonable best efforts to include, but not be limited to:

(i) causing appropriate members of the Company’s senior management team to participate in a reasonable and limited number of meetings (which may be virtual), conference calls, presentations and due diligence sessions with arrangers, accountants and/or potential lenders, at reasonable times and locations mutually agreed, and upon reasonable notice;

(ii) assisting Parent with the preparation of customary bank information memoranda, investor, lender presentations and similar customary documents for use in connection with the Debt Financing;

(iii) furnishing to Parent and the Debt Financing Sources, as promptly as reasonably practicable, (x) the financial statements referenced in clause (c) of paragraph 9 of Exhibit C to each Commitment Letter and (y) solely with respect to financial information derived from the Company’s historical books and records, information reasonably requested in connection with the preparation of the pro forma financial statements required by clause (d) of paragraph 9 of Exhibit C to each Commitment Letter;

(iv) assisting Parent in connection with the preparation of (and executing and delivering as of the Closing Date) any closing documents and other definitive financing documents with respect to the Debt Financing (including any credit agreements, amendments, joinders, currency or interest rate hedging arrangements, guarantees, pledge agreements, security agreements, mortgages, deeds of trust and other security documents and other certificates, documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Debt Financing as may be required in connection with the Debt Financing or the Commitment Letters as may be reasonably requested by Parent, and otherwise necessary to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing on the Closing Date, including a certificate of a financial officer of the Company with respect to solvency matters), it being understood that any such documents will not be recorded or take effect until the Effective Time;

(v) assisting in facilitating the pledging, granting and perfection of collateral and the granting of security interests, mortgages, deeds of trust and guarantees in respect of the Debt Financing (including to deliver any original stock certificates and related powers and any original promissory notes and related powers and assisting with regard to obtaining title insurance policies for any mortgages or deeds of trust);

(vi) providing customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation to the Debt Financing Sources, including that the public side versions of such documents do not include material non-public information about the Company or any of its Subsidiaries or their securities and as to the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing;

(vii) at least ten (10) Business Days prior to the Closing Date, providing all documentation and other information about the Company and each of its Subsidiaries that is required by the Debt Financing Sources in connection with Debt Financing to comply with applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act and, to the extent applicable, customary beneficial ownership certifications, and the requirements of 31 C.F.R. §1010.230) and that has been requested of the Company by or on behalf of Parent at least fifteen (15) Business Days prior to the Closing Date; and

(viii) assisting, to the extent customary and reasonable, to provide access to information reasonably necessary to complete any inventory appraisals and field examinations required by the Debt Financing;

(ix) taking all corporate and other customary actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing.

(g) The foregoing notwithstanding, nothing in this Section 6.3 shall require:

(i) cooperation that unreasonably interferes with the business or the operations of the Company or any of its Subsidiaries;

(ii) the Company or any of its Subsidiaries or any of their respective Representatives to execute, deliver or enter into any agreement with respect to the Debt Financing that is not contingent upon the occurrence of the Closing or that would be effective prior to the Closing Date (other than customary authorization letters and KYC documentation) or none of the directors and managers of the Company or the Company’s subsidiaries shall be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained prior to the Closing Date unless Parent shall have determined that such directors and managers are to remain as directors and managers of Parent or Parent’s Subsidiaries on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing Date;

(iii) the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other cost or expense; or

(iv) the Company or any of its Subsidiaries to take any action to the extent it would (A) reasonably be expected to conflict with, or result in any violation or breach of, or default under, such entity’s organizational documents, any applicable Legal Requirements, or any material contract to which it is a party; (B) result in the waiver of any attorney-client privilege or result in a breach of, or a default under, any Contract to which the to the Company or its Subsidiaries is a party that was not entered into in contemplation of this Agreement, provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information and in the case of any confidentiality obligation, the Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Debt Financing Source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality; or (C) cause any condition to the Closing set forth in Section 7 to not be satisfied.

(h) Notwithstanding anything in this Section 6.3 to the contrary, (i) any requested cooperation pursuant to this Section 6.3 shall not unreasonably interfere (in the reasonable judgment of the Company) with the business or the operations of the Company or its Subsidiaries, (ii) nothing in this Section 6.3 shall require cooperation to the extent that (A) it reasonably could be expected to result in personal liability to the respective directors, managers, officers or employees of the Company or its Subsidiaries with respect to the Debt Financing, (B) would conflict with, or result in any violation, of or beach of or default under the Company’s or any of its Subsidiaries’ organizational documents, any applicable Legal Requirements or any material contractual obligation to which the Company or any of its Subsidiaries is a party, (C) would require the Company or any of its Subsidiaries to disclose information subject to any attorney-client, attorney work product or other legal privilege or result in the waiver of any attorney-client privilege or conflict with any confidentiality requirements applicable to the Company or its Subsidiaries or (D) would cause any condition to the Closing set forth in Section 7 to not be satisfied, (iii) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other cost or expense or assume any liability or obligation in connection with the Debt Financing prior to the Effective Time (other than as are expressly reimbursable or payable by Parent or Merger Sub pursuant to Section 6.3(l)), (iv) none of the Company, its Subsidiaries or their respective Representatives shall be required to execute, deliver or enter into, or perform any agreement, certificate, document or instrument with respect to the Debt Financing that is not contingent upon the Closing (other than the execution and delivery of customary authorization letters and representation letters in connection with the obligations under this Section 6.3) and the directors and managers of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained prior to the Closing Date unless Parent and Merger Sub shall have determined that such directors and managers are to remain as directors and managers of such Person on and after the Closing and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing, and (v) disclosure of any confidential information to the Debt Financing Sources shall be made subject to the acknowledgment and acceptance by such Debt Financing Sources that such information is being disseminated on a confidential basis in accordance with customary “click through” confidentiality arrangements or other customary market standards for dissemination of such type of information.

(i) The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that (i) such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or any of the Subsidiaries in any respect and (ii) provided that Parent shall provide Company with a reasonable opportunity to review any documents, communications or other materials in connection with which such logo is used, and consider in good faith the reasonable comments of Company, prior to the distribution, disclosure or use thereof.

(j) The Company shall deliver to Parent at least one (1) Business Day prior to the Closing Date (with drafts delivered at least five (5) Business Days prior to the Closing Date) copies of payoff letters and related release documentation with respect to the Existing Indebtedness in customary form reasonably satisfactory to Parent (the “Payoff Letters”), which shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Existing Indebtedness as of the anticipated Closing Date (and, if applicable, the daily accrual thereafter) (the “Payoff Amount”), together with wire transfer and payment instructions, (ii) state that upon receipt of the Payoff Amount in accordance with such Payoff Letters, the Existing Indebtedness and all related loan documents shall be discharged and terminated, (iii) provide that all Encumbrances and guarantees in connection with the Existing Indebtedness relating to the assets and properties of the Company or any of its Subsidiaries securing the obligations under the Existing Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date and (iv) provide for the return of all possessory collateral (if any) in connection with the Existing Indebtedness (to the extent reasonably practicable, on the Closing Date); provided that it is understood that at the Company’s election, any such Payoff Letter in respect of Existing Indebtedness (if applicable) shall require Parent to provide back-stop letters of credit and/or cash collateral (it being understood that Parent shall be entitled to choose between providing cash collateral or a back-stop for any particular letter of credit) in the amount required by such Payoff Letter, or at the option of each of the issuer of any such letter of credit and the applicable Debt Financing Sources (each in its sole discretion), permit the letters of credit of such issuer thereunder to be “grand-fathered” into the Debt Financing and become outstanding obligations thereunder. The Company shall and shall cause its applicable Subsidiaries to, unwind or novate or assist Parent in connection with the unwinding or novation of any outstanding interest rate or other swaps or hedges on the Closing Date that are designated by Parent in writing to the Company at least ten (10) Business Days prior to the Closing Date (notice of which may be delivered by the Company to the applicable interest rate, swap or hedge counterparty at Parent’s request in advance of the Closing Date so long as the underlying swap or hedge documentation permits any such notice to be contingent upon the consummation of the Closing). The Company shall, and shall cause its Subsidiaries and their respective representatives to, in each case, provide all customary cooperation reasonably requested by Parent in connection with this Section 6.3(j).

(k) Parent acknowledges and agrees that obtaining the Debt Financing is not a condition to its obligations under this Agreement.

(l) Parent agrees to indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs, charges or expenses (including reasonable attorneys’ fees), suffered or incurred by them in connection with their cooperation under this Section 6.3 in respect of the Debt Financing (including the arrangement or obtaining thereof) and the provision of any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries) (including reasonable and documented costs and expenses of counsel and advisors), in each case, except to the extent resulting from the bad faith, gross negligence, Fraud or willful misconduct of, or material breach of this Agreement by, the Company or any of its Subsidiaries or any of its or their respective Representatives (as finally determined by a court of competent jurisdiction), arising from materially incorrect or misleading information provided by the Company or any of its Subsidiaries or any of its or their respective Representatives, or to the extent that the indemnity relates to matters with respect to which Parent is entitled to indemnity hereunder. Parent agrees to, promptly on written request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs incurred by then in respect of their cooperation contemplated by this Section 6.3 (it being understood that such reimbursement shall not apply to any fees, costs and expenses (x) incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements, (y) any ordinary course amounts payable to existing employees of or consultants to the Company or any of its Subsidiaries with respect to services provided prior to the Closing and (z) any amounts that would have been incurred in connection with the transactions contemplated hereby regardless of the Debt Financing (including the preparation and/or delivery of financial information, payoff letters and lien releases)).

(m) Notwithstanding anything to the contrary in this Agreement, any breach by the Company or any of its Subsidiaries of any of the covenants required to be performed by it under this Section 6.3 shall not be considered in determining the satisfaction of the condition set forth in Section 7.2(d) or any right to termination set forth in Section 8.1(f), unless (i) such breach is a willful breach or (ii) (A) such breach (if not willful) is a material breach and has not been cured by the Company within ten (10) Business Days after the Company’s receipt of written notice of such breach from Parent and (B) any portion of the Debt Financing has not been obtained as a result of such uncured breach.

6.4 Indemnification of Officers and Directors.

(a) From the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries pursuant to the organizational documents thereof and any indemnification or other similar agreements of the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, and Parent shall cause the Company and each of its Subsidiaries to perform their obligations thereunder. Without limiting the foregoing, from and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a former director or officer of the Company or any of its Subsidiaries or who is as of the date of this

Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL. In the event of any such claim, action, suit or proceeding, (x) each Indemnified Person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation or its Subsidiaries, as applicable, in accordance with the organizational documents and any indemnification or other similar agreements of the Surviving Corporation, as applicable, as in effect on the date of this Agreement; provided that any Indemnified Person to whom expenses are advanced provides an undertaking, if required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws (or comparable organizational documents) or any such indemnification or other similar agreements, as applicable, to repay such advances if it is ultimately determined by final adjudication that such Indemnified Person is not entitled to indemnification and (y) the Surviving Corporation and its Subsidiaries, as applicable, shall reasonably cooperate in the defense of any such matter.

(b) Prior to the Closing Date, in consultation with Parent, the Company shall purchase, “tail” directors’ and officers’ liability insurance for the Company and each of its Subsidiaries and their current and former directors and officers who are covered by the directors’ and officers’ liability insurance coverage currently maintained by or for the benefit of the Company or any of its Subsidiaries as of the date of this Agreement (the “Current D&O Insurance”), such “tail” insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insureds thereunder with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the total cost of any such “tail” insurance exceed 300% of the aggregate annual premium most recently paid by the Company or any of its Subsidiaries for the Current D&O Insurance (the “Maximum Amount”); provided, further, that if such “tail” insurance is not reasonably available or the aggregate premium exceeds the Maximum Amount, then the Company shall be required to obtain the most coverage available on terms and conditions at least as favorable as the directors’ and officers’ liability insurance in effect on the date hereof and for a cost not exceeding the Maximum Amount. Parent and the Surviving Corporation shall maintain such “tail” insurance in full force and effect for a period of six (6) years following the Closing Date, and continue to honor the obligations thereunder.

(c) In the event that the Company or any of its Subsidiaries or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, the Company or its applicable Subsidiary, as applicable, shall cause proper provision to be made so that the successors and assigns of the Company or its applicable Subsidiary assume the obligations set forth in this Section 6.4.

(d) The provisions of this Section 6.4 (i) shall survive the consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 6.4 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

6.5 Stockholder Litigation. Subject to the preservation of privilege and confidential information, the Company shall give Parent the opportunity to participate in (but not control) the Company’s defense, prosecution, compromise or settlement of any litigation against the Company or its directors or officers relating to the Transactions and shall give due good faith consideration to Parent’s advice with respect to such litigation; provided, however, that the Company shall not settle any such litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

6.6 Additional Agreements. Each of the Company, Parent and Merger Sub shall use its respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, and to assist and cooperate with other parties to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) obtain (A) from any Governmental Body any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, to effect the Closing as promptly as practicable, and in any event not later than three (3) Business Days prior to the End Date, and to avoid any Legal Proceeding by any Governmental Body or any other Person, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (B) from any third party any consents or notices that are required to be obtained or made by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, in connection with the transactions contemplated by this Agreement in the case of this clause (B), only to the extent that Parent, Merger Sub and the Company reasonably determine, after consultation and cooperation with one another, that such consent or notice should be obtained or made, (iii) cause the satisfaction of all conditions to the Merger set forth in Section 7, in each case, within its control, (iv) defend and seek to prevent the initiation of all actions, lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement, in each case until the issuance of a final, nonappealable order, (v) seek to have lifted or rescinded any injunction or restraining order that may adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, nonappealable order, (vi) prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party or any Governmental Body to consummate the Merger or the other transactions contemplated by this Agreement, (vii) take all reasonable steps as may be necessary to obtain all such consents and approvals, and (viii) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement and the Merger required under any other applicable Legal Requirement. Notwithstanding anything to the contrary herein, the Parties shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) or otherwise incur or assume or agree to incur or assume any liability that is not conditioned upon the consummation of the Merger, to satisfy its obligations pursuant to this Section 6.6.

6.7 Disclosure. The initial press releases relating to this Agreement shall be mutually agreed between the Company and Parent. Thereafter, the Parties shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without the other Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company may, without the prior consent of Parent but subject to giving advance notice to Parent, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and the Company need not consult with Parent in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 5.4(e) or with respect to any Acquisition Proposal or Company Adverse Recommendation Change.

6.8 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors shall use their respective commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

6.9 Section 16 Matters. The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares, Company RSU Awards, Company Restricted Shares and Company Options in the Transactions by applicable individuals and to cause such dispositions or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.10 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

6.11 Estoppel Certificates. The Company shall use commercially reasonable efforts to provide to Parent a copy of an executed estoppel certificate, in a form reasonably acceptable to Parent, dated after the date of this Agreement, from each tenant, landlord or other counterparty set forth on Section 6.11 of the Company Disclosure Schedule. For the avoidance of doubt, to the extent an agreement with any counterparty set forth on Section 6.11 of the Company Disclosure Schedule provides a form of estoppel certificate, the provision of such executed form shall satisfy the Company’s obligations pursuant to this Section 6.11. Notwithstanding anything to the contrary herein, in no event shall the Company be required prior to the Effective Time to pay any fee or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) or otherwise incur or assume or agree to incur or assume any liability that is not conditioned upon the consummation of the Merger, to satisfy its obligations pursuant to this Section 6.11.

6.12 Financial Statements. During the Pre-Closing Period, the Company shall use reasonable best efforts to deliver to Parent:

(a) within five (5) Business Days after the end of each completed fiscal biweekly period, total sales, same store sales and gross product margins and other financial information reasonably requested by Parent (provided, that such other financial information is reasonably available to the Company) with respect to such completed fiscal biweekly period; and

(b) substantially concurrently with the delivery thereof in accordance with the Existing Indebtedness, a copy of each monthly financial reporting package (including any monthly borrowing base certificates) required to be delivered by the Company or any of its Subsidiaries pursuant to the Existing Indebtedness.

SECTION 7

CONDITIONS PRECEDENT TO THE MERGER

7.1 Condition to the Obligations of Each Party. The obligations of each Party to effect the Merger are subject to the satisfaction (or, if permitted by applicable Legal Requirements, waiver by mutual consent of Parent, Merger Sub and the Company) as of the Closing of each of the following conditions:

(a) the Company Stockholder Approval shall have been obtained; and

(b) there shall be no temporary restraining order, preliminary or permanent injunction or final judgment relating thereto issued by any Governmental Body of competent jurisdiction in any jurisdiction preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body that temporarily or permanently prevents, prohibits or makes illegal the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, if permitted by applicable Legal Requirements, waiver by mutual consent of Parent and Merger Sub) as of the Closing of each of the following conditions:

(a) the representations and warranties of the Company set forth in Sections 3.3(a) – 3.3(d) (Capitalization) of this Agreement shall be accurate except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by Parent and Merger Sub pursuant to Section 1 of this Agreement, as of the date of this Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(b) the representations and warranties of the Company set forth in Sections 3.1 (Due Organization; Subsidiaries, Etc.), 3.2 (Certificate of Incorporation and Bylaws), 3.3 (Capitalization) (other than 3.3(a) – 3.3(d)), 3.21 (Authority; Binding Nature of Agreement), 3.23 (Takeover Laws), 3.24 (Opinion of Financial Advisors) and 3.25 (Brokers and Other Advisors) of this Agreement shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of this Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(c) the representations and warranties of the Company set forth in this Agreement (other than those referred to in Section 7.2(a) and (b) above) shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect;

(d) the Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Effective Time;

(e) since the date of this Agreement, there shall not have occurred any event, occurrence, circumstance, change or effect which has had a Material Adverse Effect;

(f) the Inventory (valued at lower of cost or market on a first in first out basis) as of two (2) Business Days prior to the Effective Time is equal or greater than the Inventory Threshold Requirement; and

(g) Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an executive officer of the Company certifying (i) the conditions set forth in Sections 7.2(a) through (f) have been satisfied and (ii) the amount of the Inventory (valued at lower of cost or market on a first in first out basis) as of two (2) Business Days prior to the Effective Time.

7.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction (or, if permitted by applicable Legal Requirements, waiver by the Company) as of the Closing of each of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(b) Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Effective Time; and

(c) the Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

7.4 Waiver of Conditions. The conditions set forth in Section 7.1 may only be waived by written notice from each of Parent, Merger Sub and the Company. The conditions set forth in Section 7.2 may only be waived by written notice from Parent and Merger Sub. The conditions set forth in Section 7.3 may only be waived by written notice from the Company.

SECTION 8

TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Closing shall not have occurred on or prior to 11:59 p.m. Eastern Time, on the date that is one hundred and fifty (150) days after the date of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose breach of this Agreement was the principal cause of, or resulted in, the Merger not being consummated by such date; provided, further, that if the Condition Satisfaction Date occurs before the End Date, then the End Date will be extended to the date that is one (1) Business Day after the date on which the Closing is required to occur in accordance with Section 1.1;

(c) by either Parent or the Company if (i) any Legal Requirement shall have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body which prohibits or makes illegal the consummation of the Merger or (ii) a Governmental Body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of this Agreement was the principal cause of, or resulted in, the issuance of such final and nonappealable order, decree, ruling or other action or to any Party that has failed to use commercially reasonable efforts to remove such order, decree, ruling or other action;

(d) by Parent, if (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement when mailed, or shall have effected a Company Adverse Recommendation Change; (ii) the Company shall have entered into an Alternative Acquisition Agreement; or (iii) the Board of Directors or the Company shall have willfully breached its obligations under Section 5.4 or Section 6.1;

(e) by the Company, prior to obtaining the Company Stockholder Approval, in order to accept a Superior Offer and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Offer (a “Specified Agreement”); provided that (A) the Company and each of its Subsidiaries have complied in all material respects with Section 6.1(b)(i) in relation to such Superior Offer and (B) that such termination shall be effective only if the Company shall have paid the Termination Fee immediately prior to or substantially concurrently with such termination;

(f) by Parent, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in Sections 7.2(a) through (d) would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if either Parent or Merger Sub is then in breach of this Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(g);

(g) by the Company, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred such that either of the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and cannot be cured by Parent and/or Merger Sub by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent and/or Merger Sub written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in breach of the Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(f);

(h) by the Company, if (i) all conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, as applicable, each of which would be satisfied if the Closing were to occur at such time), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 1.1, (iii) following such failure, the Company has confirmed to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, (iv) Parent and Merger Sub fail to effect the Closing prior to 5:00 p.m. Eastern Time on the third (3rd) Business Day following the date of receipt of such written notification by Parent and Merger Sub, and (v) this Agreement has not otherwise been terminated at the time; or

(i) by either Parent or the Company, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof).

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (i) the final sentence of Section 5.1, this Section 8.2, Section 8.3 and Section 9 (other than Section 9.5(b)) shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (iii) the termination of this Agreement shall not relieve any Party from any liability for Fraud or willful breach of this Agreement prior to termination. For purposes of this Agreement,

“willful breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement, and “Fraud” means common law fraud under Delaware Legal Requirements with respect to the making of a representation or warranty contained in this Agreement with the actual knowledge that such representation or warranty was false when made or with reckless indifference to the truth of such representation or warranty.

8.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) In the event that: (i) this Agreement is terminated by the Company pursuant to Section 8.1(e); (ii) this Agreement is terminated by Parent pursuant to Section 8.1(d) or Section 8.1(f); or (iii) (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso to Section 8.1(b)), or by either the Company or Parent pursuant to Section 8.1(i), (y) any Person shall have publicly disclosed a bona fide Acquisition Proposal and prior to such termination such Acquisition Proposal has not been unconditionally and publicly withdrawn and (z) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which Acquisition Proposal is subsequently consummated, whether during or following such twelve (12)-month period) or consummated an Acquisition Proposal; provided that for purposes of this clause (z) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”; then, in any such event under clause (i), (ii) or (iii) of this Section 8.3(b), the Company shall pay or cause to be paid to Parent or its designee the Termination Fee by wire transfer of same day funds (A) in the case of Section 8.3(b)(i), prior to or substantially concurrently with the execution of the Specified Agreement, (B) in the case of Section 8.3(b)(ii), within two (2) Business Days after such termination or (C) in the case of Section 8.3(b)(iii), prior to the date the definitive agreement referred to in clause (z) of this Section 8.3(b)(iii) is executed. Parent and the Company acknowledge that (A) the Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate Parent in circumstances in which the Termination Fee is payable, which amount would otherwise be impossible to calculate with precision and (B) in no event shall the Company be required to pay the Termination Fee on more than one (1) occasion; provided that the foregoing shall not relieve the Company from any liability for Fraud or willful breach of this Agreement prior to such termination. As used herein, “Termination Fee” shall mean $2,000,000.

(c) In the event of any termination described in Section 8.3(b), (i) payment from the Company to Parent of the Termination Fee pursuant to Section 8.3(b) and any Enforcement Expenses payable under Section 8.3(f), shall be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates against the Company and each of its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Representatives or Affiliates (collectively, “Company Related Parties”) relating to or arising out of the Transactions or this Agreement and shall constitute liquidated damages for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) upon payment of the Termination Fee and the Enforcement Expenses, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against any Company Related Party or any of its Affiliates relating to or arising out of this Agreement or the Transactions; provided that the foregoing shall not relieve any Company Related Party from any liability for Fraud or willful breach of this Agreement prior to such termination.

(d) In the event this Agreement is terminated by the Company (i) pursuant to Section 8.1(h) or (ii) pursuant to Section 8.1(g), Parent shall pay to the Company an amount equal to $3,000,000 (the “Parent

Termination Fee”) by wire transfer of immediately available funds within two (2) Business Days following such termination. Parent and the Company acknowledge that (A) the Parent Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate the Company in circumstances in which the Parent Termination Fee is payable, which amount would otherwise be impossible to calculate with precision and (B) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion; provided that the foregoing shall not relieve Parent or Merger Sub from any liability for Fraud or willful breach of this Agreement prior to such termination.

(e) In the event of any termination described in Section 8.3(d), (i) payment from Parent to the Company of the Parent Termination Fee pursuant to Section 8.3(d) and any Enforcement Expenses payable under Section 8.3(f), shall be the sole and exclusive remedy of the Company, its Subsidiaries or any of their respective Affiliates against Parent and Merger Sub and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Representatives or Affiliates and any Debt Financing Source (collectively, “Parent Related Parties”) and shall constitute liquidated damages for any loss suffered as a result of the failure of the Merger and the Debt Financing to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) upon payment of the Parent Termination Fee and the Enforcement Expenses, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Debt Financing, and none of the Company, its Subsidiaries or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against any Parent Related Party or any of its Affiliates relating to or arising out of this Agreement or the Transactions; provided that the foregoing shall not relieve Parent and/or Merger Sub from any liability for Fraud or willful breach of this Agreement prior to such termination.

(f) If the Company or Parent, as applicable, fails to pay when due any amount payable under this Section 8.3, and in order to collect such amount, Parent or the Company, as applicable, commences a Legal Proceeding that results in a judgment against the Company for the Termination Fee or Parent for the Parent Termination Fee, as applicable, then such Party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Legal Proceeding (such fees, costs and expenses, collectively, the “Enforcement Expenses”).

SECTION 9

MISCELLANEOUS PROVISIONS

9.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Prior to the Effective Time, this Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time, whether before or after the Company Stockholder Approval has been obtained; provided that after the Company Stockholder Approval has been obtained, no amendment shall be made that by any Legal Requirement requires further approval by the Company’s stockholders without the further approval of such stockholders.

9.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (iii) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule delivered pursuant to this Agreement shall survive the Merger.

9.4 Entire Agreement; Counterparts. This Agreement (including its Exhibits, Annex and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one (1) or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one (1)  or more counterparts have been signed by each of the parties and delivered to the other parties.

9.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort or otherwise) arising out of this Agreement or any of the Transactions or any other agreements contemplated hereby shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 9.8. Each of the Parties irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (D) waives, to the fullest extent permitted by Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions (including failing to take such actions as are required of it hereunder to consummate the Transactions). Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity (including monetary damages), and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.5(c).

9.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, that, (i) Parent may assign this Agreement to one (1) or more of its Affiliates without the prior consent of the Company as long as Parent shall continue to remain primarily liable for all of its obligations and liabilities hereunder and (ii) Parent (or one (1) or more of its Affiliates) shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations under this Agreement from and after the date of this Agreement, to any Debt Financing Source pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing, and any such Debt Financing Source may exercise all of the rights and remedies of Parent (or its Affiliate, as applicable) hereunder in connection with the enforcement of any security or exercise of any remedies to the extent permitted under the Definitive Debt Financing Agreements.

9.7 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except: (i) for if the Effective Time occurs, (A) the right of the Company’s stockholders to receive the Merger Consideration in accordance with the terms of this Agreement and (B) the right of the holders of Company Options, Company RSU Awards and Company Restricted Shares to receive the Merger Consideration pursuant to Section 1.6 following the Effective Time in accordance with the terms of this Agreement; (ii) for the provisions set forth in Section 6.4 of this Agreement (which are intended for the benefit of each Indemnified Person, each of whom will be third-party beneficiaries of these provisions); (iii) for the limitations on liability of the Company Related Parties set forth in Section 8.3(c); (iv) for the provisions set forth in Section 9.11 of this Agreement (which are intended for the benefit of the Debt Financing Sources, each of whom will be third-party beneficiaries of such provisions); and (v) that the Company shall have the right, on behalf of the holders of Shares, Company Options, Company RSU Awards and Company Restricted Shares to pursue and recover damages against Parent and Merger Sub for the loss of the Merger Consideration and any other applicable amount pursuant to this Agreement (including the loss of the premium that such holders would be entitled to receive pursuant to the terms this Agreement if the Merger were consummated in accordance with its terms), and other relief, including equitable relief; provided that the rights granted pursuant to this clause (v) shall be enforceable on behalf of the holders of Shares, Company Options, Company RSU Awards and Company Restricted Shares only by the Company, in its sole and absolute discretion, on behalf of such holders, and any amounts received by the Company in connection therewith may be retained by the Company.

9.8 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, (ii) two (2) Business Days after being sent by registered mail or by courier or express delivery service, or (iii) if emailed, upon transmission (provided no bounce-back or similar message of non-delivery is received with respect thereto); provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

if to Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

Worldwide Golf Group LLC

4800 Hampden Lane, Suite 900

Bethesda, MD 20814

Attention: Theodore Shin

Email: tshin@wgs.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Jeffrey A. Brill

Email: jeffrey.brill@skadden.com

Skadden, Arps, Slate Meagher & Flom LLP

2000 Avenue of the Stars

Los Angeles, CA 90067

Attention: David C. Eisman; Glen G. Mastroberte

Email: david.eisman@skadden.com; glen.mastroberte@skadden.com if to the Company (prior to the Effective Time):

Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, California 90245

Attention: Ian R. Landgren, General Counsel and Corporate Secretary

Email: irl@Big5Corp.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626

Attention: Michael Treska; Darren Guttenberg

Email: Michael.Treska@lw.com; Darren.Guttenberg@lw.com

9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.10 Obligation of Parent. Parent shall ensure that Merger Sub duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub under this Agreement, and

Parent shall be jointly and severally liable with Merger Sub for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

9.11 Debt Financing Source Matters. Notwithstanding anything herein to the contrary (but in all cases subject to and without in any way limiting the liability or obligations of the Debt Financing Sources, and the rights, remedies and claims of Parent or any of its Affiliates, under or pursuant to the Commitment Letters or any other agreement entered into with respect to the Debt Financing), Company, on behalf of itself and its Affiliates, hereby (a) agrees that the Debt Financing Sources will not have any liability (whether in contract or in tort, in law or in equity, or granted by statute or otherwise) for any claims, causes of action, obligations or any related losses, costs or expenses arising under, out of, in connection with or related in any manner to this Agreement or any of the Transactions or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach, (b) agrees that the Commitment Letters, the Debt Fee Letters, the Definitive Debt Financing Agreements and/or the Debt Financing and any dispute arising under, out of, in connection with or related in any manner to the Commitment Letters, the Debt Fee Letters, the Definitive Debt Financing Agreements and/or Debt Financing will be governed by and construed in accordance with the Legal Requirements of the State of New York, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof, (c) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THE COMMITMENT LETTERS, THE DEBT FEE LETTERS, THE DEFINITIVE DEBT FINANCING AGREEMENTS AND/OR THE DEBT FINANCING OR THE PERFORMANCE OF SERVICES IN RESPECT THEREOF OR THEREUNDER, (d) agrees (without limiting the foregoing clause (a)) that any suit, action or proceeding against the Debt Financing Sources which may arise pursuant to this Agreement, the Commitment Letters, the Debt Fee Letters, the Definitive Debt Financing Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder shall not be brought in any forum other than a New York State court or federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and the Company on behalf of itself and its Affiliates irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Legal Requirements, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and agrees that it will not support any of its Affiliates or any other Person in bringing, any suit, action or proceeding in any other court, (e) agrees that only Parent, Merger Sub, Surviving Corporation or their respective Subsidiaries shall be permitted to bring any claim (including any claim for specific performance) against a Debt Financing Source in connection with this Agreement, the Commitment Letters, the Debt Fee Letters, the Definitive Debt Financing Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder, (f) agrees that none of the Debt Financing Sources will have any liability to Company or any of its Affiliates or Representatives relating to or arising out of this Agreement, the Commitment Letters, the Debt Fee Letters, the Definitive Debt Financing Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder; and (g) agrees that the Debt Financing Sources are express third-party beneficiaries of this Section 9.11, and the Debt Financing Sources may enforce such rights under such provisions and such provisions (and any definitions used in such provisions or any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provisions would materially modify and abrogate the substance of this Section) shall not be amended, supplemented, waived or otherwise modified in any way adverse to any Debt Financing Source party to a Commitment Letter without the prior written consent of such Debt Financing Source. Notwithstanding anything herein to the contrary, in no event will the Company or any of its Subsidiaries or Affiliates or any other Person acting on their behalf have any rights or claims (including, without limitation, any actions, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort, or otherwise) against any Debt Financing Source in connection with this Agreement, the Commitment Letters, the Debt Fee Letters, the Definitive Debt Financing Agreements and/or the Debt Financing or any transaction contemplated hereby or thereby; provided, that this Section 9.11 shall not limit the rights of the parties to the Debt Financing under the Commitment Letters or other Definitive Debt Financing Agreements.

9.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; words denoting any gender shall include all genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein, and if the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such.

(d) When calculating the period of time before which, within which or following which any action is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and the ending date shall be included.

(e) All references to “$” or dollar shall be deemed references to United States dollars and all calculations of a number of dollars shall be rounded to the nearest whole number of cents, as applicable, with 0.5 rounded up to the next whole cent, as applicable (aggregating all payments to be made to any Person prior to such rounding).

(f) “U.S.” or “United States” means the United States of America.

(g) As used in this Agreement, the words (i) “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (ii) “either,” “or,” “neither,” “nor” and “any” shall not be exclusive and (iii) “any” means “any and all.”

(h) The words “hereof,” “herein,” “herewith” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole (including the Company Disclosure Schedule, Exhibits and Annexes hereto and thereto) and not to any particular provision of this Agreement.

(i) The words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(j) As used in this Agreement, “ordinary course of business” means the ordinary course of business consistent with past practices.

(k) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement and references to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears.

(l) Except as otherwise explicitly specified to the contrary, references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case, as amended or otherwise modified from time to time.

(m) Except as otherwise explicitly specified to the contrary, references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement.

(n) Except as otherwise explicitly specified to the contrary, “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.”

(o) Capitalized terms used in the Company Disclosure Schedule and not otherwise defined therein have the meanings given to them in this Agreement.

(p) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(q) The phrases “made available” and “delivered,” when used in reference to any documents or information made available to Parent, Merger Sub or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to mean (i) to the extent uploaded to, and accessible to Parent, Merger Sub or any of their respective Representatives in, the online data rooms hosted on behalf of the Company at www.datasite.com under the name “Thunderbolt VDR” at least 24 hours prior to the execution and delivery of this Agreement, (ii) filed with the SEC a Company SEC Document at least 24 hours prior to the execution and delivery of this Agreement or (iii) to the extent provided via email by the Company or its Representatives to Parent, Merger Sub or their respective Representatives at least 24 hours prior to the execution and delivery of this Agreement.

9.13 Guarantee. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company the due and punctual performance of Parent’s obligation to pay under the terms of this Agreement (i) the Parent Termination Fee pursuant and subject to the terms of Section 8.3(d), (ii) the Enforcement Expenses pursuant and subject to the terms of Section 8.3(f), (iii) if the Closing has occurred, all amounts payable pursuant and subject to the terms of Article I, (iv) all amounts payable pursuant and subject to the terms of Section 8.2(iii), and (v) all amounts payable pursuant and subject to the terms of the indemnification and reimbursement obligations set forth in Section 6.3, in each case, if and when due and payable (the “Obligations”). Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to or departure from the terms and conditions of this Agreement, in accordance with the terms of this Agreement. Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Parent, or (b) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Parent. Guarantor hereby expressly waives promptness, diligence, notice of the acceptance of this guarantee, presentment, demand for payment, notice of non-performance, default, dishonor and protest, suretyship defenses, and all other notices of any kind. Other than as expressly set forth in this Section 9.13, the Company hereby agrees that Guarantor shall have all defenses (the “Guarantor Defenses”) to its obligations under this Section 9.13 that would be available to Parent in respect of this Agreement, whether pursuant to the terms of this Agreement or pursuant to any applicable Legal Requirement in connection therewith, including but not limited to all rights, setoffs, counterclaims, recoupments and other defenses (other than defenses arising from the bankruptcy, insolvency, dissolution or similar proceeding or lack of power or authority of Parent or defenses expressly waived hereby) and Guarantor shall be entitled to assert any such Guarantor Defense to the same extent that any such Guarantor Defense could be asserted by any of Parent in any action brought by any of the Company to enforce the Obligations. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the terms set forth in Section 9.13 are knowingly agreed in contemplation of such benefits. The Company may, at any time, take any and all actions available hereunder or under applicable law to enforce Guarantor’s obligations hereunder, regardless of whether action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions. In the event that any payment hereunder is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder as if such payment had not been made. Guarantor may not assign or delegate its rights, interests or obligations hereunder to any other person (by operation of law or otherwise) without the prior written consent of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

WORLDWIDE SPORTS GROUP HOLDINGS LLC

By:	/s/ Theodore Shin
Name: Theodore Shin
Title: Chief Executive Officer

WSG MERGER LLC

By:	/s/ Theodore Shin
Name: Theodore Shin
Title: Chief Executive Officer

Solely for purposes of Section 9.13,

WORLDWIDE GOLF GROUP LLC

By:	/s/ Theodore Shin
Name: Theodore Shin
Title: Chief Executive Officer

BIG 5 SPORTING GOODS CORPORATION

By:	/s/ Steven G. Miller
Name: Steven G. Miller
Title: Chairman, President and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” is defined in Section 5.4(a) of this Agreement.

Acceptable Debt Financing Terms. “Acceptable Debt Financing Terms” is defined in Section 6.3(a) of this Agreement.

Acquisition Proposal. “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent and its Affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition of assets of the Company or any of its Subsidiaries equal to more than 20% of the Company’s fair market value (as determined by the Board of Directors in good faith) of the consolidated assets of the Company and each of its Subsidiaries or to which more than 20% of the revenues or earnings of the Company and each of its Subsidiaries on a consolidated basis are attributable, (b) issuance or acquisition of more than 20% of the outstanding Company Common Stock, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company Common Stock or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company Common Stock or 20% or more of the aggregate voting power or equity interests of the Company, the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, in each case other than the Transactions.

Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

Agreement. “Agreement” is defined in the preamble to this Agreement.

Alternative Acquisition Agreement. “Alternative Acquisition Agreement” is defined in Section 5.4(b) of this Agreement.

Alternative Debt Financing. “Alternative Debt Financing” is defined in Section 6.3(c) of this Agreement.

Anti-Corruption Laws. “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2012, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.

ATF. “ATF” is defined in Section 3.14(b).

Board of Directors. “Board of Directors” shall mean the board of directors of the Company.

Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated Shares represented by book entry.

Business Day. “Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

Capitalization Date. “Capitalization Date” is defined in Section 3.3(a) of this Agreement.

Certificates. “Certificates” is defined in Section 1.4(a) of this Agreement.

Change of Control Payment. “Change of Control Payment” is defined in Section 3.9(a)(x) of this Agreement.

Closing. “Closing” is defined in Section 1.1 of this Agreement.

Closing Date. “Closing Date” is defined in Section 1.1 of this Agreement.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Collective Bargaining Agreement. “Collective Bargaining Agreement” shall mean any written agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries, on the one hand, and any labor organization or other authorized employee representative representing Company employees, on the other hand.

Commitment Letters. “Commitment Letters” is defined in Section 4.7(a) of this Agreement.

Company. “Company” is defined in the preamble to this Agreement.

Company 401(k) Plan. “Company 401(k) Plan” is defined in Section 6.2(c) of this Agreement.

Company Adverse Recommendation Change. “Company Adverse Recommendation Change” is defined in Section 6.1(a) of this Agreement.

Company Acquisition Agreement. “Company Acquisition Agreement” is defined in Section 6.1(a) of this Agreement.

Company Board Recommendation. “Company Board Recommendation” is defined in Section 3.21 of this Agreement.

Company Common Stock. “Company Common Stock” is defined in Section 3.3(a) of this Agreement.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

Company Equity Award Consideration. “Company Equity Award Consideration” shall mean the Company Option Consideration, Company RSU Award Consideration and Company Restricted Share Consideration.

Company Equity Awards. “Company Equity Awards” shall mean the Company Options, Company RSU Awards and Company Restricted Shares.

Company Equity Plans. “Company Equity Plans” shall mean the Big 5 Sporting Goods Corporation 2007 Equity and Performance Incentive Plan and the Big 5 Sporting Goods Corporation 2019 Equity Incentive Plan.

Company IP. “Company IP” shall mean, collectively, (a) all Company Owned IP and (b) all Company Licensed IP.

Company IT Systems. “Company IT Systems” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, databases, data communications lines, network and telecommunications equipment and all other information technology equipment, infrastructure, systems and networks, and all associated documentation owned or used by, or licensed or leased to, the Company or any of its Subsidiaries (excluding any public networks).

Company Licensed IP. “Company Licensed IP” means all third-party Intellectual Property Rights licensed to the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries have been granted any other similar right or immunity (including any non-assert or covenant not to sue).

Company Option Consideration. “Company Option Consideration” is defined in Section 1.6(a).

Company Options. “Company Options” shall mean all compensatory options to purchase Shares issued pursuant to a Company Equity Plan or other written agreement.

Company Owned IP. “Company Owned IP” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.

Company Preferred Stock. “Company Preferred Stock” is defined in Section 3.3(a) of this Agreement.

Company Related Parties. “Company Related Parties” is defined in Section 8.3(c) of this Agreement.

Company Restricted Share. “Company Restricted Share” shall mean each share of Company Common Stock issued under any Company Equity Plan or otherwise that is unvested and subject to vesting or transfer restrictions.

Company Restricted Share Consideration. “Company Restricted Share Consideration” is defined in Section 1.6(c).

Company RSU Award. “Company RSU Award” shall mean each award of restricted stock units issued under any Company Equity Plan or otherwise granted with respect to Shares, including restricted stock units subject to performance vesting conditions.

Company RSU Award Consideration. “Company RSU Award Consideration” is defined in Section 1.6(b).

Company SEC Documents. “Company SEC Documents” is defined in Section 3.4(a) of this Agreement.

Company Stockholder Approval. “Company Stockholder Approval” is defined in Section 3.21 of this Agreement.

Condition Satisfaction Date. “Condition Satisfaction Date” shall mean the date on which the conditions set forth in Section 7, other than those conditions which, by their terms or nature, are to be satisfied at the Closing, are satisfied or, to the extent permitted by applicable Legal Requirements, so waived in writing.

Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 5.1 of this Agreement.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.

Continuing Employee. “Continuing Employee” shall mean each employee of the Company or any of its Subsidiaries who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and who continues to be actively employed by the Surviving Corporation (or any Affiliate thereof) on or following the Effective Time.

Contract. “Contract” shall mean any binding agreement, contract, subcontract, lease, sublease, understanding, instrument, bond, debenture, note, option, warrant, license, sublicense, obligation, arrangement, commitment or undertaking of any nature.

Copyrights. “Copyrights” is defined in the definition of Intellectual Property Rights.

Current D&O Insurance. “Current D&O Insurance” is defined in Section 6.4(b) of this Agreement.

Customarily Redacted. “Customarily Redacted” is defined in Section 4.7(a) of this Agreement.

Data Privacy Laws. “Data Privacy Laws” shall mean all applicable privacy, security, and data protection Legal Requirements of any applicable jurisdiction (including, by way of example only, the Health Insurance Portability and Accountability Act, the European Union’s General Data Protection Regulation and the California Consumer Privacy Act).

Debt Fee Letters. “Debt Fee Letters” is defined in Section 4.7(a) of this Agreement.

Debt Financing. “Debt Financing” is defined in Section 4.7(a) of this Agreement.

Debt Financing Failure. “Debt Financing Failure” means that the proceeds of all or part of the Debt Financing are not available to Parent pursuant to the terms of the Commitment Letters on the date on which Closing was required to have occurred pursuant to Section 1.1 (other than as a result of (i) a breach of any Commitment Letter by Parent or any of its Affiliates or (ii) a breach of this Agreement by Parent or Merger Sub).

Debt Financing Sources. “Debt Financing Sources” shall mean, collectively, the financial institutions and other parties to the Commitment Letters and any other Persons that provides, or has entered into, or in the future enters into, any binding agreement with Parent or its Affiliates in connection with, or that is otherwise acting as a lender, arranger, bookrunner, manager, agent, or any other entity acting in a similar representative capacity in respect of all or any part of the Debt Financing in connection with the Transactions and any other financial institutions, lenders or investors with respect to the Debt Financing, together with their respective Affiliates, and such Person’s or any of its Affiliates’ respective direct or indirect, former, current or future managers, officers, directors, employees, general or limited partners, trustees, equityholders, controlling persons, agents, advisors and representatives of the foregoing, and their respective successors and assigns.

Definitive Debt Financing Agreements. “Definitive Debt Financing Agreements” is defined in Section 6.3(c) of this Agreement.

Delaware Courts. “Delaware Courts” is defined in Section 9.5(a) of this Agreement.

Determination Notice. “Determination Notice” is defined in Section 6.1(b)(i) of this Agreement.

DGCL. “DGCL” shall mean the Delaware General Corporation Law.

Dissenting Shares. “Dissenting Shares” is defined in Section 1.5 of this Agreement.

DTC. “DTC” is defined in Section 1.4(b) of this Agreement.

Effective Time. “Effective Time” is defined in Section 1.2(b) of this Agreement.

Employee Plan. “Employee Plan” shall mean any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, other equity-based plan, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance benefits (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement, and (c) employment, consulting, severance, change in control, retention, transaction or similar agreement, and each other employee benefit plan, or arrangement, in each case, whether or not in writing and that is (i) sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the current or future benefit of any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries, (ii) with respect to which the Company or any of its Subsidiaries has any direct or indirect liability, or (iii) to which the Company or any of its Affiliates is a party.

Encumbrance. “Encumbrance” shall mean any lien (statutory or consensual), pledge, hypothecation, mortgage, deed of trust, security interest, Uniform Commercial Code financing statement, encumbrance, encroachment, claim, charge, lease, sublease, license, assignment, sale, transfer, disposition, assessment, covenant, privilege, servitude, easement, restriction, variance, imperfection or defect in title, option, right of first refusal or first offer, preemptive right or other restriction of any nature (including restrictions on transferability, use or voting) or any other agreement, matter or arrangement (whether voluntary or involuntary, choate or inchoate or pursuant to any Legal Requirement) that has the same or a similar effect to the granting of security, securing payment or performance of an obligation or any similar right of any kind (including any conditional sale or other title retention agreement).

End Date. “End Date” is defined in Section 8.1(b) of this Agreement.

Enforceability Exceptions. “Enforceability Exceptions” is defined in Section 3.7(c) of this Agreement.

Enforcement Expenses. “Enforcement Expenses” is defined in Section 8.3(f) of the Agreement.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution, contamination, protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and protection of human health (solely with respect to exposure to Hazardous Materials), including any Legal Requirements or regulation relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974.

ERISA Affiliate. “ERISA Affiliate” is defined in Section 3.17(f).

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934.

Exchange Agent. “Exchange Agent” is defined in Section 1.4(a) of this Agreement.

Existing Indebtedness. “Existing Indebtedness” shall mean that certain First Amended and Restated Loan, Guaranty and Security Agreement, dated as of December 18, 2024 among Big 5 Sporting Goods Corporation, Big 5 Corp. and Big 5 Services Corp., certain subsidiaries joined thereto from time to time as guarantors, the financial institutions party to thereto from time to time as lenders, and Bank of America, N.A., as agent.

Ex-Im Laws. “Ex-Im Laws” shall mean all U.S. and non-U.S. Legal Requirements relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations and the customs and import Legal Requirements administered by U.S. Customs and Border Protection.

Export Control Laws. “Export Control Laws” shall mean all applicable U.S. Legal Requirements relating to (a) economic and trade sanctions and embargoes imposed by OFAC or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the International Traffic in Arms Regulations, 22 C.F.R. parts 120-130, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986.

Financing Amount. “Financing Amount” is defined in Section 4.7(e) of this Agreement.

Fraud. “Fraud” is defined in Section 8.2 of this Agreement.

GAAP. “GAAP” is defined in Section 3.4(b) of this Agreement.

Government Official. “Government Official” refers to (i) any public or elected official, officer, employee (regardless of rank), or person acting on behalf of a national, provincial, or local government, department, agency, instrumentality, state-owned or state-controlled company, public international organization, political party or entity that is financed in large measure through public appropriations, is widely perceived to be performing government functions, or has its key officers and directors appointed by a government and (ii) any party official or candidate for political office or any person acting on behalf of such party official or candidate for political office.

Governmental Authorization. “Governmental Authorization” shall mean any: permit, license, certificate, waivers, franchise, permission, clearance, consent, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

Governmental Body. “Governmental Body” shall mean any: (a) transnational, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental, regulatory or administrative authority of any nature including any governmental division, department, agency, commission, board, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court, arbitrator or other tribunal (public or private), any political, legislative or executive subdivision thereof and any staff member of the foregoing.

Guarantor. “Guarantor” is defined in the preamble to this Agreement.

Guarantor Defense. “Guarantor Defense” is defined in Section 9.13 to this Agreement.

Hazardous Materials. “Hazardous Materials” shall mean: any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law or (ii) can form the basis of any liability under any Environmental Law including any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, and fungi, including related precursors and breakdown products.

Improvements. “Improvements” is defined in Section 3.7(e) of this Agreement.

In the Money Company Option. “In the Money Company Option” shall mean each Company Option that is not an Out of the Money Company Option.

Indebtedness. “Indebtedness” shall mean, with respect to any Person, the aggregate amount of all liabilities of such Person and its Subsidiaries, without duplication (including any applicable interest and premiums, penalties, fees, expenses, breakage costs, payments resulting from a change of control, or repayment costs (including with respect to any prepayment or termination thereof (regardless if any of such are actually paid or terminated) or any increased amount owed thereunder in connection with the Transactions)) (i) for borrowed money (including the issuance of any debt security), (ii) relating to leases classified as capital or financial leases in the Financial Statements in accordance with GAAP, (iii) evidenced by notes, bonds, debentures or similar Contracts (other than accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business), (iv) in respect of letters of credit and bankers’ acceptances (to the extent drawn down), (v) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or its Subsidiaries (even though the rights under the agreement in the event of default are limited to repossession or sale of such property), (vi) for deferred and unpaid purchase price of assets, property, securities or services, including all earn-out payments, seller notes, and other similar payments (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation, (vii) relating to interest rate swap, forward contract, currency or other hedging arrangements, to the extent payable if terminated, or (viii) in the nature of any guaranty of any such obligations described in clauses (i) through (vii) of any Person.

Indemnified Persons. “Indemnified Persons” is defined in Section 6.4(a) of this Agreement.

Intellectual Property Rights. “Intellectual Property Rights” shall mean any and all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (i) patents and patent applications, including all provisionals, nonprovisionals, continuations, continuations-in-part, divisionals, reissues, extensions, re- examinations, substitutions, and extensions thereof and the equivalents of any of the foregoing in any jurisdiction (“Patents”), (ii) trademarks, service marks, trade names, logos, slogans, trade dress, design rights, domain names and other similar designations of source or origin, whether or not registered and applications and registrations for, and all goodwill associated with, the foregoing (“Trademarks”), (iii) copyrights and applications and registrations for the foregoing (“Copyrights”), (iv) confidential and proprietary know-how, inventions, processes, formulae, models, methodologies, specifications, and (v) rights in software, database rights and industrial property rights.

Intervening Event. “Intervening Event” shall mean any event, occurrence, circumstance, change or effect that materially affects the business, assets or operations of the Company and each of its Subsidiaries (taken as a whole) (other than any event, occurrence, circumstance, change or effect primarily resulting from a breach of this Agreement by the Company) occurring or arising after the date of this Agreement that was neither known to the Board of Directors nor reasonably foreseeable as of or prior to the date of this Agreement, which event, occurrence, circumstance, change or effect becomes known to the Board of Directors prior to the Company Stockholder Meeting, other than (a) changes in the Company Common Stock trading volume or price, in and of itself, or any other securities of the Company and each of its Subsidiaries, including lack of compliance with the requirement for continued listing on The Nasdaq Global Market (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account to the extent not otherwise excluded), (b) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (c) the fact that, in and of itself, the Company meets or exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account to the extent not otherwise excluded), or (d) consisting of or resulting from a breach of this Agreement by the Company.

Inventory. “Inventory” means, as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; all raw materials; and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the Company’s business, including without limitation in-transit inventory (for the purposes of determining the Inventory Threshold Requirement) and all capitalized costs associated with such goods in accordance with GAAP (but excluding equipment).

Inventory Threshold Requirement. “Inventory Threshold Requirement” shall mean an amount determined in accordance with the following table:

Effective Time	Inventory Threshold Requirement (in millions)
On or before September 30, 2025	$230.0
After September 30, 2025 and on or before October 31, 2025	$230.2 - $235.0[1]
After October 31, 2025 and on or before November 30, 2025	$235.3 - $245.0[2]
After November 30, 2025 and on or before the End Date	$245.0

[1]	Inventory Threshold Requirement will increase daily throughout the month of October, increasing by $0.16 million each day
[2]	Inventory Threshold Requirement will increase daily throughout the month of November, increasing by $0.33 million each day

IRS. “IRS” shall mean the U.S. Internal Revenue Service.

knowledge. “knowledge” with respect to an Entity shall mean, with respect to any matter in question, the actual knowledge of any of such Entity’s executive officers (except where such Entity is the Company, in which case “knowledge” shall mean the actual knowledge of only the executive officers set forth on Section A of the Company Disclosure Schedule) after reasonable inquiry by such executive officer, including of their direct reports.

Leases. “Leases” is defined in Section 3.7(b) of this Agreement.

Leased Real Property. “Leased Real Property” is defined in Section 3.7(b) of this Agreement.

Legal Proceeding. “Legal Proceeding” shall mean any judicial, administrative or arbitral action, suit, claim, charge, audit, complaint, claim, charge, examination, litigation, arbitration, proceeding (public or private, including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, review, inquiry or investigation commenced, brought, conducted or heard by or before any Governmental Body.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, common law, code, edict, decree, order, rule, regulation, ruling, guidance or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange), including Export Control Laws, the Foreign Corrupt Practices Act and other Anti-Corruption Laws, in each case to the extent applicable to the products and performance obligations under this Agreement.

Major Supplier. “Major Supplier” is defined in Section 3.10.

Material Adverse Effect. “Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the Transactions on or before the End Date (as extended pursuant to this Agreement) or (b) the business, assets, condition (financial or otherwise) or results of operations of the Company and each of its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) any event, occurrence, circumstance, change or effect resulting from compliance with this Agreement or the announcement, pendency or performance of the Transactions (other than for purposes of any representation or warranty contained in Section 3.22), including (A) the identity of Parent, Merger Sub or their Affiliates, (B) the termination of (or failure to renew or enter into) any Contracts with customers, suppliers, distributors or other business partners and (C) any departure of any officers, directors, employees or independent contractors of the Company or its Subsidiaries; (iii) any event, occurrence, circumstance, change or effect generally affecting the industries in which the Company and each of its Subsidiaries operate or in the economy generally or other general business, financial or market conditions; (iv) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to general changes in the financial, credit, banking, securities or capital markets in any country or region in the world in which the Company and each of its Subsidiaries operate (including any disruption thereof and any decline in the price of any market index) and including general changes or developments in or relating to currency exchange or interest rates; (v) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any political or social conditions (or changes in such conditions) in any country or region in the world in which the Company and each of its Subsidiaries operate, act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising from any action taken by the Company at the written direction or written request of Parent or Merger Sub or any action required to be taken by the Company pursuant to this Agreement; (viii) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change or proposed change in, or any compliance with or action taken for the purpose of complying with any change or proposed change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP); or (ix) any Legal Proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of the Merger or in connection with the other Transactions; provided that any event, occurrence, circumstance, change or effect referred to in the foregoing clauses (iii), (iv), (v) and (viii) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such event, occurrence, circumstance, change or effect disproportionately affects the Company and each of its Subsidiaries relative to other participants in the industries in which the Company and each of its Subsidiaries operate (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there is a Material Adverse Effect).

Material Contract. “Material Contract” is defined in Section 3.9(a) of this Agreement.

Material Leases. “Material Leases” is defined in Section 6.11 of the Company Disclosure Schedule.

Maximum Amount. “Maximum Amount” is defined in Section 6.4(b) of this Agreement.

Merger. “Merger” is defined in the Recitals to this Agreement.

Merger Consideration. “Merger Consideration” is defined in Section 1.3(a)(iii) of this Agreement.

Merger Sub. “Merger Sub” is defined in the preamble to this Agreement.

Nasdaq. “Nasdaq” shall mean The Nasdaq Global Market.

New Plan. “New Plan” is defined in Section 6.2(b) of this Agreement.

NLRB. “NLRB” is defined in Section 3.17(a) of this Agreement.

Obligations. “Obligations” is defined in Section 9.13 to this Agreement.

OFAC. “OFAC” shall mean the Office of Foreign Assets Control within the U.S. Department of the Treasury.

Out of the Money Company Option. “Out of the Money Company Option” is defined in Section 1.6(a).

Owned Real Property. “Owned Real Property” is defined in Section 3.7(a).

Parent. “Parent” is defined in the preamble to this Agreement.

Parent 401(k) Plan. “Parent 401(k) Plan” is defined in Section 6.2(c) of this Agreement.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions on or before the End Date (as extended in accordance with this Agreement).

Parent Termination Fee. “Parent Termination Fee” is defined in Section 8.3(d) of this Agreement.

Parent Related Party. “Parent Related Party” is defined in Section 8.3(e) of this Agreement.

Parties. “Parties” is defined in the preamble to this Agreement.

Patents. “Patents” is defined in the definition of Intellectual Property Rights.

Payment Fund. “Payment Fund” is defined in Section 1.4(a) of this Agreement.

Payoff Amount. “Payoff Amount” is defined in Section 6.3(j) of this Agreement.

Payoff Letters. “Payoff Letters” is defined in Section 6.3(j) of this Agreement.

Permit. “Permit” shall mean any permit, license, authority, registration, concession, grant, franchise, certificate, accreditation, clearance, consent, approval, identification numbers exemption, waiver, filing or other authorization issued or required by any Governmental Body under any applicable Legal Requirement.

Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes that are not due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which a reserve has been established in accordance with GAAP, (b) Encumbrances of carriers, warehousemen, mechanics, materialmen, workmen, laborers, and repairmen or other like Encumbrances, in each case, disclosed to Parent and imposed or permitted by Legal Requirements in the ordinary course of business for amounts that are not due and payable and which are not, individually or in the aggregate, significant, (c) Encumbrances arising under or created by any Lease (other than capital leases and leases underlying sale and leaseback transactions) affecting the underlying fee interest of the applicable Leased Real Property in favor of the landlord thereunder in accordance with the terms of such Lease that are not caused by a default by the Company or any of its Subsidiaries and do not, individually or in the aggregate, materially impair the business operations of the Company and/or its Subsidiaries, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the express terms of such Contract, (e) licenses of or other grants of rights to use or obligations with respect to Intellectual Property Rights in the ordinary course of business, (f) in the case of Real Property, zoning, entitlement, building and other land use Legal Requirements imposed by Governmental Bodies having jurisdiction over such Real Property which are not violated by the current use or occupancy of the applicable Real Property and which do not, individually or in the aggregate, materially impair the value, occupancy or use of the Real Property subject thereto, (g) Encumbrances relating to intercompany borrowings among a Person and its wholly owned subsidiaries, (h) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (i) Encumbrances imposed or promulgated by applicable Legal Requirements or any Governmental Body with respect to real property, including zoning, building, land use or similar restrictions but only to the extent that Company and its Subsidiaries and their assets are materially in compliance with the same, and (j) any Encumbrances arising under the Existing Indebtedness and the other loan documents related thereto to be released pursuant to the terms of the Payoff Letter.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Information. “Personal Information” shall mean any information or data that constitutes “personal data,” “personal information,” or any comparable term otherwise regulated with respect to the Processing thereof, under any Data Privacy Laws.

Pre-Closing Period. “Pre-Closing Period” is defined in Section 5.1 of this Agreement.

Privacy Requirements. “Privacy Requirements” shall mean all (i) Data Privacy Laws, (ii) internal and external privacy policies, programs and procedures, (iii) contractual obligations and (iv) applicable industry or nongovernmental regulatory body rules, regulations and standards, in each case of the foregoing (i)-(iv), to the extent relating to (x) data privacy, cybersecurity or the privacy of individuals or (y) the Processing of any Personal Information or other sensitive, regulated or confidential data by or on behalf of any Person.

Process. “Process” shall mean, as to any data or information, to collect, use, disclose, transfer, transmit, disseminate, store, retain, manage, control, host, dispose of, process, analyze, or otherwise handle. “Processing” shall have a correlative meaning.

Processing Entities. “Processing Entities” is defined in Section 3.8(h) of this Agreement.

Proxy Statement. “Proxy Statement” means the proxy statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto.

Real Property. “Real Property” shall mean, individually and collectively, the Owned Real Property and the Leased Real Property.

Registered IP. “Registered IP” shall mean all Patents, Trademarks and Copyrights that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing.

Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

Restricted Terms. “Restricted Terms” is defined in Section 6.3(b) of this Agreement.

Sanctioned Country. “Sanctioned Country” shall mean any country or region that is (or the government of which is) or has been since April 24, 2019, the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic” regions of Ukraine).

Sanctioned Person. “Sanctioned Person” shall mean any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons, the UK Sanctions List, and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country.

Sanctions Laws. “Sanctions Laws” shall mean all U.S. and non-U.S. Legal Requirements relating to economic or financial sanctions, restrictions, requirements, or trade embargoes, or restrictive measures enacted, imposed, administered, or enforced including the Legal Requirements administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union and any member state thereof, His Majesty’s Treasury of the UK, or other relevant sanctions authority.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” is defined in Section 3.4(a) of this Agreement.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933.

Shares. “Shares” is defined in Section 1.3(a)(i) to this Agreement.

Specified Agreement. “Specified Agreement” is defined in Section 8.1(e) of this Agreement.

Stockholder Meeting. “Stockholder Meeting” is defined in Section 5.3(a) of this Agreement.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Offer. “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 6.1(b)(i)); provided that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

Surviving Corporation. “Surviving Corporation” is defined in the Recitals to this Agreement.

Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.

Tax. “Tax” shall mean any federal, state, local, or foreign or other tax (including any net income tax, gross income tax, franchise tax, capital gains tax, gross receipts tax, gross profits tax, branch profits tax, value-added tax, surtax, estimated tax, escheat or unclaimed property tax, employment tax, unemployment tax, national health insurance tax, excise tax, estimated tax, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, service tax, property tax, business tax, withholding tax or payroll tax), impost, tariff, duty, levy, assessment, or other charge (in each case, in the nature of taxes), whether disputed or not together with any interest, penalties, or additions to tax with respect thereto.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments or supplements thereto or amendments thereof.

Termination Fee. “Termination Fee” is defined in Section 8.3(b) of this Agreement.

Trade Control Laws. “Trade Control Laws” is defined in Section 3.15(a) of this Agreement.

Trademarks. “Trademarks” is defined in the definition of Intellectual Property Rights.

Transactions. “Transactions” shall mean (a) the execution and delivery of this Agreement and (b) all of the transactions contemplated by this Agreement, including the Merger.

Treasury Regulations. “Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.

WARN Act. “WARN Act” is defined in Section 3.17(p) of this Agreement.

ANNEX I

FORM OF

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

Form of

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BIG 5 SPORTING GOODS CORPORATION

[●], 2025

FIRST: The name of the Corporation is Big 5 Sporting Goods Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 252 Little Falls Drive, Wilmington, Delaware 19808. The Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, each having a par value of one cent ($0.01) per share.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the board of directors (the “Board”).

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation (the “Bylaws”).

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without any further action by the Corporation. Any amendment, repeal or modification of this Article FIFTH by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director or officer at the time of such amendment, repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted, amended or repealed.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ANNEX II

FORM OF

BYLAWS OF THE SURVIVING CORPORATION

Form of

THIRD AMENDED AND RESTATED

BYLAWS

OF

BIG 5 SPORTING GOODS CORPORATION

a Delaware corporation

Effective [●], 2025

THIRD AMENDED AND RESTATED

BYLAWS

OF

BIG 5 SPORTING GOODS CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The address of the registered office of the Corporation in the State of Delaware is 252 Little Falls Drive, Wilmington, Delaware 19808. The Corporation’s registered agent at such address is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The annual meeting of the Corporation’s stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of the Corporation’s stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman of the Board of Directors, if there be one, or (b) the President, (c) any Vice President, if there be one, (d) the Secretary or (e) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting, in the form of a writing or electronic transmission, shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.

Section 5. Adjournments and Postponements. Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are announced at the meeting at which the adjournment is taken or, with respect to a postponed meeting, are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 4 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 11 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

Section 6. Quorum. Unless otherwise required by the DGCL, other applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.

Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Third Amended and Restated Bylaws (these “Bylaws”), or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the chairman of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document (as defined in the DGCL) authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished in the manner permitted by the DGCL (including by electronic signature (as defined in the DGCL)) by the stockholder or such stockholder’s authorized officer, director, employee or agent.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(iii) The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228(d) of the DGCL. A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 9 of this Article II within sixty (60) days of the first (1st) date on which a consent is so delivered to the Corporation. Any person signing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. If the person is not a stockholder of record when the consent is signed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9 of this Article II.

Section 10. List of Stockholders Entitled to Vote. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 11 of Article II.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 10 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if there shall be one, or in his or her absence, or if there shall not be a Chairman of the Board of Directors or in his or her absence, the President. The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the Chairman of the Board of Directors or the President is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.

Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) members, each of whom shall be a natural person, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation or by these Bylaws.

Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of Article III shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 10 of this Article III, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and/or President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first (1st) meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5. President. The President shall, subject to the oversight and control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, if the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (1) (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the

Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one (1), or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Stock Certificates and Uncertificated Shares. The shares of the Corporation may be represented by certificates or may be uncertificated. Each stockholder shall be entitled to have, in such form as shall be approved by the Board of Directors, a certificate or certificates signed by the Chairman of the Board of

Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of shares of capital stock of the Corporation owned by such stockholder. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had been such at the date of its issue. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 3. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 6. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given if: (i) mailed, when the notice is deposited in the United States mail, postage prepaid, (ii) delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (iii) given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first (1st) sentence of this Section 1 of this Article V without obtaining the consent required by the second sentence of this Section 1 of this Article V. Notice given by electronic transmission, as described above, shall be deemed given if: (a) by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (c) by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

Section 2. Waivers of Notice. Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

(a) the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL; and

(b) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law, and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1. Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1 of Article IX. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 1 of Article IX with respect to any current or future actions or claims.

ARTICLE X

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office. Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Section 2. Entire Board of Directors. As used in this Article X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of: [●], 2025

Annex B

June 29, 2025

Board of Directors

Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, California 90245

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Big 5 Sporting Goods Corporation (the “Company”) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among Worldwide Sports Group Holdings LLC (“Parent”), WSG Merger LLC, a wholly owned subsidiary of Parent (“Merger Sub”), the Company and, solely for the purposes of Section 9.13 thereof, Worldwide Golf Group LLC. As more fully described in the Agreement, Merger Sub will be merged with and into the Company (the “Transaction”) and each issued and outstanding share of Company Common Stock, other than (x) shares held by the Company (or held in the Company’s treasury), Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or the Company, (y) shares as to which the holder has properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware and (z) shares issued under any Company Equity Plan (as defined in the Agreement) or otherwise that is unvested and subject to vesting or transfer restrictions (collectively, the “Excluded Shares”), will be converted into the right to receive $1.45 in cash (the “Consideration”), without interest.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iii) of this paragraph, as well as the business and prospects of the Company generally; (v) reviewed the reported prices and trading activity for the Company Common Stock; (vi) discussed with the Board of Directors and members of senior management of the Company inquiries and other communications regarding potential transactions that the Company received from third parties; (vii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (viii) reviewed an execution version of the Agreement furnished to us on June 29, 2025; (ix) participated in certain discussions and negotiations among representatives of the Company and Parent and their advisors; and (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). We have also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to

399 Park Avenue | 4th Floor | New York, NY 10022

Moelis & Company LLC doing business as Moelis

above, we have been advised by the Company, and we have assumed, that they are the best available financial forecasts of the Company’s management, were reasonably prepared and reflect reasonable estimates and judgments of the Company’s management regarding the future financial performance of the Company. We have been advised by the Company and, at your direction, we have assumed that such financial forecasts are a reasonable basis upon which to evaluate the Transaction, and accordingly, at your direction, we have relied on such financial forecasts for purposes of our financial analyses and opinion. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Shares). We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. In rendering this opinion, we have assumed that the final executed form of the Agreement will not differ in any material respect from the execution version that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct in all respects that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement in all respects that could be material to our analysis. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis. At your direction, we had discussions with selected prospective counterparties regarding a potential acquisition of the Company.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments occurring or coming to our attention after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We previously received retainer fees from the Company in connection with our engagement and have become entitled to receive a fee upon having substantially completed our work in connection with the delivery of this opinion, regardless of the conclusions reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Parent and their respective affiliates. In the two years prior to the date hereof, except for providing investment banking services to the Company in connection with the Transaction, we have not provided investment banking or other services to the Company or Parent. In the future, we may provide investment banking and other services to the Company, Parent and their respective affiliates, for which we would expect to receive compensation.

This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Shares). In addition, we do not express any opinion as to the fairness of the amount or nature of

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any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock (other than the Excluded Shares) in the Transaction is fair from a financial point of view to such holders.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

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BIG 5 SPORTING GOODS CORPORATION ATTN: SECRETARY 2525 EL SEGUNDO BLVD. EL SEGUNDO, CA 90245 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/[TBD] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77368-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIG 5 SPORTING GOODS CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. To approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of June 29, 2025, by and among Big 5 Sporting Goods Corporation, Worldwide Sports Group Holdings LLC (“parent”), WSG Merger LLC (“merger sub”), and, to guarantee certain limited obligations of parent and merger sub, Worldwide Golf Group LLC, and the merger of merger sub with and into Big 5 Sporting Goods Corporation (the “merger”); 2. To approve, on an advisory (non-binding) basis, the compensation that may become payable to Big 5 Sporting Goods Corporation’s named executive officers in connection with the merger; and 3. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement and the merger. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V77369-TBD BIG 5 SPORTING GOODS CORPORATION Special Meeting of Stockholders [TBD] 2025 [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Steven G. Miller, Barry D. Emerson and Ian R. Landgreen, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Big 5 Sporting Goods Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] on [TBD] at [TBD], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side